                                                       File No. 811-09435

                                                      File No. 333-82447

                   SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C.  20549

                                Form N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               Pre-Effective Amendment No.  _____
               Post-Effective Amendment No. _____

                                 and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT
OF 1940                                                     X

               Amendment No. 2

WADDELL & REED ADVISORS SMALL CAP FUND, INC.
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                  (Exact Name as Specified in Charter)

6300 Lamar Avenue, Shawnee Mission, Kansas               66202-4200
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        (Address of Principal Executive Office)       (Zip Code)

Registrant's Telephone Number, including Area Code  (913) 236-2000

Kristen A. Richards, P. O. Box 29217, Shawnee Mission, Kansas  66201-9217
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                 (Name and Address of Agent for Service)

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               DECLARATION REQUIRED BY RULE 24f-2 (a) (1)

    The issuer has registered an indefinite amount of its securities under the Securities Act of 1933 pursuant to Rule 24f-2(a)(1). Notice for the
Registrant's fiscal year ended June 30, 2000 was filed on September 27,
2000.

The Investment Principles of the Funds

Investment Goals, Principal Strategies and Other Investments

Waddell & Reed Advisors Small Cap Fund

The goal of the Fund is growth of capital. The Fund seeks to achieve its goal by investing primarily in small cap common stocks of companies that are relatively new or unseasoned, companies in their early stages of development, or smaller companies positioned in new or emerging industries where there is an opportunity for rapid growth. The Fund considers a company's capitalization at the time the Fund acquires the company's common stock. Common stock of a company whose capitalization exceeds the range of the Lipper, Inc. Small Cap Category after purchase will not be sold solely because of its increased capitalization. There is no guarantee that the
Fund will achieve its goal.

The Fund will, under normal market conditions, invest at least 65% of its total assets in small cap stocks. In addition to common stocks, the Fund may also invest in securities convertible into common stocks, preferred stocks and debt securities that are mostly of investment grade. The Fund may also buy foreign securities, however, it may not invest more than 10%
of its total assets in foreign securities.

When WRIMCO believes that a temporary defensive position is desirable, the
Fund may invest up to all of its assets in debt securities (including commercial paper or short-term U.S. Government securities) or preferred stocks, or both. By taking a temporary defensive position, the Fund may not achieve its investment objective.

All Funds

Each Fund may also invest in and use other types of instruments in seeking to achieve its goal(s). For example, each Fund is permitted to invest in options, futures contracts, asset-backed securities and other derivative instruments if it is permitted to invest in the type of asset by which the return on, or value of, the derivative is measured.

You will find more information about each Fund's permitted investments and strategies, as well as the restrictions that apply to them, in its
Statement of Additional Information ("SAI").

Risk Considerations of Principal Strategies
and Other Investments

Risks exist in any investment. Each Fund is subject to equity risk and other market risk, financial risk and, in some cases, prepayment risk.

* Market risk is the possibility of a change in the price of the security.
 The prices of common stocks and other equity securities generally fluctuate more than those of other investments. The Fund may lose a substantial part, or even all, of its investment in a company's stock.
 Growth stocks may experience greater price volatility than value stocks.
 To the extent a Fund invests in fixed income securities, the price of a fixed income security may be affected by changes in interest rates.
 Bonds with longer maturities are more interest-rate sensitive. For example, if interest rates increase, the value of a bond with a longer maturity is more likely to decrease. Because of market risk, the share price of the Fund will likely change as well.

* Financial risk is based on the financial situation of the issuer of the security. To the extent a Fund invests in debt securities, the Fund's financial risk depends on the credit quality of the underlying securities in which it invests. For an equity investment, a Fund's financial risk may depend, for example, on the earnings performance of the company issuing the stock.

* Prepayment risk is the possibility that, during periods of falling interest rates, a debt security with a high stated interest rate will be prepaid before its expected maturity date.

Certain types of each Fund's authorized investments and strategies (such as foreign securities, junk bonds and derivative instruments) involve special risks. Depending on how much a Fund invests or uses these strategies, these special risks may become significant. For example, foreign investments may subject a Fund to restrictions on receiving the investment proceeds from a foreign country, foreign taxes, and potential difficulties in enforcing contractual obligations, as well as fluctuations in foreign currency values and other developments that may adversely affect a foreign country. Junk bonds pose a greater risk of nonpayment of interest or principal than higher-rated bonds. Derivative instruments may expose a Fund to greater volatility than an investment in a more traditional stock, bond or other security.

Because each Fund owns different types of investments, its performance will be affected by a variety of factors. The value of a Fund's investments and the income it generates will vary from day to day, generally reflecting changes in interest rates, market conditions and other company and economic news. Performance will also depend on WRIMCO's skill in selecting investments.

Accumulative Fund, International Growth Fund and New Concepts Fund may
actively trade securities in seeking to achieve their goal. Doing so may increase transaction costs (which may reduce performance) and increase distributions paid by the Fund, which may increase your taxable income.

Your Account

Choosing a Share Class

Each Fund offers four classes of shares:  Class A, Class B, Class C and
Class Y. Each class has its own sales charge, if any, and expense structure. The decision as to which class of shares is best suited to your needs depends on a number of factors that you should discuss with your financial advisor. Some factors to consider are how much you plan to invest and how long you plan to hold your investment. If you are investing a substantial amount and plan to hold your shares for a long time, Class A shares may be the most appropriate for you. Class B and Class C shares are not available for investments of $2 million or more. If you are investing a lesser amount, you may want to consider Class B shares (if investing for at least seven years) or Class C shares (if investing for less than seven years). Class Y shares are designed for institutional investors and others investing through certain intermediaries, as described below.

Since your objectives may change over time, you may want to consider another class when you buy additional Fund shares. All of your future investments in a Fund will be made in the class you select when you open your account, unless you inform the Fund otherwise, in writing, when you make a future investment.

        General Comparison of Class A, Class B and Class C Shares

Class A             Class B              Class C

* Initial sales     * No initial sales   * No initial sales
 charge              charge               charge

* No deferred sales * Deferred sales     * A 1% deferred
 charge[1]           charge on shares     sales charge on
                     you sell within      shares you sell
                     six years after      within twelve
                     purchase             months after
                                          purchase

* Maximum           * Maximum            * Maximum
 distribution and    distribution and     distribution and
 service (12b-1)     service (12b-1)      service (12b-1)
 fees of 0.25%       fees of 1.00%        fees of 1.00%

* For an investment * Converts to Class  * Does not convert
 of $2 million or    A shares 8 years     to Class A
 more, only Class    after the month      shares, so annual
 A shares are        in which the         expenses do not
 available           shares were          decrease
                     purchased, thus
                     reducing future
                     annual expenses

                   * For an investment
                     of $300,000 or
                     more, your
                     financial advisor
                     typically will
                     recommend
                     purchase of Class
                     A shares due to a
                     reduced sales
                     charge and lower
                     annual expenses

[1]A 1% CDSC may apply to purchases of $2 million or more of Class A shares that are redeemed within twelve months of purchase.

Each Fund has adopted a Distribution and Service Plan ("Plan") pursuant to
Rule 12b-1 under the Investment Company Act of 1940, as amended, for each of its Class A, Class B and Class C shares. Under the Class A Plan, each
Fund may pay Waddell & Reed, Inc. a fee of up to 0.25%, on an annual basis, of the average daily net assets of the Class A shares. This fee is to reimburse Waddell & Reed, Inc. for the amounts it spends for distributing the Fund's Class A shares, providing service to Class A shareholders and/or maintaining Class A shareholder accounts. Under the Class B Plan and the
Class C Plan, each Fund may pay Waddell & Reed, Inc., on an annual basis, a service fee of up to 0.25% of the average daily net assets of the class to compensate Waddell & Reed, Inc. for providing service to shareholders of that class and/or maintaining shareholder accounts for that class and a distribution fee of up to 0.75% of the average daily net assets of the class to compensate Waddell & Reed, Inc. for distributing shares of that class. Because a class's fees are paid out of the assets of that class on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Class A shares are subject to an initial sales charge when you buy them, based on the amount of your investment, according to the table below. Class
A shares pay an annual 12b-1 fee of up to 0.25% of average Class A net assets. The ongoing expenses of this class are lower than those for Class B or Class C shares and higher than those for Class Y shares.

                          Sales
                Sales     Charge       Reallowance
                Charge      as         to Dealers
                  as     Approx.           as
               Percent   Percent        Percent
                  of        of            of
Size of         Offering   Amount       Offering
Purchase         Price    Invested       Price
--------        --------  -------       --------
Under
 $100,000       5.75%     6.10%        5.00%

$100,000
 to less
 than
 $200,000        4.75      4.99        4.00

$200,000
 to less
 than
 $300,000        3.50      3.63        2.80

$300,000
 to less
 than
 $500,000        2.50      2.56        2.00

$500,000
 to less
 than
 $1,000,000
                 1.50      1.52        1.20

$1,000,000
 to less
 than
 $2,000,000
                 1.00      1.01        0.75

$2,000,000
 and over      0.00[1]   0.00[1]       0.50

[1]No sales charge is payable at the time of purchase on investments of $2 million or more, although for such investments a Fund may impose a CDSC of 1% on redemptions made within twelve months of the purchase. The CDSC is assessed on an amount equal to the lesser of the then current market value or the cost of the shares being redeemed. Accordingly, no sales charge is imposed on increases in net asset value above the initial purchase price.

Waddell & Reed, Inc. or its affiliate(s) may pay additional
compensation from its own resources to securities dealers based upon the value of shares of a Fund owned by the dealer for its own account or for its customers. Waddell & Reed, Inc. or its affiliate(s) may also provide compensation from its own resources to securities dealers with respect to shares of the Funds purchased by customers of such dealers without payment of a sales charge.

Sales Charge Reductions and Waivers

Lower sales charges are available by:

* Combining additional purchases of Class A shares of any of the funds in the Waddell & Reed Advisors Funds and/or the W&R Funds except shares of
 Waddell & Reed Advisors Cash Management, Inc. (formerly known as United
 Cash Management) or Class A shares of W&R Funds Money Market Fund unless acquired by exchange for Class A shares on which a sales charge was paid
 (or as a dividend or distribution on such acquired shares), with the net asset value ("NAV") of Class A shares already held ("Rights of
 Accumulation");

* Grouping all purchases of Class A shares, except shares of Waddell &
 Reed Advisors Cash Management, Inc. or W&R Funds Money Market Fund, made during a thirteen-month period ("Letter of Intent"); and

* Grouping purchases by certain related persons.

Additional information and applicable forms are available from your financial advisor.

Waivers for Certain Investors

Class A shares may be purchased at NAV by:

* The Directors and officers of the Fund or of any affiliated entity of
 Waddell & Reed, Inc., employees of Waddell & Reed, Inc., employees of its affiliates, financial advisors of Waddell & Reed, Inc. and the spouse, children, parents, children's spouses and spouse's parents of each;

* Certain retirement plans and certain trusts for these persons; and

* Until March 31, 2001, clients of Legend Equities Corporation ("Legend")
 if the purchase is made with the proceeds of the redemption of shares of a mutual fund which is not within the Waddell & Reed Advisors or W&R
 Funds and the purchase is made within 60 days of such redemption.

You will find more information in the SAI about sales charge reductions and waivers.

Contingent Deferred Sales Charge. A CDSC may be assessed against your redemption amount of Class B or Class C shares or certain Class A shares and paid to Waddell & Reed, Inc. (the "Distributor"), as further described below. The purpose of the CDSC is to compensate the Distributor for the costs incurred by it in connection with the sale of the Fund's Class B or
Class C shares or with Class A investments of $2 million or more at NAV.
The CDSC will not be imposed on Class B or Class C shares representing payment of dividends or other distributions or on amounts which represent an increase in the value of a shareholder's account resulting from capital appreciation above the amount paid for Class B or Class C shares purchased during the CDSC period. For Class B, the date of redemption is measured in calendar months from the month of purchase. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month are totaled and deemed to have been made on the first day of the month. The CDSC is applied to the lesser of amount invested or redemption value.

To keep your CDSC as low as possible, each time you place a request to redeem shares, the Fund assumes that a redemption is made first of shares not subject to a deferred sales charge (including shares which represent appreciation on shares held, reinvested dividends and distributions), and then of shares that represent the lowest sales charge.

Unless instructed otherwise, a Fund, when requested to redeem a specific dollar amount, will redeem additional Class B or Class C shares equal in value to the CDSC. For example, should you request a $1,000 redemption and the applicable CDSC is $27, the Fund will redeem shares having an aggregate
NAV of $1,027, absent different instructions.

Class B shares are not subject to an initial sales charge when you buy them. However, you may pay a CDSC if you sell your Class B shares within six years of their purchase, based on the table below. Class B shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and a distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares. Class B shares and any dividends and distributions paid on such shares automatically convert to Class A shares eight years after the end of the month in which the shares were purchased.
Such conversion will be on the basis of the relative net asset values per share, without the imposition of any sales load, fee or other charge. The
Class A shares have lower ongoing expenses.

The Fund will redeem your Class B shares at their NAV next calculated after receipt of a written request for redemption in good order, subject to the
CDSC discussed below.

Contingent Deferred Sales       (As % of Amount Subject to
Charge on Shares Sold Within    Charge)
Year

             1                               5.0%

             2                               4.0%

             3                               3.0%

             4                               3.0%

             5                               2.0%

             6                               1.0%

             7+                              0.0%

In the table, a "year" is a 12-month period. In applying the CDSC, all purchases are considered to have been made on the first day of the month in which the purchase was made.

For example, if a shareholder opens an account on July 14, 2000, then redeems all Class B shares on July 12, 2001, the shareholder will pay a
CDSC of 4%, the rate applicable to redemptions made within the second year of purchase. All Class B purchases made prior to July 1, 2000 will be automatically accelerated to the revised method of calculating the CDSC.
Any purchase made in 1999 will be deemed to have been made on December 1,
1998. Any purchase made from January 1, 2000 to June 30, 2000 will be deemed to have been made on December 1, 1999.

Class C shares are not subject to an initial sales charge when you buy them, but if you sell your Class C shares within twelve months after purchase, you will pay a 1% CDSC. For purposes of the CDSC, purchases of
Class C shares within a month will be considered as being purchased on the first day of the month. Class C shares pay an annual 12b-1 service fee of up to 0.25% of average net assets and a distribution fee of up to 0.75% of average net assets. Over time, these fees will increase the cost of your investment and may cost you more than if you had purchased Class A shares.
Class C shares do not convert to any other class.

For Class C shares, the CDSC will be applied to the lesser of amount invested or redemption value of shares that have been held for twelve months or less.

The CDSC will not apply in the following circumstances:

* redemptions of shares requested within one year of the shareholder's death or disability, provided the Fund is notified of the death or disability at the time of the request and furnished proof of such event satisfactory to the Distributor.

* redemptions of shares made to satisfy required minimum distributions after age 70 1/2 from a qualified retirement plan, a required minimum distribution from an individual retirement account, Keogh plan or custodial account under section 403(b)(7) of the Internal Revenue Code of 1986, as amended ("Code"), a tax-free return of an excess contribution, or that otherwise results from the death or disability of the employee, as well as in connection with redemptions by any tax-
 exempt employee benefit plan for which, as a result of a subsequent law or legislation, the continuation of its investment would be improper.

* redemptions of shares purchased by current or retired Directors of the
 Fund, and Directors of affiliated companies, current or retired officers or employees of the Fund, WRIMCO, the Distributor or their affiliated companies, financial advisors of Waddell & Reed, Inc., and by the members of immediate families of such persons.

* redemptions of shares made pursuant to a shareholder's participation in any systematic withdrawal service adopted for a Fund. (The service and this exclusion from the CDSC do not apply to a one-time withdrawal.)

* redemptions the proceeds of which are reinvested within forty-five days in shares of the same class of the Fund as that redeemed.

* the exercise of certain exchange privileges.

* redemptions effected pursuant to each Fund's right (other than Vanguard
 Fund) to liquidate a shareholder's shares if the aggregate NAV of those shares is less than $500.

* redemptions effected by another registered investment company by virtue of a merger or other reorganization with a Fund or by a former shareholder of such investment company of shares of a Fund acquired pursuant to such reorganization.

These exceptions may be modified or eliminated by a Fund at any time without prior notice to shareholders, except with respect to redemptions effected pursuant to the Fund's right to liquidate a shareholder's shares, which requires certain notice.

Class Y shares are not subject to a sales charge or annual 12b-1 fees.

Class Y shares are only available for purchase by:

* participants of employee benefit plans established under section 403(b)
 or section 457, or qualified under section 401 of the Code, including
 401(k) plans, when the plan has 100 or more eligible employees and holds the shares in an omnibus account on the Fund's records;

* banks, trust institutions, investment fund administrators and other third parties investing for their own accounts or for the accounts of their customers where such investments for  customer accounts are held in an omnibus account on the Fund's records;

* government entities or authorities and corporations whose investment within the first twelve months after initial investment is $10 million or more; and

* certain retirement plans and trusts for employees and financial advisors of Waddell & Reed, Inc. and its affiliates.

Ways to Set Up Your Account

The different ways to set up (register) your account are listed below.

-------------------------------------------------

Individual or Joint Tenants
For your general investment needs

Individual accounts are owned by one person. Joint accounts have two or more owners (tenants).

-------------------------------------------------

Business or Organization
For investment needs of corporations, associations, partnerships, institutions or other groups

-------------------------------------------------

Retirement Plans
To shelter your retirement savings from taxes

Retirement plans allow individuals to shelter investment income and capital gains from current taxes. In addition, contributions to these accounts
(other than Roth IRAs and Education IRAs) may be tax-deductible.

* Individual Retirement Accounts (IRAs) allow a certain individual under age 70 1/2, with earned income, to invest up to $2,000 per tax year. The maximum for an investor and his or her spouse is $4,000 ($2,000 for each spouse) or, if less, the couple's combined earned income for the taxable year.

* IRA Rollovers retain special tax advantages for certain distributions from employer-sponsored retirement plans.

* Roth IRAs allow certain individuals to make nondeductible contributions up to $2,000 per year. The maximum annual contribution for an investor and his or her spouse is $4,000 ($2,000 for each spouse) or, if less, the couple's combined earned income for the taxable year. Withdrawals of earnings may be tax free if the account is at least five years old and certain other requirements are met.

* Education IRAs
 are established for the benefit of a minor, with
 nondeductible contributions, and permit tax-free withdrawals to pay the higher education expenses of the beneficiary.

* Simplified Employee Pension Plans (SEP-IRAs) provide business owners or those with self-employed income (and their eligible employees) with many of the same advantages as a Profit Sharing Plan, but with fewer administrative requirements.

* Savings Incentive Match Plans for Employees (SIMPLE Plans) can be
 established by small employers to contribute to and allow their employees to contribute a portion of their wages pre-tax to retirement accounts. This plan-type generally involves fewer administrative requirements than 401(k) or other qualified plans.

* Keogh Plans allow self-employed individuals to make tax-deductible contributions for themselves of up to 25% of their annual earned income, with a maximum of $30,000 per year.

* Pension and Profit-Sharing Plans, including 401(k) Plans, allow corporations and nongovernmental tax-exempt organizations of all sizes and/or their employees to contribute a percentage of the employees'
 wages or other amounts on a tax-deferred basis. These accounts need to be established by the administrator or trustee of the plan.

* 403(b) Custodial Accounts are available to employees of public school systems, churches and certain types of charitable organizations.

* 457 Accounts
 allow employees of state and local governments and certain
 charitable organizations to contribute a portion of their compensation on a tax-deferred basis.
-------------------------------------------------

Gifts or Transfers to a Minor
To invest for a child's education or other future needs

These custodial accounts provide a way to give money to a child and obtain tax benefits. An individual can give up to $10,000 a year per child free of
Federal transfer tax consequences. Depending on state laws, you can set up a custodial account under the Uniform Transfers to Minors Act ("UTMA") or the Uniform Gifts to Minors Act ("UGMA").

-------------------------------------------------

Trust
For money being invested by a trust

The trust must be established before an account can be opened, or you may use a trust form made available by Waddell & Reed. Contact your Waddell &
Reed financial advisor for the form.

-------------------------------------------------

Buying Shares

You may buy shares of each of the Funds through Waddell & Reed, Inc. and its financial advisors or through advisors of Legend. To open your account you must complete and sign an application. Your Waddell & Reed financial advisor or Legend advisor can help you with any questions you might have.

To purchase any class of shares by check, make your check payable to
Waddell & Reed, Inc. Mail the check, along with your completed application, to:

                          Waddell & Reed, Inc.
                             P. O. Box 29217
                         Shawnee Mission, Kansas
                               66201-9217

To purchase Class Y shares by wire, you must first obtain an account number by calling 800-366-2520, then mail a completed application to Waddell &
Reed, Inc., at the above address, or fax it to 913-236-5044. Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a., ABA Number 101000695, for the account of Waddell & Reed Number 9800007978, Special Account for Exclusive Benefit
of Customers FBO Customer Name and Account Number.

You may also buy Class Y shares of a Fund indirectly through certain broker-dealers, banks and other third parties, some of which may charge you a fee. These firms may have additional requirements regarding the purchase of Class Y shares.

The price to buy a Fund share is its offering price, which is calculated every business day.

The offering price of a share (the price to buy one share of a particular class) is the next NAV calculated per share of that class plus, for Class A shares, the sales charge shown in the table.

In the calculation of a Fund's NAV:

* The securities in the Fund's portfolio that are listed or traded on an exchange are valued primarily using market prices.

* Bonds are generally valued according to prices quoted by an independent pricing service.

* Short-term debt securities are valued at amortized cost, which approximates market value.

* Other investment assets for which market prices are unavailable are valued at their fair value by or at the direction of the Board of
 Directors.

Each Fund is open for business each day the New York Stock Exchange (the
"NYSE") is open. The Funds normally calculate their NAVs as of the close of business of the NYSE, normally 4 p.m. Eastern time, except that an option or futures contract held by a Fund may be priced at the close of the regular session of any other securities exchange on which that instrument is traded.

The Funds may invest in securities listed on foreign exchanges which may trade on Saturdays or on U.S. national business holidays when the NYSE is closed. Consequently, the NAV of Fund shares may be significantly affected on days when a Fund does not price its shares and when you are not able to purchase or redeem a Fund's shares. Similarly, if an event materially affecting the value of foreign investments or foreign currency exchange rates occurs prior to the close of business of the NYSE but after the time their values are otherwise determined, such investments or exchange rates may be valued at their fair value as determined in good faith by or under the direction of each Fund's Board of Directors.

When you place an order to buy shares, your order will be processed at the next offering price calculated after your order is received and accepted.
Note the following:

* All of your purchases must be made in U.S. dollars.

* If you buy shares by check, and then sell those shares by any method other than by exchange to another fund in the Waddell & Reed Advisors
 Funds and/or W&R Funds, the payment may be delayed for up to ten days to ensure that your previous investment has cleared.

* The Funds do not issue certificates representing Class B, Class C or

 Class Y shares. Small Cap Fund does not issue certificates representing any class of shares.

* If you purchase shares of a Fund from certain broker-dealers, banks or other authorized third parties, the Fund will be deemed to have received your purchase order when that third party (or its designee) has received your order. Your order will receive the Class Y offering price next calculated after the order has been received in proper form by the authorized third party (or its designee). You should consult that firm to determine the time by which it must receive your order for you to purchase shares of a Fund at that day's price.

When you sign your account application, you will be asked to certify that your Social Security or other taxpayer identification number is correct and whether you are subject to  backup withholding for failing to report income to the Internal Revenue Service.

Waddell & Reed, Inc. reserves the right to reject any purchase orders, including purchases by exchange, and it and the Funds reserve the right to discontinue offering Fund shares for purchase.

Minimum Investments

For Class A, Class B and Class C:

To Open an Account         $500 (per Fund)

For certain exchanges      $100 (per Fund)

For certain retirement accounts and accounts opened with Automatic Investment
Service                    $50 (per Fund)

For certain retirement accounts and accounts opened through payroll deductions
for or by employees of WRIMCO, Waddell & Reed, Inc. and their affiliates   $25
(per Fund)

To Add to an Account          Any amount

For certain exchanges      $100 (per Fund)

For Automatic Investment Service   $25 (per Fund)

For Class Y:

To Open an Account

For a government entity or authority or for a corporation  $10 million
             (within
             first
             twelve
             months)

For other investors      Any amount

To Add to an Account          Any amount

Adding to Your Account

Subject to the minimums described under "Minimum Investments," you can make additional investments of any amount at any time.

To add to your account, make your check payable to Waddell & Reed, Inc.
Mail the check to Waddell & Reed, Inc., along with:

* the detachable form that accompanies the confirmation of a prior purchase or your year-to-date statement; or

* a letter stating your account number, the account registration, the Fund and the class of shares that you wish to purchase.

To add to your Class Y account by wire:  Instruct your bank to wire the amount you wish to invest, along with the account number and registration, to UMB Bank, n.a., ABA Number 101000695, for the account of Waddell & Reed
Number 9800007978, Special Account for Exclusive Benefit of Customers FBO
Customer Name and Account Number.

If you purchase shares of the Funds certain broker-dealers, banks or other authorized third parties, additional purchases may be made through those firms.

Selling Shares

You can arrange to take money out of your Fund account at any time by selling (redeeming) some or all of your shares.

The redemption price (price to sell one share of a particular class of a
Fund) is the NAV per share of that Fund class, subject to any CDSC applicable to Class A, Class B or Class C shares.

To sell shares by written request:  Complete an Account Service Request form, available from your financial advisor, or write a letter of instruction with:

* the name on the account registration;

* the Fund's name;

* the Fund account number;

* the dollar amount or number, and the class, of shares to be redeemed;
 and

* any other applicable requirements listed in the table below.

Deliver the form or your letter to your Waddell & Reed financial advisor, or mail it to:

                     Waddell & Reed Services Company
                             P. O. Box 29217
                         Shawnee Mission, Kansas
                               66201-9217

Unless otherwise instructed, Waddell & Reed Services Company will send a check to the address on the account.

To sell Class Y shares by telephone or fax:  If you have elected this method in your application or by subsequent authorization, call 888-
WADDELL, or fax your request to 913-236-1599, and give your instructions to redeem Class Y shares and make payment by wire to your predesignated bank account or by check to you at the address on the account.

When you place an order to sell shares, your shares will be sold at the next NAV calculated, subject to any applicable CDSC, after receipt of a written request for redemption in good order by Waddell & Reed Services
Company at the address listed above. Note the following:

* If more than one person owns the shares, each owner must sign the written request.

* If you hold a certificate, it must be properly endorsed and sent to the
 Fund.

* If you recently purchased the shares by check, the Fund may delay payment of redemption proceeds. You may arrange for the bank upon which the purchase check was drawn to provide to the Fund telephone or written assurance that the check has cleared and been honored. If you do not, payment of the redemption proceeds on these shares will be delayed until the earlier of 10 days or the date the Fund can verify that your purchase check has cleared and been honored.

* Redemptions may be suspended or payment dates postponed on days when the
 NYSE is closed (other than weekends or holidays), when trading on the
 NYSE is restricted or as permitted by the Securities and Exchange
 Commission.

* Payment is normally made in cash, although under extraordinary conditions redemptions may be made in portfolio securities when a Fund's
 Board of Directors determines that conditions exist making cash payments undesirable. A Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

* If you purchased shares from certain broker-dealers, banks or other authorized third parties, you may sell those shares through those firms, some of which may charge you a fee and may have additional requirements to sell Fund shares. The Fund will be deemed to have received your order to sell shares when that firm (or its designee) has received your order.
 Your order will receive the NAV next calculated after the order has been received in proper form by the authorized firm (or its designee). You should consult that firm to determine the time by which it must receive your order for you to sell shares at that day's price.

Special Requirements for Selling Shares

 Account Type         Special Requirements

Individual or    The written instructions must
Joint Tenant     be signed by all persons
                required to sign for
                transactions, exactly as their
                names appear on the account.
Sole             The written instructions must
Proprietorship   be signed by the individual
                owner of the business.
UGMA, UTMA       The custodian must sign the
                written instructions
                indicating capacity as
                custodian.
Retirement       The written instructions must
Account          be signed by a properly
                authorized person.
Trust            The trustee must sign the
                written instructions
                indicating capacity as
                trustee. If the trustee's name
                is not in the account
                registration, provide a
                currently certified copy of
                the trust document.
Business or      At least one person authorized
Organization     by corporate resolution to act
                on the account must sign the
                written instructions.
Conservator,     The written instructions must
Guardian or      be signed by the person
Other Fiduciary  properly authorized by court
                order to act in the particular
                fiduciary capacity.

A Fund may require a signature guarantee in certain situations such as:

* a redemption request made by a corporation, partnership or fiduciary;

* a redemption request made by someone other than the owner of record; or

* the check is made payable to someone other than the owner of record.

This requirement is to protect you and Waddell & Reed from fraud. You can obtain a signature guarantee from most banks and securities dealers, but not from a notary public.

Each Fund (other than Vanguard Fund) reserves the right to redeem at NAV all of your Fund shares in your account if their aggregate NAV is less than
$500. The Fund will give you notice and a 60-day opportunity to purchase a sufficient number of additional shares to bring the aggregate NAV of your shares to $500.

You may reinvest, without charge, all or part of the amount of Class A shares of a Fund you redeemed by sending to the Fund the amount you want to reinvest. The reinvested amounts must be received by the Fund within forty-
five days after the date of your redemption. You may do this only once with
Class A shares of a Fund.

The CDSC will not apply to the proceeds of Class A (as applicable), Class B or Class C shares of a Fund which are redeemed and then reinvested in Class
A, Class B or Class C shares of the Fund within forty-five days after such redemption. The Distributor will, with your reinvestment, restore an amount equal to the deferred sales charge attributable to the amount reinvested by adding the deferred sales charge amount to your reinvestment. For purposes of determining future deferred sales charges, the reinvestment will be treated as a new investment. You may do this only once as to Class A shares of a Fund, once as to Class B shares of a Fund and once as to Class C shares of a Fund.

Payments of principal and interest on loans made pursuant to a 401(a)
qualified plan (if such loans are permitted by the plan) may be reinvested, without payment of a sales charge, in Class A shares of any Waddell & Reed
Advisors Funds fund in which the plan may invest.

Telephone Transactions

The Funds and their agents will not be liable for following instructions communicated by telephone that they reasonably believe to be genuine. Each
Fund will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. If a Fund fails to do so, the Fund may be liable for losses due to unauthorized or fraudulent instructions.
Current procedures relating to instructions communicated by telephone include tape recording instructions, requiring personal identification and providing written confirmations of transactions effected pursuant to such instructions.

Shareholder Services

Waddell & Reed provides a variety of services to help you manage your account.

Personal Service

Your local financial advisor is available to provide personal service.
Additionally, a toll-free call, 800-366-5465, connects you to a Client
Services Representative or our automated customer telephone service. During normal business hours, our Client Services staff is available to answer your questions or update your account records. At almost any time of the day or night, you may access your account information from a touch-tone phone, or from our web site, www.waddell.com, to:

* Obtain information about your accounts;

* Obtain price information about other funds in the Waddell & Reed
 Advisors Funds and W&R Funds; or

* Request duplicate statements.

Reports

Statements and reports sent to you include the following:

* confirmation statements (after every purchase, other than those purchases made through Automatic Investment Service, and after every exchange, transfer or redemption)

* year-to-date statements (quarterly)

* annual and semiannual reports to shareholders (every six months)

To reduce expenses, only one copy of the most recent annual and semiannual reports of the Funds may be mailed to your household, even if you have more than one account with a Fund. Call the telephone number listed for Client
Services if you need additional copies of annual or semiannual reports or account information.

Exchanges

You may sell your shares and buy shares of the same Class of another Fund in the Waddell & Reed Advisors Funds or in W&R Funds without the payment of an additional sales charge if you buy Class A shares or payment of a CDSC when you exchange Class B or Class C shares. For Class B and Class C shares or Class A shares to which the CDSC would otherwise apply, the time period for the deferred sales charge will continue to run. In addition, exchanging
Class Y shareholders in the Waddell & Reed Advisors Funds may buy Class A
shares of Waddell & Reed Advisors Cash Management.

You may exchange only into funds that are legally permitted for sale in your state of residence. Note that exchanges out of a Fund may have tax consequences for you. Before exchanging into a fund, read its prospectus.

The Funds reserve the right to terminate or modify these exchange privileges at any time, upon notice in certain instances.

Automatic Transactions for Class A, Class B and Class C Shareholders

Flexible withdrawal service lets you set up ongoing monthly, quarterly, semiannual or annual redemptions from your account.

Regular Investment Plans allow you to transfer money into your Fund account, or between fund accounts, automatically. While Regular Investment
Plans do not guarantee a profit and will not protect you against loss in a declining market, they can be an excellent way to invest for retirement, a home, educational expenses and other long-term financial goals.

Certain restrictions and fees imposed by the plan custodian may also apply for retirement accounts. Speak with your financial advisor for more information.

Regular Investment Plans

Automatic Investment Service
To move money from your bank account to an existing Fund account

       Minimum Amount        Minimum Frequency
       $25 (per Fund)             Monthly

Funds Plus Service
To move money from Waddell & Reed Advisors Cash Management to a Fund whether in the same or a different account in the same class

       Minimum Amount        Minimum Frequency
       $100  (per Fund)           Monthly

Distributions and Taxes

Distributions

Each Fund distributes substantially all of its net investment income and net capital gains to its shareholders each year.

Usually, a Fund distributes net investment income at the following times:
Accumulative Fund, International Growth Fund, Science and Technology Fund
and Vanguard Fund, semiannually in June and December; and New Concepts Fund and Small Cap Fund, annually in December. Net capital gains (and any net gains from foreign currency transactions) usually are distributed in
December.

Distribution Options. When you open an account, specify on your application how you want to receive your distributions. Each Fund offers three options:

1. Share Payment Option. Your dividends, capital gains and other distributions with respect to a class will be automatically paid in additional shares of the same class of the Fund. If you do not indicate a choice on your application, you will be assigned this option.

2. Cash Option. You will be sent a check for your dividends, capital gains and other distributions if the total distribution is equal to or greater than five dollars. If the distribution is less than five dollars, it will be automatically paid in additional shares of the same class of the
  Fund.

For retirement accounts, all distributions are automatically paid in additional shares.

Taxes

As with any investment, you should consider how your investment in a Fund will be taxed. If your account is not a tax-deferred retirement account (or you are not otherwise exempt from income tax), you should be aware of the following tax implications:

Taxes on distributions. Dividends from a Fund's investment company taxable income (which includes net short-term gains), if any, generally are taxable to you as ordinary income whether received in cash or paid in additional
Fund shares. Distributions of a Fund's net capital gains, when designated as such, are taxable to you as long-term capital gains, whether received in cash or paid in additional Fund shares and regardless of the length of time you have owned your shares. For Federal income tax purposes, your long-term capital gains generally are taxed at a maximum rate of 20%.

Each Fund notifies you after each calendar year-end as to the amounts of dividends and other distributions paid (or deemed paid) to you for that year.

A portion of the dividends paid by a Fund, whether received in cash or paid in additional Fund shares, may be eligible for the dividends received deduction allowed to corporations. The eligible portion may not exceed the aggregate dividends received by a Fund from U.S. corporations. However, dividends received by a corporate shareholder and deducted by it pursuant to the dividends received deduction are subject indirectly to the Federal alternative minimum tax.

Withholding. Each Fund must withhold 31% of all dividends, capital gains and other distributions and redemption proceeds payable to individuals and certain other noncorporate shareholders who do not furnish the Fund with a correct taxpayer identification number. Withholding at that rate from dividends, capital gains and other distributions also is required for shareholders subject to backup withholding.

Taxes on transactions. Your redemption of Fund shares will result in a taxable gain or loss to you, depending on whether the redemption proceeds are more or less than what you paid for the redeemed shares (which normally includes any sales charge paid). An exchange of Fund shares for shares of any other fund in the  or Waddell & Reed Advisors Funds or W&R Funds generally will have similar tax consequences. However, special rules apply when you dispose of a Fund's Class A shares through a redemption or exchange within ninety days after your purchase and then reacquire Class A shares of that Fund or acquire Class A shares of another fund in the
Waddell & Reed Advisors Funds without paying a sales charge due to the forty-five day reinvestment privilege or exchange privilege. See "Your
Account."  In these cases, any gain on the disposition of the original Fund shares will be increased, or loss decreased, by the amount of the sales charge you paid when those shares were acquired, and that amount will increase the adjusted basis of the shares subsequently acquired. In addition, if you purchase shares of a Fund within thirty days before or after redeeming other shares of the Fund (regardless of class) at a loss, part or all of that loss will not be deductible and will increase the basis of the newly purchased shares.

State and local income taxes. The portion of the dividends paid by each
Fund attributable to interest earned on U.S. Government securities generally is not subject to state and local income taxes, although distributions by any Fund to its shareholders of net realized gains on the sale of those securities are fully subject to those taxes. You should consult your tax adviser to determine the taxability of dividends and other distributions by the Funds in your state and locality.

The foregoing is only a summary of some of the important Federal income tax considerations generally affecting each Fund and its shareholders; you will find more information in each Fund's SAI. There may be other Federal, state or local tax considerations applicable to a particular investor. You are urged to consult your own tax adviser.

The Management of the Funds

Portfolio Management

Each Fund is managed by WRIMCO, subject to the authority of each Fund's
Board of Directors. WRIMCO provides investment advice to each of the Funds and supervises each Fund's investments. WRIMCO and/or its predecessors have served as investment manager to each of the registered investment companies in the Waddell & Reed Advisors Funds, W&R Funds and Target/United Funds
since the inception of each company. WRIMCO is located at 6300 Lamar
Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

Antonio Intagliata is primarily responsible for the management of the
Accumulative Fund. Mr. Intagliata has held his Fund responsibilities since
November 1979. He is Senior Vice President of WRIMCO and Vice President of
the Fund. Mr. Intagliata has served as the portfolio manager for investment companies managed by WRIMCO and its predecessors since February 1979 and has been an employee of such since June 1973.

Thomas A. Mengel is primarily responsible for the management of the
International Growth Fund. Mr. Mengel has held his Fund responsibilities since May 1996. He is Vice President of WRIMCO, Vice President of the Fund
and Vice President of other investment companies for which WRIMCO serves as investment manager. From 1993 to 1996, Mr. Mengel was the President of Sal.
Oppenheim jr. & Cie. Securities, Inc.

Zachary H. Shafran is primarily responsible for the management of the New
Concepts Fund. Mr. Shafran has held his responsibilities since February
1999. He is Vice President of WRIMCO and Vice President of the Fund. Mr.
Shafran served as the portfolio manager for another investment company managed by WRIMCO from January 1996 to February 1999. Mr. Shafran served as an investment analyst with WRIMCO from June 1990 to January 1996.

Henry J. Herrmann is primarily responsible for the management of the
Science and Technology Fund. Mr. Herrmann has held his Fund
responsibilities since April 17, 2000. He is Vice President and Director of each of the Funds in the Waddell & Reed Advisors Group, W&R Funds, Inc.
and Target/United Funds, Inc.; President, Chief Investment Officer, and
Director of Waddell & Reed Financial, Inc.; Vice President, Chief
Investment Officer and Director of Waddell & Reed Financial Services,
Inc.; Director of Waddell & Reed, Inc.; President, Chief Executive
Officer, Chief Investment Officer and Director of WRIMCO; and Vice
President of each of the other investment companies for which WRIMCO serves as investment manager. Mr. Herrmann has been an employee of Waddell
& Reed, Inc. and its successor, WRIMCO, since March 15, 1971.

Mark G. Seferovich and Grant P. Sarris are primarily responsible for the management of the Small Cap Fund. Mr. Seferovich has held his Fund responsibilities since the inception of the Fund. He is Senior Vice
President of WRIMCO, Vice President of the Fund and Vice President of
additional investment companies for which WRIMCO serves as investment manager. Mr. Seferovich has served as the portfolio manager of investment companies managed by WRIMCO and its predecessor since February 1989. From
March 1996 to March 1998, Mr. Seferovich was Vice President of, and a
portfolio manager for, Waddell & Reed Asset Management Company, a former affiliate of WRIMCO.

Mr. Sarris has held his Fund responsibilities since the inception of the
Fund. He is Vice President of WRIMCO, Vice President of the Fund and Vice
President of additional investment companies for which WRIMCO serves as investment manager. Mr. Sarris served as an investment analyst with WRIMCO and its predecessor from October 1, 1991 to January 1, 1996. From January
1996 to May 1998, Mr. Sarris served as an assistant portfolio manager for
WRIMCO, and since May 1998, he has served as a portfolio manager. Mr.
Sarris has been an employee of WRIMCO since October 1, 1991.

Daniel P. Becker is primarily responsible for the management of the

Vanguard Fund. Mr. Becker has held his Fund responsibilities since July 1,
1997. He is Vice President of WRIMCO and Vice President of the Fund. From
January 1995 to March 1998, Mr. Becker was Vice President of, and a
portfolio manager for, Waddell & Reed Asset Management Company. Mr. Becker
has been an employee of WRIMCO and its predecessor since October 1989, initially serving as an investment analyst, and has served as a portfolio manager for WRIMCO since January 1997.

Other members of WRIMCO's investment management department provide input on market outlook, economic conditions, investment research and other considerations relating to a Fund's investments.

Management Fee

Like all mutual funds, the Funds pay fees related to their daily operations. Expenses paid out of each Fund's assets are reflected in its share price or dividends; they are neither billed directly to shareholders nor deducted from shareholder accounts.

Each Fund pays a management fee to WRIMCO for providing investment advice and supervising its investments. Each Fund also pays other expenses, which are explained in the SAI.

The management fee is payable at the annual rates of:

for Accumulative Fund, 0.70% of net assets up to $1 billion, 0.65% of net assets over $1 billion and up to $2 billion, 0.60% of net assets over $2 billion and up to $3 billion, and 0.55% of net assets over $3 billion.
Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended December 31, 1999 were 0.61%;

for International Growth Fund, 0.85% of net assets up to $1 billion, 0.83%
of net assets over $1 billion and up to $2 billion, 0.80% of net assets over $2 billion and up to $3 billion, and 0.76% of net assets over $3 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended June 30, 2000 were 0.84%;

for New Concepts Fund, 0.85% of net assets up to $1 billion; 0.83% of net assets over $1 billion and up to $2 billion; 0.80% of net assets over $2 billion and up to $3 billion; and 0.76% of net assets over $3 billion.
Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended March 31, 2000 were 0.82%;

for Science and Technology Fund, 0.85% of net assets up to $1 billion,
0.83% of net assets over $1 billion and up to $2 billion, 0.80% of net assets over $2 billion and up to $3 billion, and 0.76% of net assets over
$3 billion. Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended December 31, 1999 were 0.73%;

for Small Cap Fund, 0.85% of net assets up to $1 billion, 0.83% of net assets over $1 billion and up to $2 billion, 0.80% of net assets over $2 billion and up to $3 billion, and 0.76% of net assets over $3 billion.
Until November 1, 1999, WRIMCO voluntarily waived its investment management fee;

for Vanguard Fund, 0.70% of net assets up to $1 billion, 0.65% of net assets over $1 billion and up to $2 billion, 0.60% of net assets over $2 billion and up to $3 billion, and 0.55% of net assets over $3 billion.
Management fees for the Fund as a percent of the Fund's net assets for the fiscal year ended September 30, 1999 were 0.69%.

WRIMCO has voluntarily agreed to waive its management fee if a Fund's net assets are less than $25 million, subject to WRIMCO's right to change or modify this waiver.

Waddell & Reed Advisors Funds

Custodian                          Underwriter
UMB Bank, n.a.                     Waddell & Reed, Inc.
928 Grand Boulevard                6300 Lamar Avenue
Kansas City, Missouri 64141        P. O. Box 29217
                                  Shawnee Mission, Kansas
Legal Counsel                      66201-9217
Kirkpatrick & Lockhart LLP         913-236-2000
1800 Massachusetts Avenue, N.W.    888-WADDELL
Washington, D. C. 20036

Independent Auditors               Shareholder Servicing Agent
Deloitte & Touche LLP              Waddell & Reed
1010 Grand Boulevard               Services Company
Kansas City, Missouri              6300 Lamar Avenue
64106-2232                         P. O. Box 29217
                                  Shawnee Mission, Kansas
Investment Manager                 66201-9217
Waddell & Reed Investment          913-236-2000
Management Company                 888-WADDELL
6300 Lamar Avenue
P. O. Box 29217                    Accounting Services Agent
Shawnee Mission, Kansas            Waddell & Reed
66201-9217                         Services Company
913-236-2000                       6300 Lamar Avenue
888-WADDELL                        P. O. Box 29217
                                  Shawnee Mission, Kansas
                                  66201-9217
                                  913-236-2000
                                  888-WADDELL

              WADDELL & REED ADVISORS SMALL CAP FUND, INC.

                            6300 Lamar Avenue

                             P. O. Box 29217

                   Shawnee Mission, Kansas  66201-9217

                              913-236-2000
                               888-WADDELL

                            October 31, 2000

                   STATEMENT OF ADDITIONAL INFORMATION

    This Statement of Additional Information (the "SAI") is not a
prospectus. Investors should read this SAI in conjunction with the prospectus ("Prospectus") for the Waddell & Reed Advisors Small Cap Fund,
Inc. (the "Fund"), formerly, United Small Cap Fund, Inc., dated June 30,
2000, which may be obtained from the Fund or its underwriter, Waddell &
Reed, Inc., at the address or telephone number shown above.

                            TABLE OF CONTENTS

    Performance Information.............................  2

    Investment Strategies, Policies and Practices.......  3

    Investment Management and Other Services............
                                                         36

    Purchase, Redemption and Pricing of Shares..........
                                                         42

    Directors and Officers..............................
                                                         58

    Payments to Shareholders............................
                                                         63

    Taxes...............................................
                                                         65

    Portfolio Transactions and Brokerage................
                                                         70

    Other Information...................................
                                                         72

    Financial Statements................................
                                                         74

    Waddell & Reed Advisors Small Cap Fund, Inc. is a mutual fund; an investment that pools shareholders' money and invests it toward a specified goal. In technical terms, the Fund is an open-end, diversified management company organized as a Maryland corporation on June 3, 1999.

                         PERFORMANCE INFORMATION

    Waddell & Reed, Inc., the Fund's underwriter, or the Fund may, from time to time, publish the Fund's total return information and/or performance rankings in advertisements and sales materials.

Total Return

    Total return is the overall change in the value of an investment over a given period of time. An average annual total return quotation is computed by finding the average annual compounded rates of return over the one-, five-, and ten-year periods that would equate the initial amount invested to the ending redeemable value. Standardized total return information is calculated by assuming an initial $1,000 investment and, for
Class A shares, from deducting the maximum sales load of 5.75%. All dividends and distributions are assumed to be reinvested in shares of the applicable class at net asset value for the class as of the day the dividend or distribution is paid. No sales load is charged on reinvested dividends or distributions on Class A shares. The formula used to calculate the total return for a particular class of the Fund is

             n
     P(1 + T)  =   ERV

    Where :  P =   $1,000 initial payment
             T =   Average annual total return
             n =   Number of years
           ERV =   Ending redeemable value of the $1,000 investment for
                   the periods shown.

                                               Load      Nav
Cumulative total return for period
 from October 4, 1999 to June 30, 2000
 Class A                                       38.73%    47.19%
 Class B                                       41.07%    46.07%
 Class C                                       45.27%    46.27
 Class Y                                       NA        47.75%

    Non-standardized performance information may also be presented. For example, the Fund may also compute total return for its Class A shares without deduction of the sales load in which case the same formula noted
above will be used but the entire amount of the $1,000 initial payment will be assumed to have been invested. If the sales charge applicable to Class A shares were reflected, it would reduce the performance quoted for that class.

    The Fund may also quote unaveraged or cumulative total return for a class which reflects the change in value of an investment in that class over a stated period of time. Cumulative total returns will be calculated according to the formula indicated above but without averaging the rate for the number of years in the period.

Performance Rankings and Other Information

    Waddell & Reed, Inc. or the Fund also may, from time to time, publish in advertisements and sales material performance rankings as published by recognized independent mutual fund statistical services such as Lipper
Analytical Services, Inc., or by publications of general interest such as
Forbes, Money, The Wall Street Journal, Business Week, Barron's, Fortune or
Morningstar Mutual Fund Values. Each class of the Fund may also compare its performance to that of other selected mutual funds or selected recognized market indicators such as the Standard & Poor's 500 Composite Stock Price
Index and the Dow Jones Industrial Average. Performance information may be quoted numerically or presented in a table, graph or other illustration. In connection with a ranking, the Fund may provide additional information, such as the particular category to which it related, the number of funds in the category, the criteria upon which the ranking is based, and the effect of sales charges, fee waivers and/or expense reimbursements.

    Performance information for the Fund may be accompanied by information about market conditions and other factors that affected the Fund's performance for the period(s) shown.

    All performance information that the Fund advertises or includes in sales material is historical in nature and is not intended to represent or guarantee future results. The value of the Fund's shares when redeemed may be more or less than their original cost.

              INVESTMENT STRATEGIES, POLICIES AND PRACTICES

    This SAI supplements the information contained in the Prospectus and contains more detailed information about the investment strategies and policies the Fund's investment manager, Waddell & Reed Investment
Management Company ("WRIMCO"), may employ and the types of instruments in which the Fund may invest, in pursuit of the Fund's goal. A summary of the risks associated with these instrument types and investment practices is included as well.

    WRIMCO might not buy all of these instruments or use all of these techniques, or use them to the full extent permitted by the Fund's investment policies and restrictions. WRIMCO buys an instrument or uses a technique only if it believes that doing so will help the Fund achieve its goal. See "Investment Restrictions and Limitations" for a listing of the fundamental and non-fundamental (e.g., operating) investment restrictions and policies of the Fund.

Securities -- General

    The Fund may invest in securities including common stock, preferred stock, debt securities and convertible securities. Although common stocks and other equity securities have a history of long-term growth in value, their prices tend to fluctuate in the short term, particularly those of smaller companies. The Fund may invest in preferred stock rated in any rating category of the established rating services or, if unrated, judged by WRIMCO to be of equivalent quality. Debt securities have varying levels of sensitivity to changes in interest rates and varying degrees of quality.
As a general matter, however, when interest rates rise, the values of fixed-rate securities fall and, conversely, when interest rates fall, the values of fixed-rate debt securities rise. Similarly, long-term bonds are generally more sensitive to interest rate changes than shorter-term bonds.

    Lower quality debt securities (commonly called "junk bonds") are considered to be speculative and involve greater risk of default or price changes due to changes in the issuer's creditworthiness. The market prices of these securities may fluctuate more than high-quality securities and may decline significantly in periods of general economic difficulty. The market for lower-rated debt securities may be thinner and less active than that for higher-rated debt securities, which can adversely affect the prices at which the former are sold. Adverse publicity and changing investor perceptions may decrease the values and liquidity of lower-rated debt securities, especially in a thinly traded market. Valuation becomes more difficult and judgment plays a greater role in valuing lower-rated debt securities than with respect to securities for which more external sources of quotations and last sale information are available. Since the risk of default is higher for lower-rated debt securities, WRIMCO's research and credit analysis are an especially important part of managing securities of this type held by the Fund. WRIMCO continuously monitors the issuers of lower-rated debt securities in the Fund's portfolio in an attempt to determine if the issuers will have sufficient cash flow and profits to meet required principal and interest payments. The Fund may choose, at its expense or in conjunction with others, to pursue litigation or otherwise exercise its rights as a security holder to seek to protect the interests of security holders if it determines this to be in the best interest of the
Fund's shareholders.

    The Fund may invest in debt securities rated in any rating category of the established rating services, including securities rated in the lowest category (securities rated D by Standard & Poor's ("S&P") and C by Moody's).
Debt securities rated D by S&P or C by Moody's are in payment default or are regarded as having extremely poor prospects of ever attaining any real investment standing. Debt securities rated at least BBB by S&P or Baa by
Moody's are considered to be investment grade debt securities. Securities rated BBB or Baa may have speculative characteristics. In addition, the
Fund will treat unrated securities judged by WRIMCO to be of equivalent quality to a rated security as having that rating.

    While credit ratings are only one factor WRIMCO relies on in evaluating high-yield debt securities, certain risks are associated with credit ratings. Credit ratings evaluate the safety of principal and interest payments, not market value risk. Credit ratings for individual securities may change from time to time, and the Fund may retain a portfolio security whose rating has been changed.

    The Fund may purchase debt securities whose principal amount at maturity is dependent upon the performance of a specified equity security.
The issuer of such debt securities, typically an investment banking firm, is unaffiliated with the issuer of the equity security to whose performance the debt security is linked. Equity-linked debt securities differ from ordinary debt securities in that the principal amount received at maturity is not fixed, but is based on the price of the linked equity security at the time the debt security matures. The performance of equity-linked debt securities depends primarily on the performance of the linked equity security and may also be influenced by interest rate changes. In addition, although the debt securities are typically adjusted for diluting events such as stock splits, stock dividends and certain other events affecting the market value of the linked equity security, the debt securities are not adjusted for subsequent issuances of the linked equity security for cash.
Such an issuance could adversely affect the price of the debt security. In addition to the equity risk relating to the linked equity security, such debt securities are also subject to credit risk with regard to the issuer of the debt security. In general, however, such debt securities are less volatile than the equity securities to which they are linked.

    The Fund may invest in convertible securities. A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. Convertible securities generally have higher yields than common stocks of the same or similar issuers, but lower yields than comparable nonconvertible securities, are less subject to fluctuation in value than the underlying stock because they have fixed income characteristics, and provide the potential for capital appreciation if the market price of the underlying common stock increases.

    The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security's investment value. A convertible security may be subject to redemption at the option of the issuer at a price established in the security's offering document. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert it into the underlying stock, sell it to a third party or permit the issuer to redeem the security. Convertible securities are typically issued by smaller capitalized companies whose stock prices may be volatile. Thus, any of these actions could have an adverse effect on the Fund's ability to achieve its investment objectives.

    The Fund may also invest in a type of convertible preferred stock that pays a cumulative, fixed dividend that is senior to, and expected to be in excess of, the dividends paid on the common stock of the issuer. At the mandatory conversion date, the preferred stock is converted into not more than one share of the issuer's common stock at the "call price" that was established at the time the preferred stock was issued. If the price per share of the related common stock on the mandatory conversion date is less than the call price, the holder of the preferred stock will nonetheless receive only one share of common stock for each share of preferred stock
(plus cash in the amount of any accrued but unpaid dividends). At any time prior to the mandatory conversion date, the issuer may redeem the preferred stock upon issuing to the holder a number of shares of common stock equal to the call price of the preferred stock in effect on the date of redemption divided by the market value of the common stock, with such market value typically determined one or two trading days prior to the date notice of redemption is given. The issuer must also pay the holder of the preferred stock cash in an amount equal to any accrued but unpaid dividends on the preferred stock. This convertible preferred stock is subject to the same market risk as the common stock of the issuer, except to the extent that such risk is mitigated by the higher dividend paid on the preferred stock. The opportunity for equity appreciation afforded by an investment in such convertible preferred stock, however, is limited, because in the event the market value of the issuer's common stock increases to or above the call price of the preferred stock, the issuer may (and would be expected
to) call the preferred stock for redemption at the call price. This convertible preferred stock is also subject to credit risk with regard to the ability of the issuer to pay the dividend established upon issuance of the preferred stock. Generally, convertible preferred stock is less volatile than the related common stock of the issuer.

Specific Securities and Investment Practices

 Borrowing

    The Fund may borrow money, but only from banks and for extraordinary or emergency purposes.

    Interest on money borrowed is an expense the Fund would not otherwise incur, so that it may have reduced net investment income during periods of outstanding borrowings. As such, its share price may be subject to greater fluctuation until the borrowing is paid off.

 Foreign Securities and Currencies

    The Fund may invest in the securities of foreign issuers, including depositary receipts. In general, depositary receipts are securities convertible into and evidencing ownership of securities of foreign corporate issuers, although depositary receipts may not necessarily be denominated in the same currency as the securities into which they may be converted. American depositary receipts, in registered form, are U.S.
dollar-denominated receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. International depositary receipts and European depositary receipts, in bearer form, are foreign receipts evidencing a similar arrangement and are designed for use by non-U.S. investors and traders in non-U.S. markets. Global depositary receipts are designed to facilitate the trading of securities of foreign issuers by U.S. and non-U.S. investors and traders.

    WRIMCO believes that there are investment opportunities as well as risks in investing in foreign securities. Individual foreign economies may differ favorably or unfavorably from the U.S. economy or each other in such matters as gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Individual foreign companies may also differ favorably or unfavorably from domestic companies in the same industry. Foreign currencies may be stronger or weaker than the U.S. dollar or than each other. Thus, the value of securities denominated in or indexed to foreign currencies, and of dividends and interest from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. WRIMCO believes that the Fund's ability to invest its assets abroad might enable it to take advantage of these differences and strengths where they are favorable.

    However, foreign securities and foreign currencies involve additional significant risks, apart from the risks inherent in U.S. investments.
Foreign securities markets generally have less trading volume and less liquidity than U.S. markets, and prices on some foreign markets can be highly volatile. Many foreign countries lack uniform accounting and disclosure standards comparable to those applicable to U.S. companies, and it may be more difficult to obtain reliable information regarding an issuer's financial conditions and operations. In addition, the costs of foreign investing, including withholding taxes, brokerage commissions and custodial costs, are generally higher than for U.S. investments.

    Foreign markets may offer less protection to investors than U.S.
markets. Foreign issuers, brokers and securities markets may be subject to less government supervision. Foreign security trading practices, including those involving the release of assets in advance of payment, may involve increased risks in the event of a failed trade or the insolvency of a broker-dealer, and may involve substantial delays. It may also be difficult to enforce legal rights in foreign countries.

    Investing abroad also involves different political and economic risks.
Foreign investments may be affected by actions of foreign governments adverse to the interests of U.S. investors, including the possibility of expropriation or nationalization of assets, confiscatory taxation, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, or other government intervention. There may be greater possibility of default by foreign governments or government-
sponsored enterprises. Investments in foreign countries also involve a risk of local political, economic, or social instability, military action or unrest, or adverse diplomatic developments. There is no assurance that
WRIMCO will be able to anticipate these potential events or counter their effects.

    The considerations noted above generally are intensified in developing countries. A developing country is a nation that, in WRIMCO's opinion, is likely to experience long-term gross domestic product growth above that expected to occur in the United States, the United Kingdom, France,
Germany, Italy, Japan and Canada. Developing countries may have relatively unstable governments, economies based on only a few industries and securities markets that trade a small number of securities.

    Certain foreign securities impose restrictions on transfer within the
United States or to U.S. persons. Although securities subject to transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

    The Fund could also be adversely affected by the conversion of certain
European currencies into the euro. This conversion, which is underway, is scheduled to be completed in 2002. However, problems with the conversion process and delays could increase volatility in world capital markets and affect European capital markets in particular.

    The Fund may purchase and sell foreign currency and invest in foreign currency deposits, and may enter into forward currency contracts, as described in the Prospectus and this SAI. The Fund may incur a transaction charge in connection with the exchange of currency. Currency conversion involves dealer spreads and other costs, although commissions are not usually charged. See "Options, Futures and Other Strategies _ Forward
Currency Contracts."

 Illiquid Investments

    Illiquid investments are investments that cannot be sold or otherwise disposed of in the ordinary course of business within seven days at approximately the price at which they are valued. Investments currently considered to be illiquid include:

    (1)  repurchase agreements not terminable within seven days;
    (2)  securities for which market quotations are not readily available;
    (3)  restricted securities not determined to be liquid pursuant to guidelines established by the Board of Directors;
    (4)  bank deposits, unless they are payable at principal plus accrued interest on demand or within seven days after demand;
    (5)  securities involved in swap, cap, floor and collar transactions;
    (6)  non-government stripped fixed-rate mortgage-backed securities;
         and
    (7)  over-the-counter ("OTC") options and their underlying collateral.

    The assets used as cover for OTC options written by the Fund will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Fund may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

    If through a change in values, net assets, or other circumstances, the
Fund was in a position where more than 15% of its net assets were invested in illiquid securities, it would seek to take appropriate steps to protect liquidity.

 Indexed Securities

    The Fund may purchase securities the value of which varies in relation to the value of other securities, securities indices, currencies, precious metals or other commodities, or other financial indicators, subject to its operating policy regarding derivative instruments. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. The performance of indexed securities depends to a great extent on the performance of the security, currency or other instrument to which they are indexed and may also be influenced by interest rate changes in the United States and abroad. At the same time, indexed securities are subject to the credit risks associated with the issuer of the security and their values may decline substantially if the issuer's creditworthiness deteriorates. Indexed securities may be more volatile than the underlying investments.

    Currency-indexed securities, for example, typically are short-term to intermediate-term debt securities whose maturity values or interest rates are determined by reference to the values of one or more specified foreign currencies, and may offer higher yields than U.S. dollar-denominated securities of equivalent issuers. Currency-indexed securities may be positively or negatively indexed; that is, their maturity value may increase when the specified currency value increases, resulting in a security that performs similarly to a foreign-denominated instrument, or their maturity value may decline when foreign currencies increase, resulting in a security whose price characteristics are similar to a put on the underlying currency. Currency-indexed securities may also have prices that depend on the values of a number of different foreign currencies relative to each other.

    Recent issuers of indexed securities have included banks,
corporations, and certain U.S. Government agencies. Certain indexed securities that are not traded on an established market may be deemed illiquid.

 Investment Company Securities

    The Fund may purchase securities of closed-end investment companies.
As a shareholder in an investment company, the Fund would bear its pro rata share of that investment company's expenses, which could result in duplication of certain fees, including management and administrative fees.

 Lending Securities

    Securities loans may be made on a short-term or long-term basis for the purpose of increasing the Fund's income. If the Fund lends securities, the borrower pays the Fund an amount equal to the dividends or interest on the securities that the Fund would have received if it had not lent the securities. The Fund also receives additional compensation. Under the
Fund's current securities lending procedures, the Fund may lend securities only to broker-dealers and financial institutions deemed creditworthy by
WRIMCO.

    Any securities loans that the Fund makes must be collateralized in accordance with applicable regulatory requirements (the "Guidelines"). At the time of each loan, the Fund must receive collateral equal to no less than 100% of the daily market value of the securities loaned. Under the present Guidelines, the collateral must consist of cash, U.S. Government securities or bank letters of credit, at least equal in value to the market value of the securities lent on each day that the loan is outstanding. If the market value of the lent securities exceeds the value of the collateral, the borrower must add more collateral so that it at least equals the market value of the securities lent. If the market value of the securities decreases, the borrower is entitled to return of the excess collateral.

    There are two methods of receiving compensation for making loans. The first is to receive a negotiated loan fee from the borrower. This method is available for all three types of collateral. The second method, which is not available when letters of credit are used as collateral, is for the
Fund to receive interest on the investment of the cash collateral or to receive interest on the U.S. Government securities used as collateral. Part of the interest received in either case may be shared with the borrower.

    The letters of credit that the Fund may accept as collateral are agreements by banks (other than the borrowers of the Fund's securities), entered into at the request of the borrower and for its account and risk, under which the banks are obligated to pay to the Fund, while the letter is in effect, amounts demanded by the Fund if the demand meets the terms of the letter. The Fund's right to make this demand secures the borrower's obligations to it. The terms of any such letters and the creditworthiness of the banks providing them (which might include the Fund's custodian bank)
must be satisfactory to the Fund. The Fund will make loans only under rules of the New York Stock Exchange ("NYSE"), which presently require the borrower to give the securities back to the Fund within five business days after the Fund gives notice to do so. If the Fund loses its voting rights on securities loaned, it will have the securities returned to it in time to vote them if a material event affecting the investment is to be voted on.
The Fund may pay reasonable finder's, administrative and custodian fees in connection with loans of securities.

    Some, but not all, of these rules are necessary to meet requirements of certain laws relating to securities loans. These rules will not be changed unless the change is permitted under these requirements. These requirements do not cover the present rules, which may be changed without shareholder vote, as to (1) whom securities may be loaned; (2) the investment of cash collateral; or (3) voting rights.

    There may be risks of delay in receiving additional collateral from the borrower if the market value of the securities loaned increases, risks of delay in recovering the securities loaned or even loss of rights in the collateral should the borrower of the securities fail financially.

 Money Market Instruments

    Money market instruments are high-quality, short-term debt instruments that present minimal credit risk. They may include U.S. Government securities, commercial paper and other short-term corporate obligations, and certificates of deposit and other financial institution obligations.
These instruments may carry fixed or variable interest rates.

 Mortgage-Backed and Asset-Backed Securities

    Mortgage-Backed Securities. Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property and include single- and multi-class pass-through securities and collateralized mortgage obligations. Multi-
class pass-through securities and collateralized mortgage obligations are collectively referred to in this SAI as "CMOs."  Some CMOs are directly supported by other CMOs, which in turn are supported by mortgage pools.
Investors typically receive payments out of the interest and principal on the underlying mortgages. The portions of the payments that investors receive, as well as the priority of their rights to receive payments, are determined by the specific terms of the CMO class.

    The U.S. Government mortgage-backed securities in which the Fund may invest include mortgage-backed securities issued or guaranteed as to the payment of principal and interest (but not as to market value) by Ginnie
Mae, Fannie Mae or Freddie Mac. Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. Payments of principal and interest (but not the market value) of such private mortgage-backed securities may be supported by pools of mortgage loans or other mortgage-
backed securities that are guaranteed, directly or indirectly, by the U.S.
Government or one of its agencies or instrumentalities, or they may be issued without any government guarantee of the underlying mortgage assets but with some form of non-government credit enhancement. These credit enhancements do not protect investors from changes in market value.

    The Fund may purchase mortgage-backed securities issued by both government and non-government entities such as banks, mortgage lenders or other financial institutions. Other types of mortgage-backed securities will likely be developed in the future, and the Fund may invest in them if
WRIMCO determines they are consistent with the Fund's goal and investment policies.

    Stripped Mortgage-Backed Securities. Stripped mortgage-backed securities are created when a U.S. Government agency or a financial institution separates the interest and principal components of a mortgage-
backed security and sells them as individual securities. The holder of the
"principal-only" security ("PO") receives the principal payments made by the underlying mortgage-backed security, while the holder of the "interest-
only" security ("IO") receives interest payments from the same underlying security.

    For example, interest-only ("IO") classes are entitled to receive all or a portion of the interest, but none (or only a nominal amount) of the principal payments, from the underlying mortgage assets. If the mortgage assets underlying an IO experience greater than anticipated principal prepayments, then the total amount of interest allocable to the IO class, and therefore the yield to investors, generally will be reduced. In some instances, an investor in an IO may fail to recoup all of the investor's initial investment, even if the security is guaranteed by the U.S.
Government or considered to be of the highest quality. Conversely, principal-only ("PO") classes are entitled to receive all or a portion of the principal payments, but none of the interest, from the underlying mortgage assets. PO classes are purchased at substantial discounts from par, and the yield to investors will be reduced if principal payments are slower than expected. IOs, POs and other CMOs involve special risks, and evaluating them requires special knowledge.

    Asset-Backed Securities. Asset-backed securities have structural characteristics similar to mortgage-backed securities, as discussed above.
However, the underlying assets are not first lien mortgage loans or interests therein, but include assets such as motor vehicle installment sales contracts, other installment sale contracts, home equity loans, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements. Such assets are securitized through the use of trusts or special purpose corporations. Payments or distributions of principal and interest may be guaranteed up to a certain amount and for a certain time period by a letter of credit or pool insurance policy issued by a financial institution unaffiliated with the issuer, or other credit enhancements may be present. The value of asset-
backed securities may also depend on the creditworthiness of the servicing agent for the loan pool, the originator of the loans or the financial institution providing the credit enhancement.

    Special Characteristics of Mortgage-Backed and Asset-Backed
Securities. The yield characteristics of mortgage-backed and asset-backed securities differ from those of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other obligations generally may be prepaid at any time. Prepayments on a pool of mortgage loans are influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions.
Generally, however, prepayments on fixed-rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Similar factors apply to prepayments on asset-backed securities, but the receivables underlying asset-backed securities generally are of a shorter maturity and thus are likely to experience substantial prepayments. Such securities, however, often provide that for a specified time period the issuers will replace receivables in the pool that are repaid with comparable obligations. If the issuer is unable to do so, repayment of principal on the asset-backed securities may commence at an earlier date.

    The rate of interest on mortgage-backed securities is lower than the interest rates paid on the mortgages included in the underlying pool due to the annual fees paid to the servicer of the mortgage pool for passing through monthly payments to certificateholders and to any guarantor, and due to any yield retained by the issuer. Actual yield to the holder may vary from the coupon rate, even if adjustable, if the mortgage-backed securities are purchased or traded in the secondary market at a premium or discount. In addition, there is normally some delay between the time the issuer receives mortgage payments from the servicer and the time the issuer makes the payments on the mortgage-backed securities, and this delay reduces the effective yield to the holder of such securities.

    Yields on pass-through securities are typically quoted by investment dealers and vendors based on the maturity of the underlying instruments and the associated average life assumption. The average life of pass-through pools varies with the maturities of the underlying mortgage loans. A pool's term may be shortened by unscheduled or early payments of principal on the underlying mortgages. Because prepayment rates of individual pools vary widely, it is not possible to predict accurately the average life of a particular pool. In the past, a common industry practice has been to assume that prepayments on pools of fixed-rate 30-year mortgages would result in a
12-year average life for the pool. At present, mortgage pools, particularly those with loans with other maturities or different characteristics, are priced on an assumption of average life determined for each pool. In periods of declining interest rates, the rate of prepayment tends to increase, thereby shortening the actual average life of a pool of mortgage-
related securities. Conversely, in periods of rising interest rates, the rate of prepayment tends to decrease, thereby lengthening the actual average life of the pool. Changes in the rate or "speed" of these payments can cause the value of the mortgage backed securities to fluctuate rapidly.
However, these effects may not be present, or may differ in degree, if the mortgage loans in the pools have adjustable interest rates or other special payment terms, such as a prepayment charge. Actual prepayment experience may cause the yield of mortgage-backed securities to differ from the assumed average life yield.

    The market for privately issued mortgage-backed and asset-backed securities is smaller and less liquid than the market for U.S. Government mortgage-backed securities. CMO classes may be specifically structured in a manner that provides any of a wide variety of investment characteristics, such as yield, effective maturity and interest rate sensitivity. As market conditions change, however, and especially during periods of rapid or unanticipated changes in market interest rates, the attractiveness of some
CMO classes and the ability of the structure to provide the anticipated investment characteristics may be reduced. These changes can result in volatility in the market value and in some instances reduced liquidity, of the CMO class.

 Options, Futures and Other Strategies

    General. WRIMCO may use certain options, futures contracts (sometimes referred to as "futures"), options on futures contracts, forward currency contracts, swaps, caps, floors, collars, indexed securities and other derivative instruments (collectively, "Financial Instruments") to attempt to enhance income or yield or to attempt to hedge the Fund's investments.
The strategies described below may be used in an attempt to manage the
Fund's foreign currency exposure as well as other risks of the Fund's investments that can affect fluctuation in its net asset value.

    Generally, the Fund may purchase and sell any type of Financial
Instrument. However, as an operating policy, the Fund will only purchase or sell a particular Financial Instrument if the Fund is authorized to invest in the type of asset by which the return on, or value of, the Financial
Instrument is primarily measured. Since the Fund is authorized to invest in foreign securities, it may purchase and sell foreign currency derivatives.

    Hedging strategies can be broadly categorized as "short hedges" and
"long hedges."  A short hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential declines in the value of one or more investments held in the Fund's portfolio. Thus, in a short hedge, the Fund takes a position in a Financial Instrument whose price is expected to move in the opposite direction of the price of the investment being hedged.

    Conversely, a long hedge is a purchase or sale of a Financial
Instrument intended partially or fully to offset potential increases in the acquisition cost of one or more investments that the Fund intends to acquire. Thus, in a long hedge, the Fund takes a position in a Financial
Instrument whose price is expected to move in the same direction as the price of the prospective investment being hedged. A long hedge is sometimes referred to as an anticipatory hedge. In an anticipatory hedge transaction, the Fund does not own a corresponding security and, therefore, the transaction does not relate to a security the Fund owns. Rather, it relates to a security that the Fund intends to acquire. If the Fund does not complete the hedge by purchasing the security it anticipated purchasing, the effect on the Fund's portfolio is the same as if the transaction were entered into for speculative purposes.

    Financial Instruments on securities generally are used to attempt to hedge against price movements in one or more particular securities positions that the Fund owns or intends to acquire. Financial Instruments on indices, in contrast, generally are used to attempt to hedge against price movements in market sectors in which the Fund has invested or expects to invest. Financial Instruments on debt securities may be used to hedge either individual securities or broad debt market sectors.

    The use of Financial Instruments is subject to applicable regulations of the Securities and Exchange Commission (the "SEC"), the several exchanges upon which they are traded and the Commodity Futures Trading
Commission (the "CFTC"). In addition, the Fund's ability to use Financial
Instruments will be limited by tax considerations. See "Taxes."

    In addition to the instruments, strategies and risks described below,
WRIMCO expects to discover additional opportunities in connection with
Financial Instruments and other similar or related techniques. These new opportunities may become available as WRIMCO develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other techniques are developed. WRIMCO may utilize these opportunities to the extent that they are consistent with the
Fund's goal and permitted by the Fund's investment limitations and applicable regulatory authorities. The Fund might not use any of these strategies, and there can be no assurance that any strategy used will succeed. The Fund's Prospectus or SAI will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectus.

    Special Risks. The use of Financial Instruments involves special considerations and risks, certain of which are described below. In general these techniques may increase the volatility of the Fund and may involve a small investment of cash relative to the magnitude of the risk assumed.
Risks pertaining to particular Financial Instruments are described in the sections that follow.

    (1)  Successful use of most Financial Instruments depends upon
WRIMCO's ability to predict movements of the overall securities, currency and interest rate markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy will succeed and use of Financial Instruments could result in a loss, regardless of whether the intent was to reduce risk or increase return.

    (2)  There might be imperfect correlation, or even no correlation, between price movements of a Financial Instrument and price movements of the investments being hedged. For example, if the value of a Financial
Instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful.
Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which Financial Instruments are traded. The effectiveness of hedges using Financial Instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the securities being hedged.

    Because there are a limited number of types of exchange-traded options and futures contracts, it is likely that the standardized contracts available will not match the Fund's current or anticipated investments exactly. The Fund may invest in options and futures contracts based on securities with different issuers, maturities, or other characteristics from the securities in which it typically invests, which involves a risk that the options or futures position will not track the performance of the
Fund's other investments.

    Options and futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments match the Fund's investments well. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument, and the time remaining until expiration of the contract, which may not affect security prices the same way. Imperfect correlation may also result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, or from imposition of daily price fluctuation limits or trading halts. The Fund may purchase or sell options and futures contracts with a greater or lesser value than the securities it wishes to hedge or intends to purchase in order to attempt to compensate for differences in volatility between the contract and the securities, although this may not be successful in all cases. If price changes in the Fund's options or futures positions are poorly correlated with its other investments, the positions may fail to produce anticipated gains or result in losses that are not offset by gains in other investments.

    (3)  If successful, the above-discussed strategies can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements. However, such strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements. For example, if the Fund entered into a short hedge because WRIMCO projected a decline in the price of a security in the Fund's portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the Financial
Instrument. Moreover, if the price of the Financial Instrument declined by more than the increase in the price of the security, the Fund could suffer a loss. In either such case, the Fund would have been in a better position had it not attempted to hedge at all.

    (4)  As described below, the Fund might be required to maintain assets as "cover," maintain accounts or make margin payments when it takes positions in Financial Instruments involving obligations to third parties
(i.e., Financial Instruments other than purchased options). If the Fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair the Fund's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the Fund sell a portfolio security at a disadvantageous time.

    (5)  The Fund's ability to close out a position in a Financial
Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the "counterparty")
to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to the Fund.

    Cover. Transactions using Financial Instruments, other than purchased options, expose the Fund to an obligation to another party. The Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, set aside cash or liquid assets in an account with its custodian in the prescribed amount as determined daily. The Fund will not enter into any such transactions unless it owns either (1) an offsetting ("covered") position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above.

    Assets used as cover or held in a segregated account cannot be sold while the position in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Fund's assets to cover or held in a segregated account could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

    Options. A call option gives the purchaser the right to buy, and obligates the writer to sell, the underlying investment at the agreed-upon price during the option period. A put option gives the purchaser the right to sell, and obligates the writer to buy, the underlying investment at the agreed-upon price during the option period. Purchasers of options pay an amount, known as a premium, to the option writer in exchange for the right under the option contract.

    The purchase of call options can serve as a long hedge, and the purchase of put options can serve as a short hedge. Writing put or call options can enable the Fund to enhance income or yield by reason of the premiums paid by the purchasers of such options. However, if the market price of the security underlying a put option declines to less than the exercise price of the option, minus the premium received, the Fund would expect to suffer a loss.

    Writing call options can serve as a limited short hedge, because declines in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and the Fund will be obligated to sell the security or currency at less than its market value. If the call option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid Investments."

    Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and the Fund will be obligated to purchase the security or currency at more than its market value. If the put option is an OTC option, the securities or other assets used as cover would be considered illiquid to the extent described under "Illiquid Investments."

    The value of an option position will reflect, among other things, the current market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment, the historical price volatility of the underlying investment and general market conditions. Options that expire unexercised have no value.

    The Fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, the Fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing purchase transaction. Conversely, the Fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit the Fund to realize profits or limit losses on an option position prior to its exercise or expiration.

    A type of put that the Fund may purchase is an "optional delivery standby commitment," which is entered into by parties selling debt securities to the Fund. An optional delivery standby commitment gives the
Fund the right to sell the security back to the seller on specified terms.
This right is provided as an inducement to purchase the security.

    Risks of Options on Securities. Options offer large amounts of leverage, which will result in the Fund's net asset value being more sensitive to changes in the value of the related instrument. The Fund may purchase or write both exchange-traded and OTC options. Exchange-traded options in the United States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, OTC options are contracts between the Fund and its counterparty
(usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when the Fund purchases an OTC option, it relies on the counterparty from whom it purchased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by the
Fund as well as the loss of any expected benefit of the transaction.

    The Fund's ability to establish and close out positions in exchange-
listed options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time.
Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that the Fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, the Fund might be unable to close out an OTC option position at any time prior to its expiration.

    If the Fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by the Fund could cause material losses because the Fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

    Options on Indexes. Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price movements in individual securities or futures contracts. When the Fund writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of , the call, will receive from the Fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple (the "multiplier"), which determines the total dollar value for each point of such difference. When the Fund buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When the Fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the Fund's exercise of the put, to deliver to the Fund an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When the Fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the Fund to deliver to it an amount of cash equal to the difference between the closing level of the index and the exercise price times the multiplier if the closing level is less than the exercise price.

    Risks of Options on Indexes. The risks of investment in options on indices may be greater than options on securities. Because index options are settled in cash, when the Fund writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. The Fund can offset some of the risk of writing a call index option by holding a diversified portfolio of securities similar to those on which the underlying index is based.
However, the Fund cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

    Even if the Fund could assemble a portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options. When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, the Fund as the call writer will not learn that the Fund has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as a common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an amount based on the closing index value on the exercise date. By the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its portfolio. This "timing risk" is an inherent limitation on the ability of index call writers to cover their risk exposure by holding securities positions.

    If the Fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, the Fund will be required to pay the difference between the closing index value and the exercise price of the option (times the applicable multiplier) to the assigned writer.

    OTC Options. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size and strike price, the terms of OTC options (options not traded on exchanges) generally are established through negotiation with the other party to the option contract. While this type of arrangement allows the
Fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organization of the exchanges where they are traded.

    Generally, OTC foreign currency options used by the Fund are European-
style options. This means that the option is only exercisable immediately prior to its expiration. This is in contrast to American-style options, which are exercisable at any time prior to the expiration date of the option.

    Futures Contracts and Options on Futures Contracts. The purchase of futures or call options on futures can serve as a long hedge, and the sale of futures or the purchase of put options on futures can serve as a short hedge. Writing call options on futures contracts can serve as a limited short hedge, using a strategy similar to that used for writing call options on securities or indices. Similarly, writing put options on futures contracts can serve as a limited long hedge. Futures contracts and options on futures contracts can also be purchased and sold to attempt to enhance income or yield.

    In addition, futures strategies can be used to manage the average duration of the Fund's fixed-income portfolio. If WRIMCO wishes to shorten the average duration of the Fund's fixed-income portfolio, the Fund may sell a debt futures contract or a call option thereon, or purchase a put option on that futures contract. If WRIMCO wishes to lengthen the average duration of the Fund's fixed-income portfolio, the Fund may buy a debt futures contract or a call option thereon, or sell a put option thereon.

    No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract the Fund is required to deposit
"initial margin" in an amount generally equal to 10% or less of the contract value. Margin must also be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules.
Unlike margin in securities transactions, initial margin on futures contracts does not represent a borrowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circumstances, such as periods of high volatility, the Fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regulatory action.

    Subsequent "variation margin" payments are made to and from the futures broker daily as the value of the futures position varies, a process known as "marking-to-market."  Variation margin does not involve borrowing, but rather represents a daily settlement of the Fund's obligations to or from a futures broker. When the Fund purchases an option on a future, the premium paid plus transaction costs is all that is at risk. In contrast, when the Fund purchases or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

    Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions on options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures may be closed only on an exchange or board of trade that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for a particular contract at a particular time.
In such event, it may not be possible to close a futures contract or options position.

    Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trading, thereby preventing liquidation of unfavorable positions.

    If the Fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.
In addition, except in the case of purchased options, the Fund would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the futures contract or option or to maintain cash or liquid assets in an account.

    Risk of Futures Contracts and Options Thereon. The ordinary spreads between prices in the cash and futures markets (including the options on futures markets), due to the differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions, which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.
Due to the possibility of distortion, a correct forecast of general interest rate, currency exchange rate or stock market trends by WRIMCO may still not result in a successful transaction. WRIMCO may be incorrect in its expectations as to the extent of various interest rate, currency exchange rate or stock market movements or the time span within which the movements take place.

    Index Futures. The risk of imperfect correlation between movements in the price of an index future and movements in the price of the securities that are the subject of the hedge increases as the composition of the
Fund's portfolio diverges from the securities included in the applicable index. The price of the index futures may move more than or less than the price of the securities being hedged. If the price of the index future moves less than the price of the securities that are the subject of the hedge, the hedge will not be fully effective but, if the price of the securities being hedged has moved in an unfavorable direction, the Fund would be in a better position than if it had not hedged at all. If the price of the securities being hedged has moved in a favorable direction, this advantage will be partially offset by the futures contract. If the price of the futures contract moves more than the price of the securities, the Fund will experience either a loss or a gain on the futures contract that will not be completely offset by movements in the price of the securities that are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of the securities being hedged and movements in the price of the index futures, the Fund may buy or sell index futures in a greater dollar amount than the dollar amount of the securities being hedged if the historical volatility of the prices of such securities being hedged is more than the historical volatility of the prices of the securities included in the index. It is also possible that, where the Fund has sold index futures contracts to hedge its common stocks against decline in the market, the market may advance and the value of the securities held in the portfolio may decline. If this occurred, the Fund would lose money on the futures contracts and also experience a decline in value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the market indices upon which the futures contracts are based.

    Where index futures are purchased to hedge against a possible increase in the price of securities before the Fund is able to invest in them in an orderly fashion, it is possible that the market may decline instead. If the
Fund then concludes not to invest in them at that time because of concern as to possible further market decline or for other reasons, it will realize a loss on the futures contract that is not offset by a reduction in the price of the securities it had anticipated purchasing.

    Foreign Currency Hedging Strategies--Special Considerations. The Fund
may use options and futures contracts on foreign currencies (including the euro), as described above, and forward currency contracts, as described below, to attempt to hedge against movements in the values of the foreign currencies in which the Fund's securities are denominated or to attempt to enhance income or yield. Currency hedges can protect against price movements in a security that the Fund owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attributable to other causes.

    The Fund might seek to hedge against changes in the value of a particular currency when no Financial Instruments on that currency are available or such Financial Instruments are more expensive than certain other Financial Instruments. In such cases, the Fund may seek to hedge against price movements in that currency by entering into transactions using Financial Instruments on another currency or a basket of currencies, the values of which WRIMCO believes will have a high degree of positive correlation to the value of the currency being hedged. The risk that movements in the price of the Financial Instrument will not correlate perfectly with movements in the price of the currency subject to the hedging transaction is magnified when this strategy is used.

    The value of Financial Instruments on foreign currencies depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of such
Financial Instruments, the Fund could be disadvantaged by having to deal in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

    There is no systematic reporting of last sale information for foreign currencies or any regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis.
Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the
U.S. options or futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Financial Instruments until they reopen.

    Settlement of transactions involving foreign currencies might be required to take place within the country issuing the underlying currency.
Thus, the Fund might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by
U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

    Forward Currency Contracts. The Fund may enter into forward currency contracts to purchase or sell foreign currencies for a fixed amount of U.S.
dollars or another foreign currency. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days (term) from the date of the forward currency contract agreed upon by the parties, at a price set at the time of the forward currency contract. These forward currency contracts are traded directly between currency traders (usually large commercial banks) and their customers.

    Such transactions may serve as long hedges; for example, the Fund may purchase a forward currency contract to lock in the U.S. dollar price of a security denominated in a foreign currency that the Fund intends to acquire. Forward currency contract transactions may also serve as short hedges; for example, the Fund may sell a forward currency contract to lock in the U.S. dollar equivalent of the proceeds from the anticipated sale of a security, dividend or interest payment denominated in a foreign currency.

    The Fund may also use forward currency contracts to hedge against a decline in the value of existing investments denominated in foreign currency. For example, if the Fund owned securities denominated in euros, it could enter into a forward currency contract to sell euros in return for
U.S. dollars to hedge against possible declines in the euro's value. Such a hedge, sometimes referred to as a "position hedge," would tend to offset both positive and negative currency fluctuations, but would not offset changes in security values caused by other factors. The Fund could also hedge the position by selling another currency expected to perform similarly to the euro. This type of hedge, sometimes referred to as a
"proxy hedge," could offer advantages in terms of cost, yield, or efficiency, but generally would not hedge currency exposure as effectively as a simple hedge into U.S. dollars. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated.

    The Fund also may use forward currency contracts to attempt to enhance income or yield. The Fund could use forward currency contracts to increase its exposure to foreign currencies that WRIMCO believes might rise in value relative to the U.S. dollar, or shift its exposure to foreign currency fluctuations from one country to another. For example, if the Fund owned securities denominated in a foreign currency and WRIMCO believed that currency would decline relative to another currency, it might enter into a forward currency contract to sell an appropriate amount of the first foreign currency, with payment to be made in the second foreign currency.

    The cost to the Fund of engaging in forward currency contracts varies with factors such as the currency involved, the length of the contract period and the market conditions then prevailing. Because forward currency contracts are usually entered into on a principal basis, no fees or commissions are involved. When the Fund enters into a forward currency contract, it relies on the counterparty to make or take delivery of the underlying currency at the maturity of the contract. Failure by the counterparty to do so would result in the loss of any expected benefit of the transaction.

    As is the case with futures contracts, purchasers and sellers of forward currency contracts can enter into offsetting closing transactions, similar to closing transactions on futures contracts, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Fund will in fact be able to close out a forward currency contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, the Fund might be unable to close out a forward currency contract at any time prior to maturity. In either event, the Fund would continue to be subject to market risk with respect to the position, and would continue to be required to maintain a position in securities denominated in the foreign currency or to maintain cash or liquid assets in an account.

    The precise matching of forward currency contract amounts and the value of the securities involved generally will not be possible because the value of such securities, measured in the foreign currency, will change after the forward currency contract has been established. Thus, the Fund might need to purchase or sell foreign currencies in the spot (cash) market to the extent such foreign currencies are not covered by forward currency contracts. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain.

    Normally, consideration of the prospect for currency parities will be incorporated into the longer term investment decisions made with regard to overall diversification strategies. However, WRIMCO believes that it is important to have the flexibility to enter into such forward currency contracts when it determines that the best interests of the Fund will be served.

    Successful use of forward currency contracts depends on WRIMCO's skill in analyzing and predicting currency values. Forward currency contracts may substantially change the Fund's exposure to changes in currency exchange rates and could result in losses to the Fund if currencies do not perform as WRIMCO anticipates. There is no assurance that WRIMCO's use of forward currency contracts will be advantageous to the Fund or that WRIMCO will hedge at an appropriate time.

    Combined Positions. The Fund may purchase and write options in combination with each other, or in combination with futures or forward contracts, to adjust the risk and return characteristics of its overall position. For example, the Fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined position whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a substantial price increase. Because combined options positions involve multiple trades, they result in higher transaction costs and may be more difficult to open and close out.

    Turnover. The Fund's options and futures activities may affect its turnover rate and brokerage commission payments. The exercise of calls or puts written by the Fund, and the sale or purchase of futures contracts, may cause it to sell or purchase related investments, thus increasing its turnover rate. Once the Fund has received an exercise notice on an option it has written, it cannot effect a closing transaction in order to terminate its obligation under the option and must deliver or receive the underlying securities at the exercise price. The exercise of puts purchased by the Fund may also cause the sale of related investments, also increasing turnover; although such exercise is within the Fund's control, holding a protective put might cause it to sell the related investments for reasons that would not exist in the absence of the put. The Fund will pay a brokerage commission each time it buys or sells a put or call or purchases or sells a futures contract. Such commissions may be higher than those that would apply to direct purchases or sales.

    Swaps, Caps, Floors and Collars. The Fund may enter into swaps, caps, floors and collars to preserve a return or a spread on a particular investment or portion of its portfolio, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date or to attempt to enhance yield. Swaps involve the exchange by the Fund with another party of their respective commitments to pay or receive cash flows on a notional principal amount, e.g., an exchange of floating rate payments for fixed-rate payments. The purchase of a cap entitles the purchaser, to the extent that a specified index exceeds a predetermined value, to receive payments on a notional principal amount from the party selling the cap. The purchase of a floor entitles the purchaser, to the extent that a specified index falls below a predetermined value, to receive payments on a notional principal amount from the party selling the floor. A collar combines elements of buying a cap and selling a floor.

    Swap agreements, including caps, floors and collars, can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the overall volatility of the Fund's investments and its share price and yield because, and to the extent, these agreements affect the Fund's exposure to long- or short-term interest rates (in the United States or abroad), foreign currency values, mortgage-backed security values, corporate borrowing rates, or other factors such as security prices or inflation rates.

    Swap agreements will tend to shift the Fund's investment exposure from one type of investment to another. For example, if the Fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease the Fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates.
Caps and floors have an effect similar to buying or writing options.

    The creditworthiness of firms with which the Fund enters into swaps, caps or floors will be monitored by WRIMCO. If a firm's creditworthiness declines, the value of the agreement would be likely to decline, potentially resulting in losses. If a default occurs by the other party to such transaction, the Fund will have contractual remedies pursuant to the agreements related to the transaction.

    The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each swap will be accrued on a daily basis and an amount of cash or liquid assets having an aggregate net asset value at least equal to the accrued excess will be maintained in an account with the Fund's custodian that satisfies the requirements of the 1940 Act. The
Fund will also establish and maintain such account with respect to its total obligations under any swaps that are not entered into on a net basis and with respect to any caps or floors that are written by the Fund. WRIMCO and the Fund believe that such obligations do not constitute senior securities under the 1940 Act and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions. The Fund understands that the position of the SEC is that assets involved in swap transactions are illiquid and are, therefore, subject to the limitations on investing in illiquid securities.

 Repurchase Agreements

    The Fund may purchase securities subject to repurchase agreements. The
Fund will not enter into a repurchase transaction that will cause more than
15% of its net assets to be invested in illiquid investments, which include repurchase agreements not terminable within seven days. See "Illiquid
Investments."  A repurchase agreement is an instrument under which the Fund purchases a security and the seller (normally a commercial bank or broker-
dealer) agrees, at the time of purchase, that it will repurchase the security at a specified time and price. The amount by which the resale price is greater than the purchase price reflects an agreed-upon market interest rate effective for the period of the agreement. The return on the securities subject to the repurchase agreement may be more or less than the return on the repurchase agreement.

    The majority of the repurchase agreements in which the Fund will engage are overnight transactions, and the delivery pursuant to the resale typically will occur within one to five days of the purchase. The primary risk is that the Fund may suffer a loss if the seller fails to pay the agreed-upon amount on the delivery date and that amount is greater than the resale price of the underlying securities and other collateral held by the
Fund. In the event of bankruptcy or other default by the seller, there may be possible delays or expenses in liquidating the underlying securities or other collateral, decline in their value and loss of interest. The return on such collateral may be more or less than that from the repurchase agreement. The Fund's repurchase agreements will be structured so as to fully collateralize the loans. In other words, the value of the underlying securities, which will be held by the Fund's custodian bank or by a third party that qualifies as a custodian under Section 17(f) of the 1940 Act, is and, during the entire term of the agreement, will remain at least equal to the value of the loan, including the accrued interest earned thereon.
Repurchase agreements are entered into only with those entities approved by
WRIMCO.

 Restricted Securities

    Restricted securities are securities that are subject to legal or contractual restrictions on resale. However, restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, as amended, or in a registered public offering. Where registration is required, the
Fund may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security.

    There are risks associated with investment in restricted securities in that there can be no assurance of a ready market for resale. Also, the contractual restrictions on resale might prevent the Fund from reselling the securities at a time when such sale would be desirable. Restricted securities in which the Fund seeks to invest need not be listed or admitted to trading on a foreign or domestic exchange and may be less liquid than listed securities. Certain restricted securities, e.g., Rule 144A securities, may be determined to be liquid in accordance with guidelines adopted by the Board of Directors. See "Illiquid Investments."

 U.S. Government Securities

    Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities ("U.S. Government securities") are high quality debt instruments issued or guaranteed as to principle or interest by the U.S.
Treasury or an agency or instrumentality of the U.S. Government. These securities include Treasury Bills (which mature within one year of the date they are issued), Treasury Notes (which have maturities of one to ten years) and Treasury Bonds (which generally have maturities of more than 10 years). All such Treasury securities are backed by the full faith and credit of the United States.

    U.S. Government agencies and instrumentalities that issue or guarantee securities include, but are not limited to, the Federal Housing
Administration, Fannie Mae (also known as the Federal National Mortgage
Association), Farmers Home Administration, Export-Import Bank of the United
States, Small Business Administration, Government National Mortgage
Association ("Ginnie Mae"), General Services Administration, Central Bank
for Cooperatives, Federal Home Loan Banks, Federal Home Loan Mortgage
Corporation ("Freddie Mac"), Farm Credit Banks, Maritime Administration,
the Tennessee Valley Authority, the Resolution Funding Corporation and the
Student Loan Marketing Association.

    Securities issued or guaranteed by U.S. Government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the Federal Home Loan
Banks, are backed by the right of the agency or instrumentality to borrow from the Treasury. Others, such as securities issued by the Fannie Mae, are supported only by the credit of the instrumentality and by a pool of mortgage assets. If the securities are not backed by the full faith and credit of the United States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment.

    U.S. Government securities may include mortgage-backed securities issued by U.S. Government agencies or instrumentalities including, but not limited to, Ginnie Mae, Freddie Mac and Fannie Mae. These mortgage-backed securities include pass-through securities, participation certificates and collateralized mortgage obligations. See "Mortgage-Backed and Asset-Backed
Securities."  Timely payment of principal and interest on Ginnie Mae pass-
throughs is guaranteed by the full faith and credit of the United States.
Freddie Mac and Fannie Mae are both instrumentalities of the U.S.
Government, but their obligations are not backed by the full faith and credit of the United States. It is possible that the availability and the marketability (i.e., liquidity) of the securities discussed in this section could be adversely affected by actions of the U.S. Government to tighten the availability of its credit.

 Variable or Floating Rate Instruments

    Variable or floating rate instruments (including notes purchased directly from issuers) bear variable or floating interest rates and may carry rights that permit holders to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries on dates prior to their stated maturities. Floating rate securities have interest rates that change whenever there is a change in a designated base rate while variable rate instruments provide for a specified periodic adjustment in the interest rate. These formulas are designed to result in a market value for the instrument that approximates its par value.

 Warrants and Rights

    Warrants are options to purchase equity securities at specific prices valid for a specific period of time. The prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. Warrants and rights are highly volatile and, therefore, more susceptible to sharp decline in value than the underlying security might
be. They are also generally less liquid than an investment in the underlying shares.

 Zero Coupon Securities

    Zero coupon securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest;
instead, they are sold at a deep discount from their face value and are redeemed at face value when they mature. Because zero coupon securities do not pay current income, their prices can be very volatile when interest rates change and generally are subject to greater price fluctuations in response to changing interest rates than prices of comparable maturities that make current distributions of interest in cash.

    The Fund may invest in zero coupon securities that are "stripped" U.S.
Treasury notes and bonds, zero coupon bonds of corporate issuers and other securities that are issued with original issue discount ("OID"). The
Federal tax law requires that a holder of a security with OID accrue a ratable portion of the OID on the security as income each year, even though the holder may receive no interest payment on the security during the year.
Accordingly, although the Fund will receive no payments on its zero coupon securities prior to their maturity or disposition, it will have current income attributable to those securities and includable in the dividends paid to its shareholders. Those dividends will be paid from the Fund's cash assets or by liquidation of portfolio securities, if necessary, at a time when the Fund otherwise might not have done so.

    A broker-dealer creates a derivative zero by separating the interest and principal components of a U.S. Treasury security and selling them as two individual securities. CATS (Certificates of Accrual on Treasury
Securities), TIGRs (Treasury Investment Growth Receipts), and TRs (Treasury
Receipts) are examples of derivative zeros.

    The Federal Reserve Bank creates STRIPS (Separate Trading of
Registered Interest and Principal of Securities) by separating the interest and principal components of an outstanding U.S. Treasury bond and selling them as individual securities. Bonds issued by the Resolution Funding
Corporation (REFCORP) and the Financing Corporation (FICO) can also be separated in this fashion. Original issue zeros are zero coupon securities originally issued by the U.S. Government, a government agency, or a corporation in zero coupon form.

Investment Restrictions and Limitations

    Certain of the Fund's investment restrictions and other limitations are described in this SAI. The following are the Fund's fundamental investment limitations set forth in their entirety, which, like the Fund's goal, cannot be changed without shareholder approval. For this purpose, shareholder approval means the approval, at a meeting of Fund shareholders, by the lesser of (1) the holders of 67% or more of the Fund's shares represented at the meeting, if more than 50% of the Fund's outstanding shares are present in person or by proxy or (2) more than 50% of the Fund's outstanding shares. The Fund may not:

    (1)  Purchase or sell physical commodities; however, this policy shall not prevent the Fund from purchasing and selling foreign
         currency, futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments;

    (2)  Buy real estate nor any nonliquid interest in real estate investment trusts; however, the Fund may buy obligations or instruments which it may otherwise buy even though the issuer invests in real estate or interests in real estate;

    (3)  Buy shares of other investment companies which redeem their shares. The Fund can buy shares of investment companies that do not redeem their shares if it does it in a regular transaction in the open market and then does not have more than one tenth (i.e.,
         10%) of its total assets in these shares. The Fund may also buy these shares as part of a merger or consolidation;

    (4)  Lend money or other assets, other than through certain limited types of loans described herein; the Fund can buy debt securities and other obligations consistent with its goal and its other investment policies and restrictions; it can also lend its portfolio securities to the extent allowed, and in accordance with the requirements, under the 1940 Act or, except as provided above, enter into repurchase agreements (see "Repurchase
         Agreements" above);

         The following interpretation applies to, but is not part of, this fundamental restriction:  the Fund's investments in master notes and similar instruments will not be considered to be the making of a loan.

    (5)  Invest for the purpose of exercising control or management of other companies;

    (6)  Participate on a joint, or a joint and several, basis in any trading account in any securities;

    (7)  Sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short) or purchase securities on margin, except that (1) this policy does not prevent the Fund from entering into short
         positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars and other
         financial instruments, (2) the Fund may obtain such short-term credits as are necessary for the clearance of transactions, and

         (3) the Fund may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments;

    (8)  Engage in the underwriting of securities, that is, the selling of securities for others;

    (9)  With respect to 75% of its total assets, purchase securities of any one issuer (other than cash items and "Government securities"
         as defined in the 1940 Act), if immediately after and as a result of such purchase, (a) the value of the holdings of the Fund in the securities of such issuer exceeds 5% of the value of the
         Fund's total assets, or (b) the Fund owns more than 10% of the outstanding voting securities of such issuer; or buy the
         securities of companies in any one industry if more than 25% of the Fund's total assets would then be in companies in that industry;

   (10)  Issue senior securities; or

   (11)  Borrow money except that, as a temporary measure for extraordinary or emergency purposes and not for investment purposes, the Fund may borrow from banks up to 5% of the value of its total assets. The Fund may not pledge its assets in
         connection with any permitted borrowings; however, this policy does not prevent the Fund from pledging its assets in connection with its purchase and sale of futures contracts, options, forward currency contracts, swaps, caps, floors, collars and other financial instruments.

    The following investment restrictions are not fundamental and may be changed by the Board of Directors without shareholder approval:

   (1)   At least 65% of the Fund's total assets will be invested during normal market conditions in companies whose market
         capitalizations are within the range of capitalizations included in the Lipper, Inc. Small Cap Category ("small cap stocks") at the time the securities are acquired by the Fund.

   (2)   The Fund does not intend to invest in non-investment grade debt securities if, as a result of such investment, more than 5% of its total assets would consist of such investments.

   (3)   The Fund may not purchase a security if, as a result, more than
         15% of its net assets would consist of illiquid investments.

   (4)   The Fund does not currently intend to invest more than 10% of its net assets in foreign securities.

   (5)   The Fund does not currently intend to invest more than 5% of its total assets in the securities of other investment companies.

   (6)   To the extent that the Fund enters into futures contracts, options on futures contracts or options on foreign currencies traded on a CFTC-regulated exchange, in each case other than for bona fide hedging purposes (as defined by the CFTC), the
         aggregate initial margin and premiums required to establish those positions (excluding the amount by which options are "in-the-
         money" at the time of purchase) will not exceed 5% of the
         liquidation value of the Fund's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the Fund has entered into. (In general, a call option on a futures contract is "in-the-money" if the value of the underlying futures contract exceeds the strike, i.e., exercise, price of the call; a put option on a futures contract is "in-the-money" if the value of the underlying futures contract is exceeded by the strike price of the put.)  This policy does not limit to 5% the percentage of the Fund's assets that are at risk in futures contracts, options on futures contracts and currency options.

    An investment policy or limitation that states a maximum percentage of the Fund's assets that may be so invested or prescribes quality standards is typically applied immediately after, and based on, the Fund's acquisition of an asset. Accordingly, a subsequent change in the asset's value, net assets, or other circumstances will not be considered when determining whether the investment complies with the Fund's investment policies and limitations.

Portfolio Turnover

    A portfolio turnover rate is, in general, the percentage computed by taking the lesser of purchases or sales of portfolio securities for a year and dividing it by the monthly average of the market value of such securities during the year, excluding certain short-term securities. The
Fund's turnover rate may vary greatly from year to year as well as within a particular year and may be affected by cash requirements for the redemption of its shares. The Fund's portfolio turnover rate for the fiscal year ended
June 30, 2000 was 36.81%.

                INVESTMENT MANAGEMENT AND OTHER SERVICES

The Management Agreement

    The Fund has an Investment Management Agreement (the "Management
Agreement") with WRIMCO. Under the Management Agreement, WRIMCO is employed to supervise the investments of the Fund and provide investment advice to the Fund. The address of WRIMCO and Waddell & Reed, Inc. is 6300 Lamar
Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217. Waddell & Reed,
Inc. is the Fund's underwriter.

    The Management Agreement permits WRIMCO or an affiliate of WRIMCO to enter into a separate agreement for transfer agency services ("Shareholder
Servicing Agreement") and a separate agreement for accounting services
("Accounting Services Agreement") with the Fund. The Management Agreement contains detailed provisions as to the matters to be considered by the
Fund's Board of Directors prior to approving any Shareholder Servicing
Agreement or Accounting Services Agreement.

Waddell & Reed Financial, Inc.

    WRIMCO is a wholly owned subsidiary of Waddell & Reed, Inc. Waddell &
Reed, Inc. is a wholly owned subsidiary of Waddell & Reed Financial
Services, Inc., a holding company, which is a wholly owned subsidiary of
Waddell & Reed Financial, Inc., a publicly held company. The address of these companies is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission,
Kansas 66201-9217.

    WRIMCO and its predecessors have served as investment manager to each of the registered investment companies in the Waddell & Reed Advisors Funds
(formerly, the United Group of Mutual Funds), to W&R Target Funds, Inc.
(formerly, Target/United Funds, Inc.) and to W&R Funds, Inc. (formerly,
Waddell & Reed Funds, Inc.) since 1940 or the company's inception date, whichever was later. Waddell & Reed, Inc. serves as principal underwriter for the investment companies in the Waddell & Reed Advisors Funds and W&R
Funds, Inc. and acts as principal underwriter and distributor for variable life insurance and variable annuity policies for which W&R Target Funds,
Inc. is the underlying investment vehicle.

Shareholder Services

    Under the Shareholder Servicing Agreement entered into between the
Fund and Waddell & Reed Services Company (the "Agent"), a subsidiary of
Waddell & Reed, Inc., the Agent performs shareholder servicing functions, including the maintenance of shareholder accounts, the issuance, transfer and redemption of shares, distribution of dividends and payment of redemptions, the furnishing of related information to the Fund and handling of shareholder inquiries. A new Shareholder Servicing Agreement, or amendments to the existing one, may be approved by the Fund's Board of
Directors without shareholder approval.

Accounting Services

    Under the Accounting Services Agreement entered into between the Fund and the Agent, the Agent provides the Fund with bookkeeping and accounting services and assistance, including maintenance of the Fund's records, pricing of the Fund's shares, preparation of prospectuses for existing shareholders, preparation of proxy statements and certain shareholder reports. A new Accounting Services Agreement, or amendments to an existing one, may be approved by the Fund's Board of Directors without shareholder approval.

Payments by the Fund for Management, Accounting and Shareholder Services

    Under the Management Agreement, for WRIMCO's management services, the
Fund pays WRIMCO a fee as described in the Prospectus. The management fee paid by the Fund to WRIMCO for the fiscal year ended June 30, 2000 was
$1,087,755. WRIMCO voluntarily agrees to waive its investment management fee on any day that a Fund's net assets are less than $25 million, subject to WRIMCO's right to change or modify this waiver. If WRIMCO had not waived any portion of its fee, the management fee paid by the Fund to WRIMCO for the fiscal year ended June 30, 2000 would have been $1,097,865.

    For purposes of calculating the daily fee the Fund does not include money owed to it by Waddell & Reed, Inc. for shares which it has sold but not yet paid the Fund. The Fund accrues and pays this fee daily.

    Under the Shareholder Servicing Agreement, with respect to Class A,
Class B and Class C shares the Fund pays the Agent a monthly fee of $1.3375 for each shareholder account that was in existence at any time during the prior month. Prior to September 1, 2000, the Fund paid the Agent a monthly fee of $1.3125 for each shareholder account that was in existence at any time during the prior month, plus $0.30 for each account on which a dividend or distribution, of cash or shares, had a record date in that month. For Class Y shares, the Fund pays the Agent a monthly fee equal to one-twelfth of .15 of 1% of the average daily net assets of that class for the preceding month. The Fund also pays certain out-of-pocket expenses of the Agent, including long distance telephone communications costs;
microfilm and storage costs for certain documents; forms, printing and mailing costs; charges of any sub-agent used by Agent in performing services under the Shareholder Servicing Agreement; and costs of legal and special services not provided by Waddell & Reed, Inc., WRIMCO or the Agent.

    Under the Accounting Services Agreement, the Fund pays the Agent a monthly fee of one-twelfth of the annual fee shown in the following table.

                         Accounting Services Fee
                        (as of September 1, 2000)

                 Average
              Net Asset Level                Annual Fee
         (all dollars in millions)      Rate for Each Level
         -------------------------      -------------------

         From $    0 to $   10              $      0
         From $   10 to $   25              $ 11,000
         From $   25 to $   50              $ 22,000
         From $   50 to $  100              $ 33,000
         From $  100 to $  200              $ 44,000
         From $  200 to $  350              $ 55,000
         From $  350 to $  550              $ 66,000
         From $  550 to $  750              $ 77,000
         From $  750 to $1,000              $ 93,500
              $1,000 and Over               $110,000

    Plus, for each class of shares in excess of one, the Fund pays the
Agent a monthly per-class fee equal to 2.5% of the monthly base fee.

                         Accounting Services Fee
                      (prior to September 1, 2000)

                 Average
              Net Asset Level                Annual Fee
         (all dollars in millions)      Rate for Each Level
         -------------------------      -------------------

         From $    0 to $   10              $      0
         From $   10 to $   25              $ 10,000
         From $   25 to $   50              $ 20,000
         From $   50 to $  100              $ 30,000
         From $  100 to $  200              $ 40,000
         From $  200 to $  350              $ 50,000
         From $  350 to $  550              $ 60,000
         From $  550 to $  750              $ 70,000
         From $  750 to $1,000              $ 85,000
              $1,000 and Over               $100,000

The fee paid to the Agent for the fiscal year ended June 30, 2000 was
$28,333.

    Since the Fund pays a management fee for investment supervision and an accounting services fee for accounting services as discussed above, WRIMCO and the Agent, respectively, pay all of their own expenses in providing these services. Amounts paid by the Fund under the Shareholder Servicing
Agreement are described above. Waddell & Reed, Inc. and affiliates pay the
Fund's Directors and officers who are affiliated with WRIMCO and its affiliates. The Fund pays the fees and expenses of the Fund's other
Directors.

    Waddell & Reed, Inc., under an agreement separate from the Management
Agreement, Shareholder Servicing Agreement and Accounting Services
Agreement, acts as the Fund's underwriter, i.e., sells its shares on a continuous basis. Waddell & Reed, Inc. is not required to sell any particular number of shares, and thus sells shares only for purchase orders received. Under this agreement, Waddell & Reed, Inc. pays the costs of sales literature, including the costs of shareholder reports used as sales literature, and the costs of printing the prospectus furnished to it by the
Fund. The dollar amounts of underwriting commissions for Class A shares for the fiscal year ended June 30, 2000 were $3,704,977; $8,538 for Class B and
$4,007 for Class C. The aggregate amount retained by Waddell & Reed, Inc.
was $568,331.

    As described in the Prospectus, Waddell & Reed, Inc. reallows to selling broker-dealers a portion of the sales charge paid for purchases of
Class A shares. A major portion of the sales charge for Class A shares and the contingent deferred sales charge ("CDSC") for Class B and Class C shares and for certain Class A shares may be paid to financial advisors and managers of Waddell & Reed, Inc. and selling broker-dealers. Waddell &
Reed, Inc. may compensate its financial advisors as to purchases for which there is no sales or deferred sales charge.

    The Fund pays all of its other expenses. These include the costs of materials sent to shareholders, audit and outside legal fees, taxes, brokerage commissions, interest, insurance premiums, custodian fees, fees payable by the Fund under Federal or other securities laws and to the
Investment Company Institute and nonrecurring and extraordinary expenses, including litigation and indemnification relating to litigation.

    Under the Distribution and Service Plan (the "Plan") for Class A
shares adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act, the
Fund may pay Waddell & Reed, Inc., the principal underwriter for the Fund, a fee not to exceed 0.25% of the Fund's average annual net assets attributable to Class A shares, paid monthly, to compensate Waddell & Reed,
Inc. for its costs and expenses in connection with, either directly or through others, the distribution of the Class A shares, the provision of personal services to Class A shareholders and/or maintenance of Class A shareholder accounts.

    Waddell & Reed, Inc. offers the Fund's shares through its financial advisors, registered representatives and sales managers (collectively, the
"sales force") and through other broker-dealers, banks and other appropriate intermediaries. In distributing shares through its sales force,
Waddell & Reed, Inc. will pay commissions and incentives to the sales force at or about the time of sale and will incur other expenses including costs for prospectuses, sales literature, advertisements, sales office maintenance, processing of orders and general overhead with respect to its efforts to distribute the Fund's shares. The Class A Plan permits Waddell &
Reed, Inc. to receive compensation for these Class A-related distribution activities through the distribution fee, subject to the limit contained in the Plan. The Class A Plan also permits Waddell & Reed, Inc. to be compensated for amounts it expends in compensating, training and supporting registered financial advisors, sales managers and/or other appropriate personnel in providing personal services to Class A shareholders of the
Fund and/or maintaining Class A shareholder accounts; increasing services provided to Class A shareholders of the Fund by office personnel located at field sales offices; engaging in other activities useful in providing personal service to Class A shareholders of the Fund and/or maintenance of
Class A shareholder accounts; and in compensating broker-dealers who may regularly sell Class A shares of the Fund, and other third parties, for providing shareholder services and/or maintaining shareholder accounts with respect to Class A shares. Fees paid (or accrued) as distribution fees and service fees by the Fund under the Class A Plan for the fiscal year ended
June 30, 2000 were $49,564 and $224,615, respectively.

    To the extent that Waddell & Reed, Inc. incurs expenses for which compensation may be made under the Plan that relate to distribution and service activities also involving another fund in the Waddell & Reed
Advisors Funds or W&R Funds, Inc., Waddell & Reed, Inc. typically determines the amount attributable to the Fund's expenses under the Plan on the basis of a combination of the respective classes' relative net assets and number of shareholder accounts.

    Under the Plans adopted by the Fund for Class B and Class C shares, respectively, the Fund may pay Waddell & Reed, Inc., on an annual basis, a service fee of up to 0.25% of the average daily net assets of the class to compensate Waddell & Reed, Inc. for, either directly or through others, providing personal services to shareholders of that class and/or maintaining shareholder accounts for that class and a distribution fee of up to 0.75% of the average daily net assets of the class to compensate
Waddell & Reed, Inc. for, either directly or through others, distributing the shares of that class. The Class B Plan and the Class C Plan each permit
Waddell & Reed, Inc. to receive compensation, through the distribution and service fee, respectively, for its distribution activities for that class, which are similar to the distribution activities described with respect to the Class A Plan, and for its activities in providing personal services to shareholders of that class and/or maintaining shareholder accounts of that class, which are similar to the corresponding activities for which it is entitled to compensation under the Class A Plan. Fees paid (or accrued) as distribution fees and service fees by the Fund under the Class B Plan for the fiscal year ended June 30, 2000 were $80,639 and $27,148, respectively.
Fees paid (or accrued) as distribution fees and service fees by the Fund under the Class C Plan for the fiscal year ended June 30, 2000 were $26,283 and $8,845, respectively. As noted above, Class A shares, Class B shares and Class C shares are offered through Waddell & Reed, Inc. and other broker-dealers. In addition to the dealer reallowance that may be applicable to Class A share purchases, as described in the Prospectus,
Waddell & Reed, Inc. may pay such broker-dealers a portion of the fees it receives under the respective Plans as well as other compensation in connection with the distribution of Fund shares, including the following:
1) for the purchase of Class A shares purchased at NAV by clients of Legend
Equities Corporation ("Legend"), Waddell & Reed, Inc. (or its affiliate)
may pay Legend 1.00% of net assets invested; 2) for the purchase of Class B shares, Waddell & Reed, Inc. (or its affiliate) may pay Legend 4.00% of net assets invested; 3) for the purchase of Class C shares, Waddell & Reed,
Inc. (or its affiliate) may pay Legend 1.00% of net assets invested.

    The only Directors or interested persons, as defined in the 1940 Act, of the Fund who have a direct or indirect financial interest in the operation of a Plan are the officers and Directors who are also officers of either Waddell & Reed, Inc. or its affiliate(s) or who are shareholders of
Waddell & Reed Financial, Inc., the indirect parent company of Waddell &
Reed, Inc. Each Plan is anticipated to benefit the Fund and its shareholders of the affected class through Waddell & Reed, Inc.'s activities not only to distribute the shares of that class but also to provide personal services to shareholders of that class and thereby promote the maintenance of their accounts with the Fund. The Fund anticipates that shareholders of a particular class may benefit to the extent that Waddell &
Reed's activities are successful in increasing the assets of the Fund, through increased sales or reduced redemptions, or a combination of these, and reducing a shareholder's share of Fund and class expenses. Increased
Fund assets may also provide greater resources with which to pursue the goal of the Fund. Further, continuing sales of a class's shares may also reduce the likelihood that it will be necessary to liquidate portfolio securities, in amounts or at times that may be disadvantageous to the Fund, to meet redemption demands. In addition, the Fund anticipates that the revenues from the Plan will provide Waddell & Reed, Inc. with greater resources to make the financial commitments necessary to continue to improve the quality and level of services to the Fund and the shareholders of the affected class.

    Each Plan was approved by the Fund's Board of Directors, including the
Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operations of the Plan or any agreement referred to in the Plan (hereafter, the "Plan Directors").

    Among other things, each Plan provides that (1) Waddell & Reed, Inc.
will provide to the Directors of the Fund at least quarterly, and the
Directors will review, a report of amounts expended under the Plan and the purposes for which such expenditures were made, (2) the Plan will continue in effect only so long as it is approved at least annually, and any material amendments thereto will be effective only if approved, by the
Directors including the Plan Directors acting in person at a meeting called for that purpose, (3) amounts to be paid by the Fund under the Plan may not be materially increased without the vote of the holders of a majority of the outstanding shares of the affected class of the Fund, and (4) while the
Plan remains in effect, the selection and nomination of the Directors who are Plan Directors will be committed to the discretion of the Plan
Directors.

Custodial and Auditing Services

    The Fund's Custodian is UMB Bank, n.a., 928 Grand Boulevard, Kansas
City, Missouri. In general, the custodian is responsible for holding the
Fund's cash and securities. Deloitte & Touche LLP, 1010 Grand Boulevard,
Kansas City, Missouri, the Fund's independent accountants, audits the
Fund's financial statements.

               PURCHASE, REDEMPTION AND PRICING OF SHARES

Determination of Offering Price

    The net asset value ("NAV") of each class of the shares of the Fund is the value of the assets of that class, less the liabilities of that class, divided by the total number of outstanding shares of that class.

    Class A shares of the Fund are sold at their next determined NAV plus the sales charge described in the Prospectus. The sales charge is paid to
Waddell & Reed, Inc., the Fund's underwriter. The price makeup as of June
30, 2000, which is the most recent balance sheet included in this SAI, was as follows:

    Net asset value per Class A share (Class A
      net assets divided by Class A shares
      outstanding) ..............................  $14.68
    Add:  selling commission (5.75% of offering
      price) ....................................    0.90
                                                   ------
    Maximum offering price per Class A share
      (Class A NAV divided by 94.25%) .....        $15.58
                                                   ======

    The offering price of a Class A share is its NAV next calculated following acceptance of a purchase order plus the sales charge. The offering price of a Class B share, Class C share, Class Y share or certain
Class A shares is its NAV next calculated following acceptance of a purchase order. The number of shares you receive for your purchase depends on the next offering price after Waddell & Reed, Inc. or an authorized third-party receives and accepts your order at its principal business office. You will be sent a confirmation after your purchase which will indicate how many shares you have purchased. Shares are normally issued for cash only.

    Waddell & Reed, Inc. need not accept any purchase order, and it or the
Fund may determine to discontinue offering Fund shares for purchase.

    The NAV and offering price per share are ordinarily computed once on each day that the NYSE is open for trading as of the later of the close of the regular session of the NYSE or the close of the regular session of any domestic securities or commodities exchange on which an option or futures contract held by the Fund is traded. The NYSE annually announces the days on which it will not be open for trading. The most recent announcement indicates that it will not be open on the following days:  New Year's Day,
Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day,
Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However,
it is possible that the NYSE may close on other days. The NAV will change every business day, since the value of the assets and the number of shares outstanding change every day.

    The securities in the portfolio of the Fund, except as otherwise noted, that are listed or traded on a stock exchange, are valued on the basis of the last sale on that day or, lacking any sales, at a price that is the mean between the closing bid and asked prices. Other securities that are traded over-the-counter are priced using the Nasdaq Stock Market, which provides information on bid and asked prices quoted by major dealers in such stocks. Bonds, other than convertible bonds, are valued using a third-
party pricing system. Convertible bonds are valued using this pricing system only on days when there is no sale reported. Short-term debt securities are valued at amortized cost, which approximates market. When market quotations are not readily available, securities and other assets are valued at fair value as determined in good faith under procedures established by, and under the general supervision and responsibility of, the Fund's Board of Directors.

    Options and futures contracts purchased and held by the Fund are valued at the last sales price on the securities or commodities exchanges on which they are traded, or, if there are no transactions, at the mean between bid and asked prices. (Ordinarily, the close of the regular session for options trading on national securities exchanges is 4:10 p.m. Eastern time and the close of the regular session for commodities exchanges is 4:15
p.m. Eastern time.)  Futures contracts will be valued with reference to established futures exchanges. The value of a futures contract purchased by the Fund will be either the closing purchase price of that contract or the bid price. Conversely, the value of a futures contract sold by the Fund will be either the closing price or the asked price.

    When the Fund writes a put or call, an amount equal to the premium received is included in the Fund's Statement of Assets and Liabilities as
an asset, and an equivalent deferred credit is included in the liability section. The deferred credit is "marked-to-market" (that is, treated as sold for its fair market value) to reflect the current market value of the put or call. If a call the Fund wrote is exercised, the proceeds received on the sale of the related investment are increased by the amount of the premium the Fund received. If the Fund exercised a call it purchased, the amount paid to purchase the related investment is increased by the amount of the premium paid. If a put written by the Fund is exercised, the amount that the Fund pays to purchase the related investment is decreased by the amount of the premium it received. If the Fund exercises a put it purchased, the amount the Fund receives from the sale of the related investment is reduced by the amount of the premium it paid. If a put or call written by the Fund expires, it has a gain in the amount of the premium; if it enters into a closing purchase transaction, it will have a gain or loss depending on whether the premium was more or less than the cost of the closing transaction.

    Foreign currency exchange rates are generally determined prior to the close of trading of the regular session of the NYSE. Occasionally events affecting the value of foreign investments and such exchange rates occur between the time at which they are determined and the close of the regular session of trading on the NYSE, which events will not be reflected in a computation of the Fund's NAV on that day. If events materially affecting the value of such investments or currency exchange rates occur during such time period, investments will be valued at their fair value as determined in good faith by or under the direction of the Board of Directors. The foreign currency exchange transactions of the Fund conducted on a spot
(i.e., cash) basis are valued at the spot rate for purchasing or selling currency prevailing on the foreign exchange market. This rate under normal market conditions differs from the prevailing exchange rate in an amount generally less than one-tenth of one percent due to the costs of converting from one currency to another.

    Optional delivery standby commitments are valued at fair value under the general supervision and responsibility of the Fund's Board of
Directors. They are accounted for in the same manner as exchange-listed puts.

Minimum Initial and Subsequent Investments

    For Class A, Class B and Class C shares, initial investments must be at least $500 with the exceptions described in this paragraph. A $100 minimum initial investment pertains to certain exchanges of shares from another fund in the Waddell & Reed Advisors Funds or W&R Funds, Inc. A $50
minimum initial investment pertains to purchases for certain retirement plan accounts and to accounts for which an investor has arranged, at the time of initial investment, to make subsequent purchases for the account by having regular monthly withdrawals of $25 or more made from a bank account.
A minimum initial investment of $25 is applicable to purchases made through payroll deduction for or by employees of WRIMCO, Waddell & Reed, Inc., their affiliates, or certain retirement plan accounts of such employees.
Except with respect to certain exchanges and automatic withdrawals from a bank account, a shareholder may make subsequent investments of any amount.
See "Exchanges for Shares of Other Funds in the Waddell & Reed Advisors
Funds and W&R Funds, Inc."

    For Class Y shares, investments by government entities or authorities or by corporations must total at least $10 million within the first twelve months after initial investment. There is no initial investment minimum for other Class Y investors.

Reduced Sales Charges (Applicable to Class A Shares Only)

 Account Grouping

    Large purchases of Class A shares are subject to lower sales charges.
The schedule of sales charges appears in the Prospectus. For the purpose of taking advantage of the lower sales charges available for large purchases, a purchase in any of categories 1 through 7 listed below made by an individual or deemed to be made by an individual may be grouped with purchases in any other of these categories:

1.   Purchases by an individual for his or her own account (includes purchases under the Waddell & Reed Advisors Funds Revocable Trust
    Form);

2.   Purchases by that individual's spouse purchasing for his or her own account (includes Waddell & Reed Advisors Funds Revocable Trust Form of spouse);

3.   Purchases by that individual or his or her spouse in their joint account;

4.   Purchases by that individual or his or her spouse for the account of their child under age 21;

5.   Purchase by any custodian for the child of that individual or spouse in a Uniform Transfers to Minors Act ("UTMA") or Uniform Gift to
    Minors Act ("UGMA") account;

6.   Purchases by that individual or his or her spouse for his or her
    Individual Retirement Account ("IRA"), salary reduction plan account under Section 457 of the Internal Revenue Code of 1986, as amended
    (the "Code"), provided that such purchases are subject to a sales charge (see "Net Asset Value Purchases"), tax-sheltered annuity account ("TSA") or Keogh Plan account, provided that the individual and spouse are the only participants in the Keogh Plan; and

7.   Purchases by a trustee under a trust where that individual or his or her spouse is the settlor (the person who establishes the trust).

    For the foregoing categories, an individual's domestic partner is treated as his or her spouse.

    Examples:

    A.   Grandmother opens a UGMA account for grandson A; Grandmother has an account in her own name; A's father has an account in his own name; the UGMA account may be grouped with A's father's account but may not be grouped with Grandmother's account;

    B.   H establishes a trust naming his children as beneficiaries and appointing himself and his bank as co-trustees; a purchase made in the trust account is eligible for grouping with an IRA account of W, H's wife;

    C.   H's will provides for the establishment of a trust for the benefit of his minor children upon H's death; his bank is named as trustee; upon H's death, an account is established in the name of the bank, as trustee; a purchase in the account may be grouped with an account held by H's wife in her own name.

    D.   X establishes a trust naming herself as trustee and R, her son, as successor trustee and R and S as beneficiaries; upon X's death, the account is transferred to R as trustee; a purchase in the account may not be grouped with R's individual account. If
         X's spouse, Y, was successor trustee, this purchase could be grouped with Y's individual account.

    All purchases of Class A shares made for a participant in a multi-
participant Keogh plan may be grouped only with other purchases made under the same plan; a multi-participant Keogh plan is defined as a plan in which there is more than one participant where one or more of the participants is other than the spouse of the owner/employer.

Example A:  H has established a Keogh plan; he and his wife W are the only participants in the plan; they may group their purchases made under the plan with any purchases in categories 1 through 7 above.

Example B:  H has established a Keogh Plan; his wife, W, is a participant and they have hired one or more employees who also become
           participants in the plan; H and W may not combine any purchases made under the plan with any purchases in categories 1 through
           7 above; however, all purchases made under the plan for H, W or any other employee will be combined.

    All purchases of Class A shares made under a "qualified" employee benefit plan of an incorporated business will be grouped. A "qualified"
employee benefit plan is established pursuant to Section 401 of the Code.
All qualified employee benefit plans of any one employer or affiliated employers will also be grouped. An affiliate is defined as an employer that directly, or indirectly, controls or is controlled by or is under control with another employer. All qualified employee benefit plans of an employer who is a franchisor and those of its franchisee(s) may also be grouped.

Example:  Corporation X sets up a defined benefit plan; its subsidiary,
         Corporation Y, sets up a 401(k) plan; all contributions made under both plans will be grouped.

    All purchases of Class A shares made under a simplified employee pension plan ("SEP"), payroll deduction plan or similar arrangement adopted by an employer or affiliated employers (as defined above) may be grouped provided that the employer elects to have all such purchases grouped at the time the plan is set up. If the employer does not make such an election, the purchases made by individual employees under the plan may be grouped with the other accounts of the individual employees described above in
"Account Grouping."

    Account grouping as described above is available under the following circumstances.

 One-time Purchases

    A one-time purchase of Class A shares in accounts eligible for grouping may be combined for purposes of determining the availability of a reduced sales charge. In order for an eligible purchase to be grouped, the investor must advise Waddell & Reed, Inc. at the time the purchase is made that it is eligible for grouping and identify the accounts with which it may be grouped.

Example:  H and W open an account in the Fund and invest $75,000; at the same time, H's parents open up three UGMA accounts for H and W's three minor children and invest $10,000 in each child's name; the combined purchase of $105,000 of Class A shares is subject to a reduced sales load of 4.75% provided that Waddell & Reed, Inc. is advised that the purchases are entitled to grouping.

 Rights of Accumulation

    If Class A shares are held in any account and an additional purchase of Class A shares is made in that account or in any account eligible for grouping with that account, the additional purchase is combined with the
NAV of the existing account as of the date the new purchase is accepted by
Waddell & Reed, Inc. for the purpose of determining the availability of a reduced sales charge.

Example:  H is a current Class A shareholder who invested in the Fund three years ago. His account has a NAV of $80,000. His wife, W, now wishes to invest $20,000 in Class A shares of the Fund. W's purchase will be combined with H's existing account and will be entitled to a reduced sales charge of 4.75%. H's original
         purchase was subject to a full sales charge and the reduced charge does not apply retroactively to that purchase.

    In order to be entitled to Rights of Accumulation, the purchaser must inform Waddell & Reed, Inc. that the purchaser is entitled to a reduced charge and provide Waddell & Reed, Inc. with the name and number of the existing account(s) with which the purchase may be combined.

 Letter of Intent

    The benefit of a reduced sales charge for larger purchases of Class A shares is also available under a Letter of Intent ("LOI"). By signing an
LOI form, which is available from Waddell & Reed, Inc., the purchaser indicates an intention to invest in Class A shares, over a 13-month period, a dollar amount which is sufficient to qualify for a reduced sales charge.
The 13-month period begins on the date the first purchase made under the
LOI is accepted by Waddell & Reed, Inc. Each purchase made from time to time under the LOI is treated as if the purchaser were buying at one time the total amount which he or she intends to invest. The sales charge applicable to all purchases of Class A shares made under the terms of the
LOI will be the sales charge in effect on the beginning date of the 13-
month period.

    In determining the amount which the purchaser must invest in order to qualify for a reduced sales charge under an LOI, the investor's Rights of
Accumulation (see above) will be taken into account; that is, Class A shares already held in the same account in which the purchase is being made or in any account eligible for grouping with that account, as described above, will be included.

Example:  H signs an LOI indicating his intent to invest in his own name a dollar amount sufficient to entitle him to purchase Class A shares at the sales charge applicable to a purchase of $100,000.
         H has an IRA account and the Class A shares held under the IRA in the Fund have a NAV as of the date the LOI is accepted by Waddell
         & Reed, Inc. of $15,000; H's wife, W, has an account in her own name invested in another fund in the Waddell & Reed Advisors
         Funds which charges the same sales load as the Fund, with a NAV as of the date of acceptance of the LOI of $10,000; H needs to invest $75,000 in Class A shares over the 13-month period in order to qualify for the reduced sales load applicable to a purchase of $100,000.

    A copy of the LOI signed by a purchaser will be returned to the purchaser after it is accepted by Waddell & Reed, Inc. and will set forth the dollar amount of Class A shares which must be purchased within the 13-
month period in order to qualify for the reduced sales charge.

    The minimum initial investment under an LOI is 5% of the dollar amount which must be invested under the LOI. An amount equal to 5% of the purchase required under the LOI will be held "in escrow."  If a purchaser does not, during the period covered by the LOI, invest the amount required to qualify for the reduced sales charge under the terms of the LOI, he or she will be responsible for payment of the sales charge applicable to the amount actually invested. The additional sales charge owed on purchases of Class A shares made under an LOI which is not completed will be collected by redeeming part of the shares purchased under the LOI and held "in escrow"
unless the purchaser makes payment of this amount to Waddell & Reed, Inc.
within 20 days of Waddell & Reed, Inc.'s request for payment.

    If the actual amount invested is higher than the amount an investor intends to invest, and is large enough to qualify for a sales charge lower than that available under the LOI, the lower sales charge will apply.

    An LOI does not bind the purchaser to buy, or Waddell & Reed, Inc. to sell, the shares covered by the LOI.

    With respect to LOIs for $2,000,000 or purchases otherwise qualifying for no sales charge under the terms of the LOI, the initial investment must be at least $200,000, and the value of any shares redeemed during the 13-
month period which were acquired under the LOI will be deducted in computing the aggregate purchases under the LOI.

    LOIs are not available for purchases made under a SEP plan where the employer has elected to have all purchases under the SEP grouped.

 Other Funds in the Waddell & Reed Advisors Funds and W&R Funds, Inc.

    Reduced sales charges for larger purchases of Class A shares apply to purchases of any of the Class A shares of any of the funds in the Waddell &
Reed Advisors Funds and the W&R Funds, Inc. subject to a sales charge. A purchase of Class A shares, or Class A shares held, in any of the funds in the Waddell & Reed Advisors Funds and/or W&R Funds, Inc. subject to a sales charge will be treated as an investment in the Fund in determining the applicable sales charge. For these purposes, Class A shares of Waddell &
Reed Advisors Cash Management, Inc. (formerly, United Cash Management,
Inc.) or W&R Funds, Inc. Money Market Fund that were acquired by exchange of another Waddell & Reed Advisors Fund or W&R Funds, Inc. Class A shares on which a sales charge was paid, plus the shares paid as dividends on those acquired shares, are also taken into account.

Net Asset Value Purchases of Class A Shares

    Class A shares of the Fund may be purchased at NAV by the Directors and officers of the Fund or of any affiliated entity of Waddell & Reed,
Inc., employees of Waddell & Reed, Inc. or of any of its affiliates, financial advisors of Waddell & Reed, Inc. and the spouse, children, parents, children's spouses and spouse's parents of each such Director, officer, employee and financial advisor. "Child" includes stepchild;
"parent" includes stepparent. Purchases of Class A shares in an IRA sponsored by Waddell & Reed, Inc. established for any of these eligible purchasers may also be at NAV. Purchases in any tax-qualified retirement plan under which the eligible purchaser is the sole participant may also be made at NAV. Trusts under which the grantor and the trustee or a co-trustee are each an eligible purchaser are also eligible for NAV purchases of Class
A shares. "Employees" includes retired employees. A retired employee is an individual separated from service from Waddell & Reed, Inc., or from an affiliated company with a vested interest in any Employee Benefit Plan sponsored by Waddell & Reed, Inc. or any of its affiliated companies.
"Financial advisors" includes retired financial advisors. A "retired financial advisor" is any financial advisor who was, at the time of separation from service from Waddell & Reed, Inc., a Senior Financial
Advisor. A custodian under UGMA or UTMA purchasing for the child or grandchild of any employee or financial advisor may purchase Class A shares at NAV whether or not the custodian himself is an eligible purchaser.

    Until March 31, 2001, Class A shares may also be purchased at NAV by persons who are clients of Legend Equities Corporation ("Legend") if the purchase is made with the proceeds of the redemption of shares of a mutual fund which is not within the Waddell & Reed Advisors Funds or W&R Funds,
Inc. and the purchase is made within 60 days of such redemption.

    Purchases of Class A shares in a 401(k) plan having 100 or more eligible employees and purchases of Class A shares in a 457 plan having 100 or more eligible employees, and the shares that are held in individual plan participant accounts on the Fund's records, may be made at NAV.

    Shares may also be issued at NAV in a merger, acquisition or exchange offer made pursuant to a plan of reorganization to which the Fund is a party.

Reasons for Differences in the Public Offering Price of Class A Shares

    As described herein and in the Prospectus, there are a number of instances in which the Fund's Class A shares are sold or issued on a basis other than at the maximum public offering price, that is, the NAV plus the highest sales charge. Some of these instances relate to lower or eliminated sales charges for larger purchases of Class A shares, whether made at one time or over a period of time as under an LOI or Rights of Accumulation.
See the table of sales charges in the Prospectus. The reasons for these quantity discounts are, in general, that (1) they are traditional and have long been permitted in the industry and are therefore necessary to meet competition as to sales of shares of other funds having such discounts, (2)
certain quantity discounts are required by rules of the National
Association of Securities Dealers, Inc. (as is elimination of sales charges on the reinvestment of dividends and distributions), and (3) they are designed to avoid an unduly large dollar amount of sales charge on substantial purchases in view of reduced selling expenses. Quantity discounts are made available to certain related persons for reasons of family unity and to provide a benefit to tax-exempt plans and organizations.

    In general, the reasons for the other instances in which there are reduced or eliminated sales charges for Class A shares are as follows.
Exchanges at NAV are permitted because a sales charge has already been paid on the shares exchanged. Sales of Class A shares without a sales charge are permitted to Directors, officers and certain others due to reduced or eliminated selling expenses and because such sales may aid in the development of a sound employee organization, encourage responsibility and interest in the Waddell & Reed Advisors Funds and an identification with its aims and policies. Limited reinvestments of redemptions of Class A shares at no sales charge are permitted to attempt to protect against mistaken or not fully informed redemption decisions. Class A shares may be issued at no sales charge in plans of reorganization due to reduced or eliminated sales expenses and since, in some cases, such issuance is exempted in the 1940 Act from the otherwise applicable restrictions as to what sales charge must be imposed. Reduced or eliminated sales charges may also be used for certain short-term promotional activities by Waddell &
Reed, Inc. In no case in which there is a reduced or eliminated sales charge are the interests of existing Class A shareholders adversely affected since, in each case, the Fund receives the NAV per share of all shares sold or issued.

Flexible Withdrawal Service for Class A, Class B and Class C Shareholders

    If you qualify, you may arrange to receive through the Flexible
Withdrawal Service (the "Service") regular monthly, quarterly, semiannual or annual payments by redeeming on an ongoing basis Class A, Class B or
Class C shares that you own of the Fund or of any of the funds in the
Waddell & Reed Advisors Funds or W&R Funds, Inc. It would be a disadvantage to an investor to make additional purchases of Class A shares while the service is in effect because it would result in duplication of sales charges. Class B and Class C shares and certain Class A shares to which the
CDSC otherwise applies that are redeemed under the service are not subject to a CDSC provided the amount withdrawn does not, annually, exceed 24% of the account value. Applicable forms to start the Service are available through Waddell & Reed Services Company.

    The maximum amount of the withdrawal for monthly, quarterly, semiannual and annual withdrawals is 2%, 6%, 12% and 24% respectively of the value of your account at the time the Service is established. The withdrawal proceeds are not subject to the deferred sales charge, but only within these percentage limitations. The minimum withdrawal is $50. The
Service, and this exclusion from the deferred sales charge, do not apply to a one-time withdrawal.

    To qualify for the Service, you must have invested at least $10,000 in
Class A, Class B or Class C shares which you still own of any of the funds in the Waddell & Reed Advisors Funds or W&R Funds, Inc.; or, you must own
Class A, Class B or Class C shares having a value of at least $10,000. The value for this purpose is the value at the current offering price.

    You can choose to have your shares redeemed to receive:

    1. a monthly, quarterly, semiannual or annual payment of $50 or more;

    2. a monthly payment, which will change each month, equal to one-
twelfth of a percentage of the value of the shares in the account (you select the percentage); or

    3. a monthly or quarterly payment, which will change each month or quarter, by redeeming a number of shares fixed by you (at least five shares).

    Shares are redeemed on the 20th day of the month in which the payment is to be made, or on the prior business day if the 20th is not a business day. Payments are made within five days of the redemption.

    Retirement plan accounts may be subject to a fee imposed by the plan custodian for use of the Service.

    The dividends and distributions on shares of a class you have made available for the Service are paid in additional shares of that class. All payments under the Service are made by redeeming shares, which may involve a gain or loss for tax purposes. To the extent that payments exceed dividends and distributions, the number of shares you own will decrease.
When all of the shares in an account are redeemed, you will not receive any further payments. Thus, the payments are not an annuity, an income or return on your investment.

    You may, at any time, change the manner in which you have chosen to have shares redeemed. You can change to any one of the other choices originally available to you. You may, at any time, redeem part or all of the shares in your account; if you redeem all of the shares, the Service is terminated. The Fund can also terminate the Service by notifying you in writing.

    After the end of each calendar year, information on shares redeemed will be sent to you to assist you in completing your Federal income tax return.

Exchanges for Shares of Other Funds in the Waddell & Reed Advisors Funds
and W&R Funds, Inc.

 Class A Share Exchanges

    Once a sales charge has been paid on Class A shares of a fund in the
Waddell & Reed Advisors Funds or the W&R Funds, Inc., these shares and any shares added to them from dividends or distributions paid in shares may be freely exchanged for Class A shares of another fund in the Waddell & Reed
Advisors Funds or the W&R Funds, Inc. The shares you exchange must be worth at least $100 or you must already own shares of the fund in the Waddell &
Reed Advisors Funds or the W&R Funds, Inc. into which you want to exchange.

    You may exchange Class A shares you own in another fund in the Waddell
& Reed Advisors Funds or the W&R Funds, Inc. for Class A shares of the Fund without charge if (1) a sales charge was paid on these shares, or (2) the shares were received in exchange for shares for which a sales charge was paid, or (3) the shares were acquired from reinvestment of dividends and distributions paid on such shares. There may have been one or more such exchanges so long as a sales charge was paid on the shares originally purchased. Also, shares acquired without a sales charge because the purchase was $2 million or more will be treated the same as shares on which a sales charge was paid.

    Shares of Waddell & Reed Advisors Municipal Bond Fund, Inc., Waddell &
Reed Advisors Government Securities Fund, Inc. and Waddell & Reed Advisors
Municipal High Income Fund, Inc. (formerly, United Municipal Bond Fund,
Inc., United Government Securities Fund, Inc. and United Municipal High
Income Fund, Inc., respectively), W&R Funds, Inc. Municipal Bond Fund and
Limited-Term Bond Fund (formerly, Waddell & Reed Funds, Inc.) are the exceptions and special rules apply. Class A shares of these funds may be exchanged for Class A shares of the Fund only if (1) you received those shares as a result of one or more exchanges of shares on which a maximum sales charge was originally paid (currently, 5.75%), or (2) the shares have been held from the date of the original purchase for at least six months.

    Subject to the above rules regarding sales charges, you may have a specific dollar amount of Class A shares of Waddell & Reed Advisors Cash
Management, Inc. automatically exchanged each month into Class A shares of the Fund or any other fund in the Waddell & Reed Advisors Funds, provided you already own Class A shares of the fund. The shares of Waddell & Reed
Advisors Cash Management, Inc. which you designate for automatic exchange must be worth at least $100 or you must own Class A shares of the fund in the Waddell & Reed Advisors Funds into which you want to exchange. The minimum value of shares which you may designate for automatic exchange is
$100, which may be allocated among the Class A shares of different funds in the Waddell & Reed Advisors Funds so long as each fund receives a value of
$25. Minimum initial investment and minimum balance requirements apply to such automatic exchange service.

    You may redeem your Class A shares of the Fund and use the proceeds to purchase Class Y shares of the Fund if you meet the criteria for purchasing
Class Y shares.

 Class B Share Exchanges

    You may exchange Class B shares of the Fund for Class B shares of other funds in the Waddell & Reed Advisors Funds and/or W&R Funds, Inc.
without charge.

    The redemption of the Fund's Class B shares as part of an exchange is not subject to the deferred sales charge. For purposes of computing the deferred sales charge, if any, applicable to the redemption of the shares acquired in the exchange, those acquired shares are treated as having been purchased when the original redeemed shares were purchased.

    You may have a specific dollar amount of Class B shares of Waddell &
Reed Advisors Cash Management, Inc. automatically redeemed each month and invested in Class B shares of the Fund. The shares of Waddell & Reed
Advisors Cash Management, Inc. which you designate must be worth at least
$100, which may be allocated among different Funds so long as each Fund receives a value of at least $25. Minimum initial investment and minimum balance requirements apply to such service.

 Class C Share Exchanges

    You may exchange Class C shares of the Fund for Class C shares of other funds in the Waddell & Reed Advisors Funds and/or W&R Funds, Inc.
without charge.

    The redemption of the Fund's Class C shares as part of an exchange is not subject to the deferred sales charge. For purposes of computing the deferred sales charge, if any, applicable to the redemption of the shares acquired in the exchange, those acquired shares are treated as having been purchased when the original redeemed shares were purchased.

    You may have a specific dollar amount of Class C shares of Waddell &
Reed Advisors Cash Management, Inc. automatically redeemed each month and invested in Class C shares of the Fund. The shares of Waddell & Reed
Advisors Cash Management, Inc. which you designate must be worth at least
$100, which may be allocated among different Funds so long as each Fund receives a value of at least $25. Minimum initial investment and minimum balance requirements apply to such service.

 Class Y Share Exchanges

   Class Y shares of the Fund may be exchanged for Class Y shares of any other fund in the Waddell & Reed Advisors Funds or the W&R Funds, Inc. or
for Class A shares of Waddell & Reed Advisors Cash Management, Inc.

 General Exchange Information

    When you exchange shares, the total shares you receive will have the same aggregate NAV as the total shares you exchange. The relative values are those next figured after your exchange request is received in good order.

    These exchange rights and other exchange rights concerning the other funds in the Waddell & Reed Advisors Funds and/or W&R Funds, Inc., can in
most instances be eliminated or modified at any time and any such exchange may not be accepted.

Retirement Plans

    Your account may be set up as a funding vehicle for a retirement plan.
For individual taxpayers meeting certain requirements, Waddell & Reed, Inc.
offers model or prototype documents for the following retirement plans. All of these plans involve investment in shares of the Fund (or shares of certain other funds in the Waddell & Reed Advisors Funds or W&R Funds,
Inc.).

    Individual Retirement Accounts (IRAs). Investors having eligible earned income may set up a plan that is commonly called an IRA. Under a traditional IRA, an investor can contribute each year up to 100% of his or her earned income, up to an annual maximum of $2,000 (provided the investor has not reached age 70 1/2). For a married couple, the annual maximum is
$4,000 ($2,000 for each spouse) or, if less, the couple's combined earned income for the taxable year, even if one spouse had no earned income.
Generally, the contributions are deductible unless the investor (or, if married, either spouse) is an active participant in an employer-sponsored retirement plan or if, notwithstanding that the investor or one or both spouses so participate, their adjusted gross income does not exceed certain levels. A married investor who is not an active participant, files jointly with his or her spouse and whose combined adjusted gross income does not exceed $150,000 is not affected by his or her spouse's active participant status.

    An investor may also use a traditional IRA to receive a rollover contribution that is either (a) a direct rollover distribution from an employer's plan or (b) a rollover of an eligible distribution paid to the investor from an employer's plan or another IRA. To the extent a rollover contribution is made to a traditional IRA, the distribution will not be subject to Federal income tax until distributed from the IRA. A direct rollover generally applies to any distribution from an employer's plan
(including a custodial account under Section 403(b)(7) of the Code, but not an IRA) other than certain periodic payments, required minimum distributions and other specified distributions. In a direct rollover, the eligible rollover distribution is paid directly to the IRA, not to the investor. If, instead, an investor receives payment of an eligible rollover distribution, all or a portion of that distribution generally may be rolled over to an IRA within 60 days after receipt of the distribution. Because mandatory Federal income tax withholding applies to any eligible rollover distribution which is not paid in a direct rollover, investors should consult their tax advisers or pension consultants as to the applicable tax rules. If you already have an IRA, you may have the assets in that IRA transferred directly to an IRA offered by Waddell & Reed, Inc.

    Roth IRAs. Investors having eligible earned income, and whose adjusted gross income (or combined adjusted gross income, if married) does not exceed certain levels, may establish and contribute up to $2,000 per tax year to a Roth IRA (or to any combination of Roth and traditional IRAs).
For a married couple, the annual maximum is $4,000 ($2,000 for each spouse)
or, if less, the couple's combined earned income for the taxable year, even if one spouse had no earned income.

    In addition, for an investor whose adjusted gross income does not exceed $100,000 (and who is not a married person filing a separate return), certain distributions from traditional IRAs may be rolled over to a Roth
IRA and any of the investor's traditional IRAs may be converted into a Roth
IRA; these rollover distributions and conversions are, however, subject to
Federal income tax.

    Contributions to a Roth IRA are not deductible; however, earnings accumulate tax-free in the Roth IRA, and withdrawals of earnings are not subject to Federal income tax if the account has been held for at least five years and the account holder has reached age 59 1/2 (or certain other conditions apply).

    Education IRAs. Although not technically for retirement savings,
Education IRAs provide a vehicle for saving for a child's higher education.
An Education IRA may be established for the benefit of any minor, and any person whose adjusted gross income does not exceed certain levels may contribute up to $500 to an Education IRA (or to each of multiple Education
IRAs), provided that no more than $500 may be contributed for any year to
Education IRAs for the same beneficiary. Contributions are not deductible and may not be made after the beneficiary reaches age 18; however, earnings accumulate tax-free, and withdrawals are not subject to tax if used to pay the qualified higher education expenses of the beneficiary (or certain members of his or her family).

    Simplified Employee Pension (SEP) plans. Employers can make contributions to SEP-IRAs established for employees. An employer may contribute up to 15% of compensation, subject to certain annual maximums, per year for each employee.

    Savings Incentive Match Plans for Employees (SIMPLE Plans). An
employer with 100 or fewer eligible employees who does not sponsor another active retirement plan may sponsor a SIMPLE plan to contribute to its employees' retirement accounts. A SIMPLE plan can be funded by either an
IRA or a 401(k) plan. In general, an employer can choose to match employee contributions dollar-for-dollar (up to 3% of an employee's compensation) or may contribute to all eligible employees 2% of their compensation, whether or not they defer salary to their retirement plans. SIMPLE plans involve fewer administrative requirements, generally, than traditional 401(k) or other qualified plans.

    Keogh Plans. Keogh plans, which are available to self-employed individuals, are defined contribution plans that may be either a money purchase plan or a profit-sharing plan. As a general rule, an investor under a defined contribution Keogh plan can contribute each year up to 25%
of his or her annual earned income, with an annual maximum of $30,000.

    457 Plans. If an investor is an employee of a state or local government or of certain types of charitable organizations, he or she may be able to enter into a deferred compensation arrangement in accordance with Section 457 of the Code.

    TSAs -- Custodial Accounts and Title I Plans. If an investor is an employee of a public school system, a church or of certain types of charitable organizations, he or she may be able to enter into a deferred compensation arrangement through a custodian account under Section
403(b)(7) of the Code. Some organizations have adopted Title I plans, which are funded by employer contributions in addition to employee deferrals.

    Pension and Profit-Sharing Plans, including 401(k) Plans. With a
401(k) plan, employees can make tax-deferred contributions into a plan to which the employer may also contribute, usually on a matching basis. An employee may defer each year up to 25% of compensation, subject to certain annual maximums, which may be increased each year based on cost-of-living adjustments.

    More detailed information about these arrangements and applicable forms are available from Waddell & Reed, Inc. These plans may involve complex tax questions as to premature distributions and other matters.
Investors should consult their tax adviser or pension consultant.

Redemptions

    The Prospectus gives information as to redemption procedures.
Redemption payments are made within seven days from receipt of request unless delayed because of emergency conditions determined by the SEC, when the NYSE is closed other than for weekends or holidays, or when trading on the NYSE is restricted. Payment is made in cash, although under extraordinary conditions redemptions may be made in portfolio securities.
Payment for redemption of shares of the Fund may be made in portfolio securities when the Fund's Board of Directors determines that conditions exist making cash payments undesirable. Redemptions made in securities will be made only in readily marketable securities. Securities used for payment of redemptions are valued at the value used in figuring NAV. There would be brokerage costs to the redeeming shareholder in selling such securities.
The Fund, however, has elected to be governed by Rule 18f-1 under the 1940
Act, pursuant to which it is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of its NAV during any 90-day period for any one shareholder.

Reinvestment Privilege

    The Fund offers a one-time reinvestment privilege that allows you to reinvest without charge all or part of any amount of Class A shares you redeem from the Fund by sending to the Fund the amount you wish to reinvest. The amount you return will be reinvested in Class A shares at the
NAV next calculated after the Fund receives the returned amount. Your written request to reinvest and the amount to be reinvested must be received within 45 days after your redemption request was received, and the
Fund must be offering Class A shares at the time your reinvestment request is received. You can do this only once as to Class A shares of the Fund.
You do not use up this privilege by redeeming Class A shares to invest the proceeds at NAV in a Keogh Plan or an IRA.

    There is also a reinvestment privilege for Class B and Class C shares and, where applicable, certain Class A shares under which you may reinvest all or part of any amount of the shares you redeemed and have the corresponding amount of the deferred sales charge, if any, which you paid restored to your account by adding the amount of that charge to the amount you are reinvesting in shares of the same class. If Fund shares of that class are then being offered, you can put all or part of your redemption payment back into such shares at the NAV next calculated after you have returned the amount. Your written request to do this must be received within 45 days after your redemption request was received. You can do this only once as to Class B, Class C and Class A shares of the Fund. For purposes of determining future deferred sales charges, the reinvestment will be treated as a new investment. You do not use up this privilege by redeeming shares to invest the proceeds at NAV in a Keogh plan or an IRA.

Mandatory Redemption of Certain Small Accounts

    The Fund has the right to compel the redemption of shares held under any account or any plan if the aggregate NAV of such shares (taken at cost or value as the Board of Directors may determine) is less than $500. The
Board has no intent to compel redemptions in the foreseeable future. If it should elect to compel redemptions, shareholders who are affected will receive prior written notice and will be permitted 60 days to bring their accounts up to the minimum before this redemption is processed.

                         DIRECTORS AND OFFICERS

    The day-to-day affairs of the Fund are handled by outside
organizations selected by the Board of Directors. The Board of Directors has responsibility for establishing broad corporate policies for the Fund and for overseeing overall performance of the selected experts. It has the benefit of advice and reports from independent counsel and independent auditors. The majority of the Directors are not affiliated with Waddell &
Reed, Inc.

    The principal occupation during the past five years of each Director and officer is stated below. Each of the persons listed through and including Mr. Vogel is a member of the Fund's Board of Directors. The other persons are officers of the Fund but are not members of the Board of
Directors. For purposes of this section, the term "Fund Complex" includes each of the registered investment companies in the Waddell & Reed Advisors
Funds, W&R Funds, Inc. and W&R Target Funds, Inc. Each of the Fund's
Directors is also a Director of each of the other funds in the Fund Complex and each of its officers is also an officer of one or more of the funds in the Fund Complex.

KEITH A. TUCKER*
    Chairman of the Board of Directors of the Fund and each of the other funds in the Fund Complex; Chairman of the Board of Directors, Chief
Executive Officer and Director of Waddell & Reed Financial, Inc.;
President, Chairman of the Board of Directors, Director and Chief Executive
Officer of Waddell & Reed Financial Services, Inc.; Chairman of the Board
of Directors and Director of WRIMCO, Waddell & Reed, Inc. and Waddell &
Reed Services Company; formerly, President of each of the funds in the Fund
Complex; formerly, Chairman of the Board of Directors of Waddell & Reed
Asset Management Company, a former affiliate of Waddell & Reed Financial,
Inc. Date of birth:  February 11, 1945.

JAMES M. CONCANNON
950 Docking Road
Topeka, Kansas  66615
    Dean and Professor of Law, Washburn University School of Law;
Director, AmVestors CBO II Inc. Date of birth:  October 2, 1947.

JOHN A. DILLINGHAM
4040 Northwest Claymont Drive
Kansas City, Missouri  64116
    President of JoDill Corp., an agricultural company; President and
Director of Dillingham Enterprises Inc.; formerly, Director and consultant,
McDougal Construction Company; formerly, Instructor at Central Missouri
State University; formerly, Member of the Board of Police Commissioners,
Kansas City, Missouri; formerly, Senior Vice President-Sales and Marketing of Garney Companies, Inc., a specialty utility contractor. Date of birth:
January 9, 1939.

DAVID P. GARDNER
263 West 3rd Avenue
San Mateo, California  94402
    Chairman and Chief Executive Officer of George S. and Delores Dor'e
Eccles Foundation; Director of First Security Corp., a bank holding company, and Director of Fluor Corp., a company with interests in coal;
formerly, President of Hewlett Foundation. Date of birth:  March 24, 1933.

LINDA K. GRAVES*
1 South West Cedar Crest Road
Topeka, Kansas  66606
    First Lady of Kansas; formerly, Partner, Levy and Craig, P.C., a law firm. Date of birth:  July 29, 1953.

JOSEPH HARROZ, JR.
125 South Creekdale Drive
Norman, Oklahoma  73072
    General Counsel of the Board of Regents at the University of Oklahoma;
Adjunct Professor of Law at the University of Oklahoma College of Law;
Managing Member, Harroz Investments, L.L.C.; formerly, Vice President for
Executive Affairs of the University of Oklahoma; formerly, Attorney with
Crowe & Dunlevy, a law firm. Date of birth:  January 17, 1967.

JOHN F. HAYES
20 West 2nd Avenue
P. O. Box 2977
Hutchinson, Kansas  67504-2977
    Director of Central Bank and Trust; Director of Central Financial
Corporation; Chairman of the Board of Directors, Gilliland & Hayes, P.A., a
law firm; formerly, President of Gilliland & Hayes, P.A.; formerly,
Director of Central Properties, Inc. Date of birth:  December 11, 1919.

ROBERT L. HECHLER*
    President and Principal Financial Officer of the Fund and each of the other funds in the Fund Complex; Executive Vice President, Chief Operating
Officer and Director of Waddell & Reed Financial, Inc.; Executive Vice
President, Chief Operating Officer, Director and Treasurer of Waddell &
Reed Financial Services, Inc.; Executive Vice President, Principal
Financial Officer, Director and Treasurer of WRIMCO; President, Chief
Executive Officer, Principal Financial Officer, Director and Treasurer of
Waddell & Reed, Inc.; Director and Treasurer of Waddell & Reed Services
Company; Chairman of the Board of Directors, Chief Executive Officer,
President and Director of Fiduciary Trust Company of New Hampshire, an
affiliate of Waddell & Reed, Inc.; Director of Legend Group Holdings, LLC,
Legend Advisory Corporation, Legend Equities Corporation, Advisory Services
Corporation, The Legend Group, Inc. and LEC Insurance Agency, Inc.;
formerly, Vice President of each of the funds in the Fund Complex;
formerly, Director and Treasurer of Waddell & Reed Asset Management
Company; formerly, President of Waddell & Reed Services Company. Date of
birth:  November 12, 1936.

HENRY J. HERRMANN*
    Vice President of the Fund and each of the other funds in the Fund
Complex; President, Chief Investment Officer, and Director of Waddell &
Reed Financial, Inc.; Executive Vice President, Chief Investment Officer
and Director of Waddell & Reed Financial Services, Inc.; Director of
Waddell & Reed, Inc.; President, Chief Executive Officer, Chief Investment
Officer and Director of WRIMCO; Chairman of the Board of Directors of
Austin, Calvert & Flavin, Inc., an affiliate of WRIMCO; formerly,
President, Chief Executive Officer, Chief Investment Officer and Director
of Waddell & Reed Asset Management Company. Date of birth:  December 8,
1942.

GLENDON E. JOHNSON
13635 Deering Bay Drive
Unit 284
Miami, Florida  33158
    Retired; formerly, Director and Chief Executive Officer of John Alden
Financial Corporation and its subsidiaries. Date of birth:  February 19,
1924.

WILLIAM T. MORGAN*
928 Glorietta Blvd.
Coronado, California  92118
    Retired; formerly, Chairman of the Board of Directors and President of
each of the funds in the Fund Complex then in existence. (Mr. Morgan retired as Chairman of the Board of Directors and President of the funds in the Fund Complex then in existence on April 30, 1993); formerly, President,
Director and Chief Executive Officer of WRIMCO and Waddell & Reed, Inc.;
formerly, Chairman of the Board of Directors of Waddell & Reed Services
Company. Date of birth:  April 27, 1928.

RONALD C. REIMER
2601 Verona Road
Mission Hills, Kansas  66208
    Retired. Co-founder and teacher at Servant Leadership School of Kansas
City; Director and Vice President of Network Rehabilitation Services; Board
Member, Member of Executive Committee and Finance Committee of Truman
Medical Center; formerly, Employment Counselor and Director of McCue-Parker
Center. Date of birth:  August 3, 1934.

FRANK J. ROSS, JR.*
700 West 47th Street
Kansas City, Missouri  64112
    Shareholder, Polsinelli, Shalton & Welte, a law firm; Director of
Columbian Bank and Trust. Date of birth:  April 9, 1953.

ELEANOR B. SCHWARTZ
1213 West 95th Court, Chartwell 4
Kansas City, Missouri  64114
    Professor of Business Administration, University of Missouri-Kansas
City; formerly, Chancellor, University of Missouri-Kansas City. Date of
birth:  January 1, 1937.

FREDERICK VOGEL III
1805 West Bradley Road
Milwaukee, Wisconsin  53217
    Retired. Date of birth:  August 7, 1935.

Daniel C. Schulte
    Vice President, Assistant Secretary and General Counsel of the Fund
and each of the other funds in the Fund Complex; Vice President, Secretary and General Counsel of Waddell & Reed Financial, Inc.; Senior Vice
President, Secretary and General Counsel of Waddell & Reed Financial
Services Company, Waddell & Reed, Inc., WRIMCO and Waddell & Reed Services
Company; Secretary and Director of Fiduciary Trust Company of New
Hampshire, an affiliate of Waddell & Reed, Inc.; formerly, Assistant
Secretary of Waddell & Reed Financial, Inc.; formerly, an attorney with
Klenda, Mitchell, Austerman & Zuercher, L.L.C. Date of birth:  December 8,
1965.

Kristen A. Richards
    Vice President, Secretary and Associate General Counsel of the Fund
and each of the other funds in the Fund Complex; Vice President and
Associate General Counsel of WRIMCO; formerly, Assistant Secretary of the
Fund and each of the other funds in the Fund Complex; formerly, Compliance
Officer of WRIMCO. Date of birth:  December 2, 1967.

Theodore W. Howard
    Vice President, Treasurer and Principal Accounting Officer of the Fund
and each of the other funds in the Fund Complex; Vice President of Waddell
& Reed Services Company. Date of birth:  July 18, 1942.

Grant P. Sarris
    Vice President of the Fund and two other funds in the Fund Complex, and Vice President of WRIMCO. Date of birth:  September 14, 1966.

Mark G. Seferovich
    Vice President of the Fund and two other funds in the Fund Complex and
Senior Vice President of WRIMCO; formerly, Vice President of, and a portfolio manager for, Waddell & Reed Asset Management Company. Date of
birth:  April 6, 1947.

    The address of each person is 6300 Lamar Avenue, P.O. Box 29217,
Shawnee Mission, Kansas 66201-9217 unless a different address is given.

    The Directors who may be deemed to be "interested persons" as defined in the 1940 Act of the Fund's underwriter, Waddell & Reed, Inc., or WRIMCO are indicated as such by an asterisk.

    The Board of Directors has created an honorary position of Director
Emeritus, whereby an incumbent Director who has attained the age of 70 may, or if elected on or after May 31, 1993 and has attained the age of 75 must, resign his or her position as Director and, unless he or she elects otherwise, will serve as Director Emeritus provided the Director has served as a Director of the Funds for at least five years which need not have been consecutive. A Director Emeritus receives fees in recognition of his or her past services whether or not services are rendered in his or her capacity as Director Emeritus, but he or she has no authority or responsibility with respect to the management of the Fund.

    The funds in the Waddell & Reed Advisors Funds, W&R Target Funds, Inc.
and W&R Funds, Inc. pay to each Director, effective October 1, 1999, an annual base fee of $50,000, plus $3,000 for each meeting of the Board of
Directors attended and effective January 1, 2000, an annual base fee of
$52,000 plus $3,250 for each meeting of the Board of Directors attended, plus reimbursement of expenses for attending such meeting and $500 for each committee meeting attended which is not in conjunction with a Board of
Directors meeting, other than Directors who are affiliates of Waddell &
Reed, Inc. (Prior to October 1, 1999, the funds in the Waddell & Reed
Advisors Funds, W&R Target Funds, Inc. and W&R Funds, Inc. paid to each
Director an annual base fee of $48,000 plus $2,500 for each meeting of the
Board of Directors attended). The fees to the Directors are divided among the funds in the Waddell & Reed Advisors Funds, W&R Target Funds, Inc. and
W&R Funds, Inc. based on their relative size. The Fund's Directors received the following fees for service as a director:

                           Compensation Table

                                         Total
                        Aggregate     Compensation
                       Compensation    From Fund
                           From         and Fund
Director                   Fund*        Complex**
--------                ------------   ------------
Robert L. Hechler            $ 0        $     0
Henry J. Herrmann              0              0
Keith A. Tucker                0              0
James M. Concannon             0         62,250
John A. Dillingham             0         62,250
David P. Gardner               0         62,250
Linda K. Graves                0         62,250
Joseph Harroz, Jr.             0         62,250
John F. Hayes                  0         62,250
Glendon E. Johnson             0         62,250
William T. Morgan              0         62,250
Ronald C. Reimer               0         62,250
Frank J. Ross, Jr.             0         62,250
Eleanor B. Schwartz            0         62,250
Frederick Vogel III            0         62,250

*For the current fiscal year, the Directors have agreed to not allocate any portion of their total compensation to the Fund.
**No pension or retirement benefits have been accrued as a part of Fund expenses.

    The officers are paid by WRIMCO or its affiliates.

Shareholdings

    As of September 30, 2000, all of the Fund's Directors and officers as a group owned less than 1% of the outstanding shares of the Fund. The following table sets forth information with respect to the Fund, as of
September 30, 2000, regarding the beneficial ownership of the classes thereof of the Fund's shares.

Name and Address                       Shares owned
of Record or                           Beneficially
Beneficial Owner           Class       or of Record          Percent
-------------------        -----       ------------          -------

Tru-Serve Corporation      Class Y      277,154                15.24%
Defined Benefit Plan
8600 W Bryn Mawr Ave
Chicago IL  60631-3579

Wilmington Trust           Class Y    1,126,211                61.94%
 Comp Custodian
PriceWaterhouse Coopers LLC
FBO Various Plans
P. O. Box 8971
Wilmington DE  19899-8971

Waddell & Reed             Class Y      191,581                10.54%
 Financial, Inc.
401(k) and Thrift Plan
6300 Lamar Avenue
Overland Park KS  66201

                        PAYMENTS TO SHAREHOLDERS

General

    There are three sources for the payments the Fund makes to you as a shareholder of a class of shares of the Fund, other than payments when you redeem your shares. The first source is net investment income, which is derived from the dividends, interest and earned discount on the securities the Fund holds, less expenses (which will vary by class). The second source is net realized capital gains, which are derived from the proceeds received from the Fund's sale of securities at a price higher than the Fund's tax basis (usually cost) in such securities, less losses from sales of securities at a price lower than the Fund's basis therein these gains can be either long-term or short-term, depending on how long the Fund has owned the securities before it sells them. The third source is net realized gains from foreign currency transactions. The payments made to shareholders from net investment income, net short-term capital gains, and net realized gains from certain foreign currency transactions are called dividends.

    The Fund pays distributions from net realized capital gains (the excess of net long-term capital gains over net short-term capital losses).
It may or may not have such gains, depending on whether securities are sold and at what price. If the Fund has net realized capital gains, it will pay distributions once each year, in the latter part of the fourth calendar quarter, except to the extent it has net capital losses carried over from a prior year or years to offset the gains.

Choices You Have on Your Dividends and Distributions

    On your application form, you can give instructions that (1) you want cash for your dividends and/or distributions, or (2) you want your dividends and/or distributions paid in shares of the Fund of the same class as that with respect to which they were paid. However, a total dividend and/or distribution amount less than five dollars will be automatically paid in shares of the Fund of the same class as that with respect to which they were paid. You can change your instructions at any time. If you give no instructions, your dividends and distributions will be paid in shares of the Fund of the same class as that with respect to which they were paid.
All payments in shares are at NAV without any sales charge. The NAV used for this purpose is that computed as of the record date for the dividend or distribution, although this could be changed by the Board of Directors.

    Even if you receive dividends and distributions on Fund shares in cash, you can thereafter reinvest them (or distributions only) in shares of the Fund at NAV (i.e., no sales charge) next calculated after receipt by
Waddell & Reed, Inc. of the amount clearly identified as a reinvestment.
The reinvestment must be within 45 days after the payment.

                                  TAXES

General

    The Fund intends to qualify since inception for treatment as a regulated investment company ("RIC") under the Code, so that it is relieved of Federal income tax on that part of its investment company taxable income
(consisting generally of taxable net investment income, net short-term capital gains and net gains from certain foreign currency transactions)
that it distributes to its shareholders. To qualify for treatment as a RIC, the Fund must distribute to its shareholders for each taxable year at least
90% of its investment company taxable income ("Distribution Requirement")
and must meet several additional requirements. These requirements include the following:  (1) the Fund must derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of securities or foreign currencies or other income (including gains from options, futures contracts or forward contracts) derived with respect to its business of investing in securities or those currencies ("Income
Requirement"); (2) at the close of each quarter of the Fund's taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities that are limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Fund's total assets and that does not represent more than 10% of the issuer's outstanding voting securities ("50% Diversification Test"); and (3) at the close of each quarter of the Fund's taxable year, not more than 25% of the value of its total assets may be invested in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer.

    If the Fund failed to qualify for treatment as a RIC for any taxable year, (a) it would be taxed as an ordinary corporation on the full amount of its taxable income for that year (even if it distributed that income to its shareholders) and (b) the shareholders would treat all distributions out of its earnings and profits, including distributions of net capital gains, as dividends (that is, ordinary income). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying for RIC treatment.

    Dividends and distributions declared by the Fund in December of any year and payable to its shareholders of record on a date in that month are deemed to have been paid by the Fund and received by the shareholders on
December 31 of that year if they are paid by the Fund during the following
January. Accordingly, those dividends and distributions will be taxed to the shareholders for the year in which that December 31 falls.

    If Fund shares are sold at a loss after being held for six months or less, the loss will be treated as a long-term, instead of short-term, capital loss to the extent of any distributions received on those shares.
Investors also should be aware that if shares are purchased shortly before the record date for a dividend or distribution, the investor will receive some portion of the purchase price back as a taxable dividend or distribution.

    The Fund will be subject to a nondeductible 4% excise tax ("Excise
Tax") to the extent it fails to distribute, by the end of any calendar year, substantially all of its ordinary income for that year and capital gain net income for the one-year period ending on October 31 of that year, plus certain other amounts. For these purposes, the Fund may defer into the next calendar year net capital losses incurred between November 1 and the end of the current calendar year. It is the policy of the Fund to pay sufficient dividends and distributions each year to avoid imposition of the
Excise Tax.

Income from Foreign Securities

    Dividends and interest received, and gains realized, by the Fund may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions ("foreign taxes") that would reduce the yield and/or total returns on its securities. Tax conventions between certain countries and the United States may reduce or eliminate foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

    The Fund may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests:  (1) at least 75% of its gross income is passive; or (2) an average of at least 50%
of its assets produce, or are held for the production of, passive income.
Under certain circumstances, a Fund will be subject to Federal income tax on a portion of any "excess distribution" received on the stock of a PFIC or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the Fund's investment company taxable income and, accordingly, will not be taxable to it to the extent that income it distributes to its shareholders.

    If the Fund invests in a PFIC and elects to treat the PFIC as a
"qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the Fund will be required to include in income each year its pro rata share of the QEF's annual ordinary earnings and net capital gains _ which probably would have to be distributed by the Fund to satisfy the Distribution Requirement and avoid imposition of the Excise Tax
_ even if those earnings and gains were not distributed to the Fund by the
QEF. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

    The Fund may elect to "mark-to-market" its stock in any PFIC.
"Marking-to-market," in this context, means including in ordinary income each taxable year the excess, if any, of the fair market value of a PFIC's stock over the Fund's adjusted basis therein as of the end of that year.
Pursuant to the election, the Fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in PFIC stock over the fair market value thereof as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock included by the Fund for prior taxable years under the election (and under regulations proposed in 1992 that provided a similar election with respect to the stock of certain PFICs). The Fund's adjusted basis in each PFIC's stock with respect to which it makes this election will be adjusted to reflect the amounts of income included and deductions taken under the election.

Foreign Currency Gains and Losses

    Gains or losses (1) from the disposition of foreign currencies including forward currency contracts, (2) on the disposition of each debt security denominated in a foreign currency that are attributable to fluctuations in the value of the foreign currency between the date of acquisition of the security and the date of disposition, and (3) that are attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest, dividends or other receivables, or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects the receivables or pays the liabilities, generally are treated as ordinary income or loss. These gains or losses, referred to under the Code as "section 988" gains or losses, may increase or decrease the amount of the Fund's investment company taxable income to be distributed to its shareholders as ordinary income rather than affecting the amount of its net capital gain.

Income from Options, Futures and Forward Currency Contracts and Foreign
Currencies

    The use of hedging and option income strategies, such as writing
(selling) and purchasing options and futures contracts and entering into forward currency contracts, involves complex rules that will determine for income tax purposes the amount, character and timing of recognition of the gains and losses the Fund realizes in connection therewith. Gains from the disposition of foreign currencies (except certain gains that may be excluded by future regulations), and gains from options, futures and forward currency contracts derived by the Fund with respect to its business of investing in securities or foreign currencies, will qualify as permissible income under the Income Requirement.

    Any income the Fund earns from writing options is treated as short-
term capital gains. If the Fund enters into a closing purchase transaction, it will have a short-term capital gain or loss based on the difference between the premium it received for the option it wrote and the premium it pays for the option it buys. If an option written by the Fund lapses without being exercised, the premium it received also will be a short-term capital gain. If such an option is exercised and thus the Fund sells the securities subject to the option, the premium the Fund receives will be added to the exercise price to determine the gain or loss on the sale.

    Certain options, futures contracts and forward currency contracts in which the Fund may invest may be "section 1256 contracts."  Section 1256 contracts held by the Fund at the end of its taxable year, other than contracts subject to a "mixed straddle" election made by the Fund, are
"marked-to-market" (that is, treated as sold at that time for their fair market value) for Federal income tax purposes, with the result that unrealized gains or losses are treated as though they were realized. Sixty percent of any net gains or losses recognized on these deemed sales, and
60% of any net realized gains or losses from any actual sales of section
1256 contracts, are treated as long-term capital gains or losses, and the balance is treated as short-term capital gains or losses. Section 1256 contracts also may be marked-to-market for purposes of the Excise Tax and for other purposes. The Fund may need to distribute any mark-to-market gains to its shareholders to satisfy the Distribution Requirement and/or avoid imposition of the Excise Tax, even though it may not have closed the transactions and received cash to pay the distributions.

    Code section 1092 (dealing with straddles) may also affect the taxation of options and futures contracts in which the Fund may invest.
That section defines a "straddle" as offsetting positions with respect to personal property; for these purposes, options, futures contracts and forward currency contracts are personal property. Section 1092 generally provides that any loss from the disposition of a position in a straddle may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle. In addition, these rules may postpone the recognition of loss that would otherwise be recognized under the mark-to-market rules discussed above. The regulations under section
1092 also provide certain "wash sale" rules which apply to transactions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules applicable to straddles. If the Fund makes certain elections, the amount, character and timing of the recognition of gains and losses from the affected straddle positions will be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences of straddle transactions to the Fund are not entirely clear.

    If the Fund has an "appreciated financial position" _ generally, an interest (including an interest through an option, futures or forward currency contract or short sale) with respect to any stock, debt instrument
(other than "straight debt") or partnership interest the fair market value of which exceeds its adjusted basis _ and enters into a "constructive sale"
of the position, the Fund will be treated as having made an actual sale thereof, with the result that gain will be recognized at that time. A constructive sale generally consists of a short sale, an offsetting notional principal contract or futures or forward currency contract entered into by the Fund or a related person with respect to the same or substantially identical property. In addition, if the appreciated financial position is itself a short sale or such a contract, acquisition of the underlying property or substantially identical property will be deemed a constructive sale. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the Fund holds the appreciated financial position unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the Fund's risk of loss regarding that position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as having an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

Zero Coupon and Payment-in-Kind Securities

    The Fund may acquire zero coupon or other securities issued with OID.
As the holder of those securities, the Fund must include in its income the
OID that accrues on the securities during the taxable year, even if the
Fund receives no corresponding payment on the securities during the year.
Similarly, the Fund must include in its gross income securities it receives as "interest" on payment-in-kind securities. Because the Fund annually must distribute substantially all of its investment company taxable income, including any accrued OID and other non-cash income, in order to satisfy the Distribution Requirement and avoid imposition of the Excise Tax, it may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from the Fund's cash assets or from the proceeds of sales of portfolio securities, if necessary. The Fund may realize capital gains or losses from those sales, which would increase or decrease its investment company taxable income and/or net capital gains.

                     PORTFOLIO TRANSACTIONS AND BROKERAGE

    One of the duties undertaken by WRIMCO pursuant to the Management
Agreement is to arrange the purchase and sale of securities for the portfolio of the Fund. Transactions in securities other than those for which an exchange is the primary market are generally effected with dealers acting as principals or market makers. Brokerage commissions are paid primarily for effecting transactions in securities traded on an exchange and otherwise only if it appears likely that a better price or execution can be obtained. The individuals who manage the Fund may manage other advisory accounts with similar investment objectives. It can be anticipated that the managers will frequently place concurrent orders for all or most accounts for which the managers have responsibility or WRIMCO may otherwise combine orders for the Fund with those of other funds in the Waddell & Reed
Advisors Funds, W&R Target Funds, Inc. and W&R Funds, Inc. or other accounts for which it has investment discretion, including accounts of persons affiliated with WRIMCO. WRIMCO, at its discretion, may aggregate such orders. Under current written procedures, transactions effected pursuant to such combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each fund or advisory account, except where the combined order is not filled completely. In this case, for a transaction not involving an initial public offering ("IPO"), WRIMCO will ordinarily allocate the transaction pro rata based on the orders placed, subject to certain variances provided for in the written procedures. For a partially filled IPO order, subject to certain variances specified in the written procedures, WRIMCO generally allocates the shares as follows: the IPO shares are initially allocated pro rata among the included funds and/or advisory accounts grouped according to investment objective, based on relative total assets of each group; and the shares are then allocated within each group pro rata based on relative total assets of the included funds and/or advisory accounts, except that
(a) within a group having a small cap-related investment objective, shares are allocated on a rotational basis after taking into account the impact of the anticipated initial gain on the value of the included fund or advisory account and (b) within a group having a mid-cap-related investment objective, shares are allocated based on the portfolio manager's judgment, including but not limited to such factors as the fund's or advisory account's investments strategies and policies, cash availability, any minimum investment policy, liquidity, anticipated term of the investment and current securities positions.

    In all cases, WRIMCO seeks to implement its allocation procedures to achieve a fair and equitable allocation of securities among its funds and other advisory accounts. Sharing in large transactions could affect the price the Fund pays or receives or the amount it buys and sells. As well, a better negotiated commission may be available through combined orders.

    To effect the portfolio transactions of the Fund, WRIMCO is authorized to engage broker-dealers ("brokers") which, in its best judgment based on all relevant factors, will implement the policy of the Fund to seek "best execution" (prompt and reliable execution at the best price obtainable) for reasonable and competitive commissions. WRIMCO need not seek competitive commission bidding but is expected to minimize the commissions paid to the extent consistent with the interests and policies of the Fund. Subject to review by the Board of Directors, such policies include the selection of brokers which provide execution and/or research services and other services including pricing or quotation services directly or through others
("research and brokerage services") considered by WRIMCO to be useful or desirable for its investment management of the Fund and/or the other funds and accounts over which WRIMCO has investment discretion.

    Research and brokerage services are, in general, defined by reference to Section 28(e) of the Securities Exchange Act of 1934 as including (1)
advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities and purchasers or sellers, (2) furnishing analyses and reports, or (3) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). "Investment discretion" is, in general, defined as having authorization to determine what securities shall be purchased or sold for an account, or making those decisions even though someone else has responsibility.

    The commissions paid to brokers that provide such research and/or brokerage services may be higher than the commission another qualified broker would charge for effecting comparable transactions if a good faith determination is made by WRIMCO that the commission is reasonable in relation to the research or brokerage services provided. Subject to the foregoing considerations WRIMCO may also consider sales of Fund shares as a factor in the selection of broker-dealers to execute portfolio transactions. No allocation of brokerage or principal business is made to provide any other benefits to WRIMCO.

    The investment research provided by a particular broker may be useful only to one or more of the other advisory accounts of WRIMCO, and investment research received for the commissions of those other accounts may be useful both to the Fund and one or more of such other accounts. To the extent that electronic or other products provided by such brokers to assist WRIMCO in making investment management decisions are used for administration of other non-research purposes, a reasonable allocation of the cost of the product attributable to its non-research use is made by
WRIMCO.

    Such investment research (which may be supplied by a third party at the request of a broker) includes information on particular companies and industries as well as market, economic or institutional activity areas. It serves to broaden the scope and supplement the research activities of
WRIMCO; serves to make available additional views for consideration and comparisons; and enables WRIMCO to obtain market information on the price of securities held in the Fund's portfolio or being considered for purchase.

    The Fund may also use its brokerage to pay for pricing or quotation services to value securities.

    During the Fund's fiscal year ended June 30, 2000, it paid brokerage commissions of $151,385. This figure does not include principal transactions or spreads or concessions on principal transactions, i.e., those in which the Fund sells securities to a broker-dealer firm or buys from a broker-dealer firm securities owned by it. During the Fund's fiscal year ended June 30, 2000, the transactions, other than principal transactions, which were directed to broker-dealers who provided research services as well as execution totaled $30,898,756 on which $72,226 in brokerage commissions were paid. These transactions were allocated to these broker-dealers by the internal allocation procedures described above.

    As of June 30, 2000, the Fund owned securities of Merrill Lynch & Co.
in the amount of $3,390,057. Merrill Lynch & Co. is a regular broker of the
Fund.

    The Fund, WRIMCO and Waddell & Reed, Inc. have adopted a Code of
Ethics under Rule 17j-1 of the 1940 Act that permits their respective directors, officers and employees to invest in securities, including securities that may be purchased or held by the Fund. The Code of Ethics subjects covered personnel to certain restrictions that include prohibited activities, pre-clearance requirements and reporting obligations.

                            OTHER INFORMATION

The Shares of the Fund

    The Fund offers four classes of shares:  Class A, Class B, Class C and
Class Y. Each class represents an interest in the same assets of the Fund and differ as follows:  each class of shares has exclusive voting rights on matters appropriately limited to that class; Class A shares are subject to an initial sales charge and to an ongoing distribution and/or service fee and certain Class A shares are subject to a contingent deferred sales charge; Class B and Class C are subject to a CDSC and to ongoing distribution and service fees; Class B shares that have been held by a shareholder for eight years will convert, automatically, eight years after the month in which the shares were purchased, to Class A shares of the
Fund, and such conversion will be made, without charge or fee, on the basis of the relative NAVs of the two classes; and Class Y shares, which are designated for institutional investors, have no sales charge nor ongoing distribution and/or service fee. Each class may bear differing amounts of certain class-specific expenses; and each class has a separate exchange privilege. The Fund does not anticipate that there will be any conflicts between the interests of holders of the different classes of shares of the
Fund by virtue of those classes. On an ongoing basis, the Board of
Directors will consider whether any such conflict exists and, if so, take appropriate action. Each share of the Fund is entitled to equal voting, dividend, liquidation and redemption rights, except that due to the differing expenses borne by the four classes, dividends and liquidation proceeds of Class B shares and Class C shares are expected to be lower than for Class A shares, which in turn are expected to be lower than for Class Y shares of the Fund. Each fractional share of a class has the same rights, in proportion, as a full share of that class. Shares are fully paid and nonassessable when purchased.

    The Fund does not hold annual meetings of shareholders; however, certain significant corporate matters, such as the approval of a new investment advisory agreement or a change in a fundamental investment policy, which require shareholder approval will be presented to shareholders at a meeting called by the Board of Directors for such purpose.

    Special meetings of shareholders may be called for any purpose upon receipt by the Fund of a request in writing signed by shareholders holding not less than 25% of all shares entitled to vote at such meeting, provided certain conditions stated in the Bylaws are met. There will normally be no meeting of the shareholders for the purpose of electing directors until such time as less than a majority of directors holding office have been elected by shareholders, at which time the directors then in office will call a shareholders' meeting for the election of directors. To the extent that Section 16(c) of the 1940 Act applies to the Fund, the directors are required to call a meeting of shareholders for the purpose of voting upon the question of removal of any director when requested in writing to do so by the shareholders of record of not less than 10% of the Fund's outstanding shares.

    Each share (regardless of class) has one vote. All shares of the Fund vote together as a single class, except as to any matter for which a separate vote of any class is required by the 1940 Act, and except as to any matter which affects the interests of one or more particular classes, in which case only the shareholders of the affected classes are entitled to vote, each as a separate class.

Initial Investment and Organizational Expenses

    On September 3, 1999, Waddell & Reed, Inc. purchased for investment
10,000 Class A shares of the Fund at a NAV of $10.00 per share.

THE INVESTMENTS OF
WADDELL & REED ADVISORS SMALL CAP FUND, INC.
JUNE 30, 2000

                                             Shares        Value
COMMON STOCKS
Automotive Dealers and Service Stations - 0.46%
O'Reilly Automotive, Inc.* ..............   115,800  $ 1,595,869

Business Services - 24.72%
Acxiom Corporation* .....................   308,300    8,613,131
Catalina Marketing Corporation* .........     5,600      571,200
Cerner Corporation* .....................   332,500    9,050,234
CheckFree Holdings Corporation* .........   175,000    9,039,844
Dendrite International, Inc.* ...........   312,000   10,403,250
Digital Insight Corporation* ............   106,400    3,674,125
FactSet Research Systems, Inc. ..........   138,500    3,912,625
Fiserv, Inc.* ...........................    99,400    4,299,050
Getty Images, Inc.* .....................   233,600    8,665,100
GO.com* .................................   335,800    4,008,612
MemberWorks Incorporated* ...............   104,500    3,504,016
NEON Systems, Inc.* .....................    35,000      662,812
OTG Software, Inc.* .....................    17,300      495,753
Primark Corporation* ....................   213,800    7,964,050
Sanchez Computer Associates, Inc.* ......    90,000    2,109,375
Transaction Systems Architects, Inc.,
  Class A*...............................   419,100    7,163,991
USINTERNETWORKING, Inc.* ................    33,525      684,120
  Total..................................             84,821,288

Chemicals and Allied Products - 2.39%
Pharmacyclics, Inc.* ....................   134,400    8,185,800

Communication - 8.48%
Emmis Communications Corporation, Class A*  195,500    8,094,922
Illuminet Holdings, Inc.* ...............    68,200    3,444,100
Intermedia Communications Inc.* .........   202,000    5,996,875
RCN Corporation* ........................   123,700    3,135,022
US Unwired Inc., Class A* ...............    72,000      949,500
Western Wireless Corporation,
  Class A*...............................   137,200    7,473,112
  Total..................................             29,093,531

Eating and Drinking Places - 0.86%
Papa John's International, Inc.* ........   120,000    2,943,750

Educational Services - 1.07%
ITT Educational Services, Inc.* .........   209,000    3,670,563

Electronic and Other Electric Equipment - 10.03%
Advanced Fibre Communications, Inc.* ....   185,300    8,390,616
Glenayre Technologies, Inc.* ............   504,800    5,316,175
Rambus Inc.* ............................    66,400    6,839,200
Sawtek Inc.* ............................    80,500    4,631,266
Tekelec* ................................   191,700    9,243,534
  Total..................................             34,420,791

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS SMALL CAP FUND, INC.
JUNE 30, 2000

                                             Shares        Value

COMMON STOCKS (Continued)
Engineering and Management Services - 2.55%
Gene Logic Inc.* ........................   135,300
                                                    $  4,832,747
MAXIMUS, Inc.* ..........................   177,300    3,922,762
  Total..................................              8,755,509

Food and Kindred Products - 1.70%
American Italian Pasta Company, Class A*    282,100    5,835,944

Instruments and Related Products - 5.08%
Cytyc Corporation* ......................    65,300    3,483,347
PINNACLE SYSTEMS, INC.* .................   111,800    2,532,969
VISX, Incorporated* .....................   408,000   11,398,500
  Total..................................             17,414,816

Leather and Leather Products - 0.54%
Kenneth Cole Productions, Inc.,
  Class A*...............................    46,600    1,864,000

Oil and Gas Extraction - 1.80%
Global Industries, Ltd.* ................   326,900    6,160,022

Stone, Clay and Glass Products - 0.21%
Cabot Microelectronics Corporation* .....    15,600      716,625

Transportation by Air - 1.28%
Midwest Express Holdings, Inc.* .........   204,400    4,394,600

Transportation Equipment - 1.89%
Gentex Corporation* .....................   258,500    6,478,656

Wholesale Trade - Durable Goods -- 2.31%
MSC Industrial Direct Co., Inc., Class A*   379,100    7,937,406

Wholesale Trade -- Nondurable Goods -- 1.57%
Allscripts, Inc.* .......................   235,000    5,397,656

TOTAL COMMON STOCKS -- 66.94%                         $229,686,826
(Cost: $208,103,634)

                                          Principal
                                          Amount in
                                          Thousands

SHORT-TERM SECURITIES
Auto Repair, Services and Parking -- 2.91%
PHH Corp.,
  6.75%, 7-17-00.........................   $10,000    9,970,000

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS SMALL CAP FUND, INC.
JUNE 30, 2000

                                          Principal
                                          Amount in
                                          Thousands        Value

SHORT-TERM SECURITIES (Continued)
Chemicals and Allied Products -- 3.48%
Pharmacia Corporation,
  6.56%, 7-25-00.........................   $12,000
                                                    $ 11,947,520

Communication -- 4.65%
Dominion Resources Inc.,
  6.84%, 7-11-00.........................    12,000   11,977,200
U S WEST Communications Inc.,
  6.8%, 7-11-00..........................     4,000    3,992,445
  Total..................................             15,969,645

Depository Institutions -- 6.69%
Banc One Financial Corp. (Bank One Corporation),
  6.58%, 7-7-00..........................    11,000   10,987,937
Wells Fargo & Company,
  6.52%, 7-12-00.........................    12,000   11,976,093
  Total..................................             22,964,030

Electric, Gas and Sanitary Services -- 5.52%
Bay State Gas Co.,
  6.51%, 7-12-00.........................     7,000    6,986,076
Commonwealth Edison Co.,
  6.8%, 7-20-00..........................    12,000   11,956,933
  Total..................................             18,943,009

Food and Kindred Products -- 4.93%
Conagra Inc.,
  6.7%, 7-13-00..........................    13,000   12,970,967
General Mills, Inc.,
  6.5288%, Master Note...................     3,933    3,933,000
  Total..................................             16,903,967

Food Stores -- 2.91%
Albertson's Inc.,
  6.55%, 7-7-00..........................    10,000    9,989,083

Nondepository Institutions -- 0.62%
Paccar Financial Corp.,
  6.57%, Master Note.....................     2,116    2,116,000

Security and Commodity Brokers -- 0.99%
Merrill Lynch & Co.,
  6.58%, 7-17-00.........................     3,400    3,390,057

TOTAL SHORT-TERM SECURITIES -- 32.70%                 $112,193,311
(Cost: $112,193,311)

             See Notes to Schedule of Investments on page .

THE INVESTMENTS OF
WADDELL & REED ADVISORS SMALL CAP FUND, INC.
JUNE 30, 2000

                                                           Value

TOTAL INVESTMENT SECURITIES -- 99.64%                 $341,880,137
(Cost: $320,296,945)

CASH AND OTHER ASSETS, NET OF LIABILITIES -- 0.36%       1,251,726

NET ASSETS -- 100.00%                                 $343,131,863

Notes to Schedule of Investments

*No dividends were paid during the preceding 12 months.

See Note 1 to financial statements for security valuation and other significant accounting policies concerning investments.
See Note 4 to financial statements for cost and unrealized appreciation and depreciation of investments owned for Federal income tax purposes.

WADDELL & REED ADVISORS SMALL CAP FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES
JUNE 30, 2000
(In Thousands)

Assets
Investment securities _ at value (Notes 1 and 4) .      $341,880
Cash ..........................................                1
Receivables:
  Fund shares sold................................         2,288
  Dividends and interest..........................            14
Prepaid registration fees ........................            22
                                                        --------
   Total assets ..................................       344,205
                                                        --------
Liabilities
Payable for investment securities purchased ......           672
Payable to Fund shareholders ............ ........           213
Accrued transfer agency and dividend
  disbursing (Note 3).............................            96
Accrued service fee (Note 3) .....................            47
Accrued distribution fee (Note 3) ................            21
Accrued management fee (Note 3) ..................             8
Accrued accounting services fee (Note 3) .........             4
Accrued shareholder servicing _ Class Y (Note 3) .             2
Other  .........................................              10
                                                        --------
   Total liabilities .............................         1,073
                                                        --------
     Total net assets.............................      $343,132
                                                        ========
Net Assets
$0.001 par value capital stock
  Capital stock...................................      $     23
  Additional paid-in capital......................       299,335
Accumulated undistributed income:
  Accumulated undistributed net investment income          1,307
  Accumulated undistributed net realized gain on
   investment transactions .......................        20,884
  Net unrealized appreciation in value
   of investments ................................        21,583
                                                        --------
   Net assets applicable to outstanding
     units of capital.............................      $343,132
                                                        ========
Capital shares outstanding:
Class A ..........................................        19,541
Class B ..........................................         2,221
Class C ..........................................           679
Class Y ..........................................           955
Capital shares authorized..........................     1,000,000
Net asset value per share (net assets divided
by shares outstanding):
Class A ..........................................        $14.68
Class B ..........................................        $14.58
Class C ..........................................        $14.60
Class Y ..........................................        $14.71

                   See notes to financial statements.

WADDELL & REED ADVISORS SMALL CAP FUND, INC.
STATEMENT OF OPERATIONS
For the Period from OCTOBER 4, 1999* through JUNE 30, 2000
(In Thousands)

Investment Income
Income (Note 1B):
  Interest and amortization........................       $3,645
  Dividends........................................           32
                                                         -------
   Total income ...................................        3,677
                                                         -------
Expenses (Note 3):
  Investment management fee........................        1,098
  Transfer agency and dividend disbursing:
   Class A ........................................          375
   Class B ........................................           75
   Class C ........................................           17
  Service fees:
   Class A ........................................          225
   Class B ........................................           27
   Class C ........................................            9
  Distribution fee:
   Class A ........................................           50
   Class B ........................................           81
   Class C ........................................           26
  Registration fees................................          145
  Accounting services fee..........................           28
  Shareholder servicing _ Class Y..................           10
  Other............................................           61
                                                         -------
   Total ..........................................        2,227
   Less expenses in excess of voluntary waiver of
     management fee (Note 3).......................          (10)
                                                         -------
     Total expenses................................        2,217
                                                         -------
      Net investment income .......................        1,460
                                                         -------
Realized and Unrealized Gain on
Investments (Notes 1 and 4)
Realized net gain on investments ..................       20,905
Unrealized appreciation in value of investments
  during the period................................       21,583
                                                         -------
  Net gain on investments..........................       42,488
                                                         -------
   Net increase in net assets resulting from
     operations....................................      $43,948
                                                         =======
* Commencement of operations

                   See notes to financial statements.

WADDELL & REED ADVISORS SMALL CAP FUND, INC.
STATEMENT OF CHANGES IN NET ASSETS
For the Period from OCTOBER 4, 1999* through JUNE 30, 2000
(In Thousands)

Increase in Net Assets
Operations:
  Net investment income................    $  1,460
  Realized net gain on investments.....      20,905
  Unrealized appreciation..............      21,583
                                           --------
   Net increase in net assets
     resulting from operations.........      43,948
                                           --------
Distributions to shareholders from (Note 1E):**
  Net investment income:
   Class A ............................        (157)
   Class B ............................          (8)
   Class C ............................          (3)
   Class Y ............................         (14)
  Realized gains on securities transactions:
   Class A ............................         (18)
   Class B ............................          (1)
   Class C ............................          (1)
   Class Y ............................          (1)
                                           --------
                                               (203)
                                           --------
Capital share transactions (Note 6) ...     299,287
                                           --------
     Total increase....................     343,032
Net Assets
Beginning of period ...................         100
                                           --------
End of period, including undistributed
  net investment income of $1,307......    $343,132
                                           ========
*Commencement of operations.
**See "Financial Highlights" on pages  _ .

                   See notes to financial statements.

WADDELL & REED ADVISORS SMALL CAP FUND, INC.
FINANCIAL HIGHLIGHTS
Class A Shares
For a Share of Capital Stock Outstanding
Throughout The Period:

                   For the
               period from
                  10/4/99*
                   through
                   6/30/00
                  --------
Net asset value,
beginning of
period ............ $10.00
                    ------
Income from investment
operations:
Net investment
  income...........   0.09
Net realized and
  unrealized gain
  on investments...   4.62
                    ------
Total from investment
operations  .......   4.71
                    ------
Less distributions:
From net investment
  income...........  (0.03)
From capital gains   (0.00)**
                    ------
Total distributions(0.03)
                    ------
Net asset value,
end of period ..... $14.68
                    ======
Total return***.....  47.19%
Net assets, end of
period (in
millions) .........   $287
Ratio of expenses
to average net
assets ............   1.61%****
Ratio of net investment
income to average
net assets ........   1.22%****
Portfolio turnover
rate ..............  36.81%
  *Commencement of operations
 **A capital gain distribution of $0.0033 was paid to shareholders during this period.
***Total return calculated without taking into account the sales load deducted on an initial purchase.
****Annualized.
                   See notes to financial statements.

WADDELL & REED ADVISORS SMALL CAP FUND, INC.

FINANCIAL HIGHLIGHTS
Class B Shares
For a Share of Capital Stock Outstanding
Throughout The Period:

                           For the
                            period
                              from

                          10/4/99*
                           through
                           6/30/00

                           -------
Net asset value,
beginning of period         $10.00
                            -----
Income from investment
operations:
Net investment income         0.02
Net realized and
  unrealized gain
  on investments...           4.58
                            -----
Total from investment
operations ........           4.60
                            -----
Less distributions:
From net investment
  income...........          (0.02)
From capital gains   (0.00)**
                            -----
Total distributions.  (0.02)
                            -----
Net asset value,
end of period .....         $14.58
                            =====
Total return........          46.07%
Net assets, end of
period (in
millions) .........            $32
Ratio of expenses to
average net assets    2.72%***
Ratio of net investment
income to average
net assets ........           0.08%***
Portfolio turnover
rate ..............          36.81%

    *Commencement of operations.
   **A capital gain distribution of $0.0033 was paid to shareholders during this period.
  ***Annualized.

                   See notes to financial statements.

WADDELL & REED ADVISORS SMALL CAP FUND, INC.
FINANCIAL HIGHLIGHTS
Class C Shares
For a Share of Capital Stock Outstanding
Throughout The Period:

                           For the
                            period
                              from

                          10/4/99*
                           through
                           6/30/00

                           -------
Net asset value,
beginning of period         $10.00
                            -----
Income from investment
operations:
Net investment income         0.03
Net realized and
  unrealized gain
  on investments...           4.59
                            -----
Total from investment
operations ........           4.62
                            -----
Less distributions:
From net investment
  income...........          (0.02)
From capital gains   (0.00)**
                            -----
Total distributions.  (0.02)
                            -----
Net asset value,
end of period .....         $14.60
                            =====
Total return........          46.27%
Net assets, end of
period (in
millions) .........            $10
Ratio of expenses to
average net assets    2.51%***
Ratio of net investment
income to average
net assets ........           0.29%***
Portfolio turnover
rate ..............          36.81%

    *Commencement of operations.
   **A capital gain distribution of $0.0033 was paid to shareholders during this period.
  ***Annualized.

                   See notes to financial statements.

WADDELL & REED ADVISORS SMALL CAP FUND, INC.
FINANCIAL HIGHLIGHTS
Class Y Shares
For a Share of Capital Stock Outstanding
Throughout The Period:

                           For the
                            period
                              from

                          10/4/99*
                           through
                           6/30/00

                           -------
Net asset value,
beginning of period         $10.00
                            -----
Income from investment
operations:
Net investment income         0.14
Net realized and
  unrealized gain
  on investments...           4.62
                            -----
Total from investment
operations ........           4.76
                            -----
Less distributions:
From net investment
  income...........          (0.05)
From capital gains   (0.00)**
                            -----
Total distributions.  (0.05)
                            -----
Net asset value,
end of period .....         $14.71
                            =====
Total return........          47.75%
Net assets, end of
period (in
millions) .........            $14
Ratio of expenses to
average net assets    1.15%***
Ratio of net investment
income to average
net assets ........           1.68%***
Portfolio turnover
rate ..............          36.81%

    *Commencement of operations.
   **A capital gain distribution of $0.0033 was paid to shareholders during this period.
  ***Annualized.

                   See notes to financial statements.

WADDELL & REED ADVISORS SMALL CAP FUND, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2000

NOTE 1 ---- Significant Accounting Policies

    Waddell & Reed Advisors Small Cap Fund, Inc. (the "Fund"), formerly
United Small Cap Fund, Inc., is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company. Its investment objective is to seek growth of capital. The following is a summary of significant accounting policies consistently followed by the
Fund in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United
States of America.

A.   Security valuation _ Each stock and convertible bond is valued at the latest sale price thereof on the last business day of the fiscal period as reported by the principal securities exchange on which the issue is traded or, if no sale is reported for a stock, the average of the latest bid and asked prices. Bonds, other than convertible bonds, are valued using a pricing system provided by a pricing service or dealer in bonds. Convertible bonds are valued using this pricing system only on days when there is no sale reported. Stocks which are traded over-the-counter are priced using the Nasdaq Stock Market, which provides information on bid and asked prices quoted by major dealers in such stocks. Short-term debt securities are valued at amortized cost, which approximates market.

B.   Security transactions and related investment income _ Security transactions are accounted for on the trade date (date the order to buy or sell is executed). Securities gains and losses are calculated on the identified cost basis. Original issue discount (as defined in the Internal Revenue Code), premiums on the purchase of bonds and post-1984 market discount are amortized for both financial and tax reporting purposes.  Dividend income is recorded on the ex-dividend date. Interest income is recorded on the accrual basis. See Note 4 _
    Investment Securities Transactions.

C.   Foreign currency translations _ All assets and liabilities denominated in foreign currencies are translated into U.S. dollars daily.
    Purchases and sales of investment securities and accruals of income and expenses are translated at the rate of exchange prevailing on the date of the transaction. For assets and liabilities other than investments in securities, net realized and unrealized gains and losses from foreign currency translations arise from changes in currency exchange rates. The Fund combines fluctuations from currency exchange rates and fluctuations in market value when computing net realized and unrealized gain or loss from investments.

D.   Federal income taxes _ It is the Fund's policy to distribute all of its taxable income and capital gains to its shareholders and otherwise qualify as a regulated investment company under Subchapter M of the
    Internal Revenue Code. In addition, the Fund intends to pay distributions as required to avoid imposition of excise tax.
    Accordingly, provision has not been made for Federal income taxes. See
    Note 5 _ Federal Income Tax Matters.

E.   Dividends and distributions _ Dividends and distributions to shareholders are recorded by the Fund on the business day following record date. Net investment income dividends and capital gains distributions are determined in accordance with income tax regulations which may differ from accounting principles generally accepted in the
    United States of America. These differences are due to differing treatments for items such as deferral of wash sales and post-October losses, foreign currency transactions, net operating losses and expiring capital loss carryovers. At June 30, 2000, $29,443 was reclassified between additional paid-in capital and accumulated undistributed net investment income. Net investment income, net realized gains and net assets were not affected by this change.

    The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

NOTE 2 ---- Organization

    The Fund, a Maryland corporation, was organized on June 3, 1999, and was inactive (except for matters relating to its organization and registration as an investment company under the Investment Company Act of
1940 and the registration of its shares under the Securities Act of 1933)
until October 4, 1999 (the date of the initial public offering).

    On September 6, 1999, Waddell & Reed, Inc. ("W&R") purchased for investment 10,000 Class A shares of the Fund at their net asset value of
$10.00 per share.

    Prepaid registration expenses in the amount of $51,035 were paid by the Fund and are being amortized over the twelve months following the initial public offering.

NOTE 3 ---- Investment Management and Payments to Affiliated Persons

    The Fund pays a fee to Waddell & Reed Investment Management Company
("WRIMCO"), the Fund's investment manager and a wholly owned subsidiary of
W&R, for investment management services. The fee is computed daily based on the net asset value at the close of business. The fee is payable by the
Fund at the annual rates of:  0.85% of net assets up to $1 billion, 0.83%
of net assets over $1 billion and up to $2 billion, 0.80% of net assets over $2 billion and up to $3 billion, and 0.76% of net assets over $3 billion. However, WRIMCO has agreed to waive its management fee on any day that the Fund's net assets are less than $25 million, subject to its right to change or modify this waiver. The Fund accrues and pays this fee daily.

    The Fund has an Accounting Services Agreement with Waddell & Reed
Services Company ("WARSCO"), a wholly owned subsidiary of W&R. Under the agreement, WARSCO acts as the agent in providing accounting services and assistance to the Fund and pricing daily the value of shares of the Fund.
For these services, the Fund pays WARSCO a monthly fee of one-twelfth of the annual fee shown in the following table.

                         Accounting Services Fee
                 Average
              Net Asset Level          Annual Fee
         (all dollars in millions) Rate for Each Level
         ------------------------- -------------------
          From $    0 to $   10          $      0
          From $   10 to $   25          $ 10,000
          From $   25 to $   50          $ 20,000
          From $   50 to $  100          $ 30,000
          From $  100 to $  200          $ 40,000
          From $  200 to $  350          $ 50,000
          From $  350 to $  550          $ 60,000
          From $  550 to $  750          $ 70,000
          From $  750 to $1,000          $ 85,000
               $1,000 and Over           $100,000

    For Class A, Class B and Class C shares, the Fund pays WARSCO a monthly per account charge for transfer agency and dividend disbursement services of $1.3125 for each shareholder account which was in existence at any time during the prior month, plus $0.30 for each account on which a dividend or distribution of cash or shares had a record date in that month.

With respect to Class Y shares, the Fund pays WARSCO a monthly fee at an annual rate of 0.15% of the average daily net assets of the class for the preceding month. The Fund also reimburses W&R and WARSCO for certain out-
of-pocket costs.

    As principal underwriter for the Fund's shares, W&R received gross sales commissions for Class A shares (which are not an expense of the Fund)
of $3,704,977. During the period ended June 30, 2000, W&R received $8,538 and $4,007 in deferred sales charges for Class B and Class C shares, respectively. With respect to Class A, Class B and Class C shares, W&R paid sales commissions of $3,149,191 and all expenses in connection with the sale of Fund shares, except for registration fees and related expenses.

    Under a Distribution and Service Plan for Class A shares adopted by the Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, the Fund may pay monthly a distribution and/or service fee to W&R in an amount not to exceed 0.25% of the Fund's average annual net assets. The fee is to be paid to reimburse W&R for amounts it expends in connection with the distribution of the Class A shares and/or provision of personal services to Fund shareholders and/or maintenance of shareholder accounts.

    Under the Distribution and Service Plan adopted by the Fund for Class
B and Class C shares, respectively, the Fund may pay W&R, on an annual basis, a service fee of up to 0.25% of the average daily net assets of the class to compensate W&R for providing services to shareholders of that class and/or maintaining shareholder accounts for that class and a distribution fee of up to 0.75% of the average daily net assets of the class to compensate W&R for distributing the shares of that class. The
Class B Plan and the Class C Plan each permit W&R to receive compensation, through the distribution and service fee, respectively, for its distribution activities for that class, which are similar to the distribution activities described with respect to the Class A Plan, and for its activities in providing personal services to shareholders of that class and/or maintaining shareholder accounts of that class, which are similar to the corresponding activities for which it is entitled to compensation under the Class A Plan.

    The Fund paid no Directors' fees during the period ended June 30,
2000.

    W&R is a subsidiary of Waddell & Reed Financial, Inc., a holding company, and a direct subsidiary of Waddell & Reed Financial Services,
Inc., a holding company.

NOTE 4 ---- Investment Securities Transactions

    Purchases of investment securities, other than U.S. Government obligations and short-term securities, aggregated $226,764,000 while proceeds from maturities and sales aggregated $39,566,134. Purchases of short-term securities aggregated $2,520,791,527 while proceeds from maturities and sales aggregated $2,411,487,625.

    For Federal income tax purposes, cost of investments owned at June 30,
2000 was $320,296,945, resulting in net unrealized appreciation of
$21,583,192, of which $36,946,428 related to appreciated securities and
$15,363,236 related to depreciated securities.

NOTE 5 ---- Federal Income Tax Matters

    For Federal income tax purposes, the Fund realized capital gain net income of $20,905,773 during its fiscal year ended June 30, 2000, of which a portion was paid to shareholders during the period ended June 30, 2000.
Remaining capital gain net income will be distributed to the Fund's shareholders.

NOTE 6 ---- Multiclass Operations

    The Fund is authorized to offer four classes of shares, Class A, Class
B, Class C and Class Y, each of which have equal rights as to assets and voting privileges. Class Y shares are not subject to a sales charge on purchases, are not subject to a Rule 12b-1 Distribution and Service Plan and are subject to a separate transfer agency and dividend disbursement services fee structure. A comprehensive discussion of the terms under which shares of each class are offered is contained in the Prospectus and the
Statement of Additional Information for the Fund.

    Income, non-class specific expenses, and realized and unrealized gains and losses are allocated daily to each class of shares based on the value of their relative net assets as of the beginning of each day adjusted for the prior day's capital share activity.

    Transactions in capital stock are summarized below. Amounts are in thousands.

                           For the
                       period from
                   October 4, 1999
                           through
                          June 30,
                              2000
                      ------------

Shares issued from sale

of shares:
Class A .............       20,753
Class B .............        2,289
Class C .............          730
Class Y .............        1,209
Shares issued from
reinvestment of dividends
and/or capital gains
distribution:
Class A .............           15
Class B .............            1
Class C .............          ---*
Class Y .............            1
Shares redeemed:
Class A .............       (1,237)
Class B .............          (69)
Class C .............          (51)
Class Y .............         (255)
                            ------
Increase in
outstanding capital
shares                      23,386
                            ======

Value issued from sale
of shares:
Class A .............     $267,576
Class B .............       29,971
Class C .............        9,558
Class Y .............       14,603
Value issued from
reinvestment of dividends
and/or capital gains
distribution:
Class A .............          174
Class B .............            9
Class C .............            4
Class Y .............           15
Value redeemed:
Class A .............      (17,533)
Class B .............         (926)
Class C .............         (701)
Class Y .............       (3,463)
                          --------
Increase in
outstanding capital       $299,287
                          ========

      *Not shown due to rounding.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders,
Waddell & Reed Advisors Small Cap Fund, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Waddell & Reed Advisors Small Cap
Fund, Inc. (formerly United Small Cap Fund, Inc.) (the "Fund"), as of June
30, 2000, and the related statements of operations and changes in net assets for the period October 4, 1999 (inception) through June 30, 2000, and the financial highlights for the period October 4, 1999 through June
30, 2000. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2000, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Waddell & Reed
Advisors Small Cap Fund, Inc. as of June 30, 2000, the results of its operations and the changes in its net assets for the period then ended, and the financial highlights for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Deloitte & Touche LLP
-----------------------
Deloitte & Touche LLP
Kansas City, Missouri
August 4, 2000

                         REGISTRATION STATEMENT

                                 PART C

                            OTHER INFORMATION

23.       Exhibits: Waddell & Reed Advisors Small Cap Fund, Inc.

         (a)  Articles of Incorporation filed by EDGAR on July 8, 1999 as
              EX-99.B(a)-charter to the initial Registration Statement on
              Form N-1A*

              Articles of Amendment filed by EDGAR on June 30, 2000 as EX-
              99.B(a)scartsup to Post-Effective Amendment No. 1 to the
              Registration Statement on Form N-1A*

         (b)  Bylaws filed by EDGAR on July 8, 1999 as EX-99.B(b)-scbylaw to the initial Registration Statement on Form N-1A*

              Amendment to Bylaws attached hereto as EX-99.B(b)scbylaw

         (c)  Not applicable

         (d)  Investment Management Agreement filed by EDGAR on October 1,
              1999 as EX-99.B(d)scima to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A*

         (e)  Underwriting Agreement filed by EDGAR on October 1, 1999 as
              EX-99.B(e)scua to Pre-Effective Amendment No. 2 to the
              Registration Statement on Form N-1A*

         (f)  Not applicable

         (g)  Custodian Agreement filed by EDGAR on October 1, 1999 as EX-
              99.B(g)scca to Pre-Effective Amendment No. 2 to the
              Registration Statement on Form N-1A*

              Custodian Agreement, as amended, filed by EDGAR on June 30,
              2000 as EX-99.B(g)scca to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A*

         (h)  Shareholder Servicing Agreement filed by EDGAR on October 1,
              1999 as EX-99.B(h)scssa to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A*

              Compensation Table (Exhibit B) to the Shareholder Servicing
              Agreement, as amended, attached hereto as EX-
              99.B(h)scssacomp

              Fidelity Bond Coverage (Exhibit C) to the Shareholder
              Servicing Agreement, as amended, attached hereto as EX-
              99.B(h)scssafidbd

              Accounting Services Agreement filed by EDGAR on October 1,
              1999 as EX-99.B(h)scasa to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A*

              Amendment to Accounting Services Agreement attached hereto as EX-99.B(h)scasaamend

         (i)  Not applicable

         (j)  Not applicable

         (k)  Not applicable

         (l)  Agreement with initial shareholder, Waddell & Reed, Inc.,

              filed by EDGAR on October 1, 1999 as EX-99.B(l)scinitcap to
              Pre-Effective Amendment No. 2 to the Registration Statement
              on Form N-1A*

         (m)  Distribution and Service Plan for Class A shares filed by
              EDGAR on July 8, 1999 as EX-99.B(m)-scdspa to the initial
              Registration Statement on Form N-1A*

              Distribution and Service Plan for Class B shares filed by
              EDGAR on July 8, 1999 as EX-99.B(m)-scdspb to the initial
              Registration Statement on Form N-1A*

              Distribution and Service Plan for Class C shares filed by
              EDGAR on July 8, 1999 as EX-99.B(m)-scdspc to the initial
              Registration Statement on Form N-1A*

         (n)  Not applicable

         (o)  Multiple Class Plan filed by EDGAR on July 8, 1999 as EX-
              99.B(o)-scmcp to the initial Registration Statement on Form
              N-1A*

              Multiple Class Plan, as amended, filed by EDGAR on June 30,
              2000 as EX-99.B(o)scmcp to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A*

         (p)  Code of Ethics filed by EDGAR on June 30, 2000 as EX-
              99.B(p)sccode to Post-Effective Amendment No. 1 to the
              Registration Statement on Form N-1A*

              Code of Ethics, as revised, attached hereto as EX-
              99.B(p)sccode

24.  Persons Controlled by or under common control with Registrant
    -------------------------------------------------------------

    None

25. Indemnification

    ---------------

    Reference is made to Article TENTH Section 10.2 of the Articles of
    Incorporation of Registrant filed by EDGAR on July 8, 1999 as EX-
    99.B(a)charter to the initial Registration Statement on Form N-1A*,
    Article VIII of the Bylaws, as amended, attached hereto as EX-
    99.B(b)scbylaw and to Article V of the Underwriting Agreement attached hereto as EX-99.B(e)scua, each of which provide indemnification. Also refer to section 2-418 of the Maryland Corporation Law regarding indemnification of directors, officers, employees and agents.

    Registrant undertakes to carry out all indemnification provisions of its Articles of Incorporation, Bylaws, and the above-described contracts in accordance with the Investment Company Act Release No.
    11330 (September 4, 1980) and successor releases.

    Insofar as indemnification for liability arising under the 1933 Act, as amended, may be provided to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the
    Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities
    (other than the payment of the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

26.  Business and Other Connections of Investment Manager
    ----------------------------------------------------

    Waddell & Reed Investment Management Company (_WRIMCO_) is the
    investment manager of the Registrant. Under the terms of an Investment
    Management Agreement between WRIMCO and the Registrant, WRIMCO is to provide investment management services to the Registrant. WRIMCO is a corporation which is not engaged in any business other than the provision of investment management services to those registered investment companies described in Part A and Part B of this
    Registration Statement and to other investment advisory clients.

    Each director and executive officer of WRIMCO has had as his sole business, profession, vocation or employment during the past two years only his duties as an executive officer and/or employee of WRIMCO or its predecessor, except as to persons who are directors and/or officers of the Registrant and have served in the capacities shown in the Statement of Additional Information of the Registrant. The address of the officers is 6300 Lamar Avenue, Shawnee Mission, Kansas 66202-
    4200.

    As to each director and officer of WRIMCO, reference is made to the
    Prospectus and SAI of this Registrant.

27.  Principal Underwriter
    ---------------------

    (a)  Waddell & Reed, Inc. is the principal underwriter of the
         Registrant. It is also the principal underwriter to the following investment companies:

         Waddell & Reed Advisors Funds, Inc.

         Waddell & Reed Advisors Continental Income Fund, Inc.
         Waddell & Reed Advisors Vanguard Fund, Inc.
         Waddell & Reed Advisors Retirement Shares, Inc.
         Waddell & Reed Advisors Municipal Bond Fund, Inc.
         Waddell & Reed Advisors High Income Fund, Inc.
         Waddell & Reed Advisors International Growth Fund, Inc.
         Waddell & Reed Advisors Cash Management, Inc.
         Waddell & Reed Advisors Government Securities Fund, Inc.
         Waddell & Reed Advisors New Concepts Fund, Inc.
         Waddell & Reed Advisors Municipal High Income Fund, Inc.
         Waddell & Reed Advisors Global Bond Fund, Inc.
         Waddell & Reed Advisors Asset Strategy Fund, Inc.
         Waddell & Reed Advisors Tax-Managed Equity Fund, Inc.
         W&R Funds, Inc.
         Advantage I
         Advantage II
         Advantage Plus
         Advantage Gold

    (b)  The information contained in the underwriter's application on
         Form BD as filed on October 13, 2000 SEC No. 8-27030, under the
         Securities Exchange Act of 1934, is herein incorporated by reference.

    (c)  No compensation was paid by the Registrant to any principal underwriter who is not an affiliated person of the Registrant or any affiliated person of such affiliated person.

28.  Location of Accounts and Records
    --------------------------------

    The accounts, books and other documents required to be maintained by
    Registrant pursuant to Section 31(a) of the Investment Company Act and rules promulgated thereunder are under the possession of Mr. Robert L.
    Hechler and Ms. Kristen A. Richards, as officers of the Registrant, each of whose business address is Post Office Box 29217, Shawnee
    Mission, Kansas  66201-9217.

29.  Management Services
    -------------------

    There is no service contract other than as discussed in Part A and B of this Registration Statement and as listed in response to Items
    23.(h) and 23.(m) hereof.

30.  Undertakings

    -----------

    Not applicable

---------------------------------
*Incorporated herein by reference

                            POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, That each of the undersigned, WADDELL
& REED ADVISORS ASSET STRATEGY FUND, INC., WADDELL & REED ADVISORS CASH
MANAGEMENT, INC., WADDELL & REED ADVISORS CONTINENTAL INCOME FUND, INC.,
WADDELL & REED ADVISORS FUNDS, INC., WADDELL & REED ADVISORS GOVERNMENT
SECURITIES FUND, INC., WADDELL & REED ADVISORS HIGH INCOME FUND, INC.,
WADDELL & REED ADVISORS GLOBAL BOND FUND, INC., WADDELL & REED ADVISORS
INTERNATIONAL GROWTH FUND, INC., WADDELL & REED ADVISORS MUNICIPAL BOND
FUND, INC., WADDELL & REED ADVISORS MUNICIPAL HIGH INCOME FUND, INC.,
WADDELL & REED ADVISORS MUNICIPAL MONEY MARKET FUND, INC., WADDELL & REED
ADVISORS NEW CONCEPTS FUND, INC., WADDELL & REED ADVISORS RETIREMENT
SHARES, INC., WADDELL & REED ADVISORS SMALL CAP FUND, INC., WADDELL & REED
ADVISORS TAX-MANAGED EQUITY FUND, INC., WADDELL & REED ADVISORS VALUE FUND,
INC., WADDELL & REED ADVISORS VANGUARD FUND, INC., W&R TARGET FUNDS, INC.
AND W&R FUNDS, INC. (each hereinafter called the "Corporation"), and certain directors and officers for the Corporation, do hereby constitute and appoint KEITH A. TUCKER, ROBERT L. HECHLER, DANIEL C. SCHULTE and
KRISTEN A. RICHARDS, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable each Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange
Commission thereunder, in connection with the registration under the
Securities Act of 1933 and/or the Investment Company Act of 1940, as
amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such directors and officers in his/her behalf as such director or officer as indicated below opposite his/her signature hereto, to any Registration Statement and to any amendment or supplement to the Registration Statement filed with the
Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such
Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date:  August 16, 2000                  /s/Robert L. Hechler
                                       --------------------------
                                       Robert L. Hechler, President

/s/Keith A. Tucker          Chairman of the Board       August 16, 2000
-------------------                                     -----------------
Keith A. Tucker

/s/Robert L. Hechler        President, Principal        August 16, 2000
--------------------        Financial Officer and       -----------------
Robert L. Hechler           Director

/s/Henry J. Herrmann        Vice President and          August 16, 2000
--------------------        Director                    -----------------
Henry J. Herrmann

/s/Theodore W. Howard       Vice President, Treasurer   August 16, 2000
--------------------        and Principal Accounting    -----------------
Theodore W. Howard          Officer

/s/James M. Concannon       Director                    August 16, 2000
--------------------                                    -----------------
James M. Concannon

/s/John A. Dillingham       Director                    August 16, 2000
--------------------                                    -----------------
John A. Dillingham

/s/David P. Gardner         Director                    August 16, 2000
-------------------                                     -----------------
David P. Gardner

/s/Linda K. Graves          Director                    August 16, 2000
--------------------                                    -----------------
Linda K. Graves

/s/Joseph Harroz, Jr.       Director                    August 16, 2000
--------------------                                    -----------------
Joseph Harroz, Jr.

/s/John F. Hayes            Director                    August 16, 2000
--------------------                                    -----------------
John F. Hayes

/s/Glendon E. Johnson       Director                    August 16, 2000
--------------------                                    -----------------
Glendon E. Johnson

/s/William T. Morgan        Director                    August 16, 2000
--------------------                                    -----------------
William T. Morgan

/s/Ronald C. Reimer         Director                    August 16, 2000
--------------------                                    -----------------
Ronald C. Reimer

/s/Frank J. Ross, Jr.       Director                    August 16, 2000
--------------------                                    -----------------
Frank J. Ross, Jr.

/s/Eleanor B. Schwartz      Director                    August 16, 2000
--------------------                                    -----------------
Eleanor B. Schwartz

/s/Frederick Vogel III      Director                    August 16, 2000
--------------------                                    -----------------
Frederick Vogel III

Attest:

/s/Kristen A. Richards
--------------------------------
Kristen A. Richards
Secretary

                               SIGNATURES

    Pursuant to the requirements of the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Post-Effective Amendment, and has duly caused this
Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, and State of
Kansas, on the 30th day of October, 2000.

              WADDELL & REED ADVISORS SMALL CAP FUND, INC.

                              (Registrant)

                        By /s/ Robert L. Hechler*
                        ------------------------
                      Robert L. Hechler, President

    Pursuant to the requirements of the Investment Company Act of 1940, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the date indicated.

    Signatures          Title
    ----------          -----

/s/Keith A. Tucker*      Chairman of the Board         October 30, 2000
----------------------                                 ----------------
Keith A. Tucker

/s/Robert L. Hechler*    President                     October 30, 2000
----------------------   Principal Financial Officer   ----------------
Robert L. Hechler        and Director

/s/Henry J. Herrmann*    Vice President and Director   October 30, 2000
----------------------                                 ----------------
Henry J. Herrmann

/s/Theodore W. Howard*   Vice President, Treasurer     October 30, 2000
----------------------   and Principal Accounting      ----------------
Theodore W. Howard       Officer

/s/James M. Concannon*   Director                      October 30, 2000
-------------------                                    ----------------
James M. Concannon

/s/John A. Dillingham*   Director                      October 30, 2000
-------------------                                    ----------------
John A. Dillingham

/s/David P. Gardner*     Director                      October 30, 2000

-------------------                                    ----------------
David P. Gardner

/s/Linda K. Graves*      Director                      October 30, 2000
-------------------                                    ----------------
Linda K. Graves

/s/Joseph Harroz, Jr.*   Director                      October 30, 2000
-------------------                                    ----------------
Joseph Harroz, Jr.

/s/John F. Hayes*        Director                      October 30, 2000
-------------------                                    ----------------
John F. Hayes

/s/Glendon E. Johnson*   Director                      October 30, 2000
-------------------                                    ----------------
Glendon E. Johnson

/s/William T. Morgan*    Director                      October 30, 2000
-------------------                                    ----------------
William T. Morgan

/s/Ronald C. Reimer*     Director                      October 30, 2000
-------------------                                    ----------------
Ronald C. Reimer

/s/Frank J. Ross, Jr.*   Director                      October 30, 2000
-------------------                                    ----------------
Frank J. Ross, Jr.

/s/Eleanor B. Schwartz*  Director                      October 30, 2000
-------------------                                    ----------------
Eleanor B. Schwartz

/s/Frederick Vogel III*  Director                      October 30, 2000
-------------------                                    ----------------
Frederick Vogel III

*By/s/Kristen A. Richards
------------------------
   Kristen A. Richards
   Attorney-in-Fact

ATTEST:/s/Daniel C. Schulte
---------------------------
   Daniel C. Schulte
   Assistant Secretary